INDYMAC ABS, INC.
                                    Depositor



                              INDYMAC BANK, F.S.B.
                           Seller and Master Servicer



                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                     Trustee



                      ------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 2005

                      -------------------------------------


                  HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST
                               Series INABS 2005-B


               HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES
                               Series INABS 2005-B

                                            TABLE OF CONTENTS

                                                                                                   Page

ARTICLE I DEFINITIONS                                                                                I-1

Section 1.01     Definitions.........................................................................I-1

Section 1.02     Rules of Construction..............................................................I-54

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES                             II-1

Section 2.01     Conveyance of Mortgage Loans.......................................................II-1

Section 2.02     Acceptance by the Trustee of the Mortgage Loans....................................II-4

Section 2.03     Representations, Warranties, and Covenants of the  Seller and the Master Servicer..II-6

Section 2.04     Representations and Warranties of the Depositor as to the Mortgage Loans...........II-8

Section 2.05     Delivery of Opinion of Counsel in Connection with Substitutions and Repurchases....II-8

Section 2.06     Execution and Delivery of Certificates.............................................II-9

Section 2.07     Conveyance of Subsequent Mortgage Loans............................................II-9

Section 2.08     REMIC Matters.....................................................................II-12

(A) Issuance of the REMIC I Regular Interests and the Class R-I Interest...........................II-12

(B) Conveyance of the REMIC I Regular Interests; REMIC I, REMIC II and REMIC III by the Trustee....II-12

(C) Issuance of Class R Certificates...............................................................II-13

Section 2.09     Covenants of the Master Servicer..................................................II-13

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS                                         III-1

Section 3.01     Master Servicer to Service Mortgage Loans.........................................III-1

Section 3.02     Subservicing; Enforcement of the Obligations of Subservicers......................III-1

Section 3.03     [Reserved]........................................................................III-2

Section 3.04     No Contractual Relationship Between Subservicers and the Trustee..................III-2

Section 3.05     Trustee to Act as Master Servicer.................................................III-2

Section 3.06     Collection of Mortgage Loan Payments; Servicing Accounts; Collection Account;
                 Certificate Account; Distribution Account; Excess Reserve Fund Account............III-3

Section 3.07     Collection of Taxes, Assessments, and Similar Items Escrow Accounts...............III-7

Section 3.08     Access to Certain Documentation and Information Regarding the Mortgage Loans......III-8

Section 3.09     Permitted Withdrawals from the Certificate Account, the Distribution Account, the Interest CoverageAccount and the Excess Reserve Fund Account..................III-8

Section 3.10     Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.......III-10

Section 3.11     Enforcement of Due-On-Sale Clauses; Assumption Agreements........................III-12

Section 3.12     Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans..III-13

Section 3.13     Trustee to Cooperate; Release of Mortgage Files..................................III-15

Section 3.14     Documents, Records, and Funds in Possession of the Master Servicer to be Held
                 for the Trustee..................................................................III-16

Section 3.15     Servicing Compensation...........................................................III-16

Section 3.16     Access to Certain Documentation..................................................III-17

Section 3.17     Annual Statement as to Compliance................................................III-17

Section 3.18     Annual Independent Public Accountants' Servicing Statement; Financial Statements.III-17

Section 3.19     Errors and Omissions Insurance; Fidelity Bonds...................................III-18

Section 3.20     Notification of Adjustments......................................................III-18

Section 3.21     Prepayment Charges...............................................................III-18

Section 3.22     Pre-Funding Accounts.............................................................III-19

Section 3.23     Interest Coverage Accounts.......................................................III-20

ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER                                        IV-1

Section 4.01     Advances...........................................................................IV-1

Section 4.02     Priorities of Distribution.........................................................IV-2

Section 4.03     Monthly Statements to Certificateholders...........................................IV-9

Section 4.04     Cap Contracts.....................................................................IV-12

Section 4.05     [Reserved]........................................................................IV-13

Section 4.06     [Reserved]........................................................................IV-13

Section 4.07     Certain Matters Relating to the Determination of LIBOR............................IV-13

ARTICLE V THE CERTIFICATES                                                                           V-1

Section 5.01     The Certificates....................................................................V-1

Section 5.02     Certificate Register; Registration of Transfer and Exchange of Certificates.........V-1

Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates...................................V-7

Section 5.04     Persons Deemed Owners...............................................................V-7

Section 5.05     Access to List of Certificateholders' Names and Addresses...........................V-7

Section 5.06     Maintenance of Office or Agency.....................................................V-8

ARTICLE VI THE DEPOSITOR AND THE MASTER SERVICER                                                    VI-1

Section 6.01     Respective Liabilities of the Depositor and the Master Servicer....................VI-1

Section 6.02     Merger or Consolidation of the Depositor or the Master Servicer....................VI-1

Section 6.03     Limitation on Liability of the Depositor, the Seller, the Master Servicer, and
                 Others.............................................................................VI-1

Section 6.04     Limitation on Resignation of the Master Servicer...................................VI-2

Section 6.05     Inspection.........................................................................VI-2

ARTICLE VII DEFAULT                                                                                VII-1

Section 7.01     Events of Default.................................................................VII-1

Section 7.02     Trustee to Act; Appointment of Successor..........................................VII-2

Section 7.03     Notification to Certificateholders................................................VII-4

ARTICLE VIII CONCERNING THE TRUSTEE                                                               VIII-1

Section 8.01     Duties of the Trustee............................................................VIII-1

Section 8.02     Certain Matters Affecting the Trustee............................................VIII-2

Section 8.03     Trustee Not Liable for Certificates or Mortgage Loans............................VIII-3

Section 8.04     Trustee May Own Certificates.....................................................VIII-3

Section 8.05     Trustee's Fees and Expenses......................................................VIII-3

Section 8.06     Eligibility Requirements for the Trustee.........................................VIII-4

Section 8.07     Resignation and Removal of the Trustee...........................................VIII-5

Section 8.08     Successor Trustee................................................................VIII-5

Section 8.09     Merger or Consolidation of the Trustee...........................................VIII-6

Section 8.10     Appointment of Co-Trustee or Separate Trustee....................................VIII-6

Section 8.11     Tax Matters......................................................................VIII-7

Section 8.12     Periodic Filings................................................................VIII-10

Section 8.13     [Reserved]......................................................................VIII-11

Section 8.14     [Reserved]......................................................................VIII-11

Section 8.15     Access to Records of Trustee....................................................VIII-11

Section 8.16     Suits for Enforcement...........................................................VIII-11

ARTICLE IX TERMINATION                                                                              IX-1

Section 9.01     Termination upon Liquidation or Purchase of the Mortgage Loans.....................IX-1

Section 9.02     Final Distribution on the Certificates.............................................IX-1

Section 9.03     Additional Termination Requirements................................................IX-3

ARTICLE X MISCELLANEOUS PROVISIONS                                                                   X-1

Section 10.01    Amendment...........................................................................X-1

Section 10.02    Recordation of Agreement; Counterparts..............................................X-3

Section 10.03    Governing Law.......................................................................X-3

Section 10.04    Intention of Parties................................................................X-3

Section 10.05    Notices.............................................................................X-4

Section 10.06    Severability of Provisions..........................................................X-5

Section 10.07    Assignment..........................................................................X-5

Section 10.08    Limitation on Rights of Certificateholders..........................................X-5

Section 10.09    Inspection and Audit Rights.........................................................X-6

Section 10.10    Certificates Nonassessable and Fully Paid...........................................X-6

Section 10.11    Official Record.....................................................................X-6

Section 10.12    Protection of Assets................................................................X-6

Section 10.13    Qualifying Special Purpose Entity...................................................X-7

Section 10.14    Rights of NIM Insurer...............................................................X-7

                                               SCHEDULES

Schedule I       Mortgage Loan Schedule............................................................S-I-1
Schedule II:     Representations and Warranties of the Seller/Master Servicer as
                 of the Closing Date..............................................................S-II-1
Schedule III:    Representations and Warranties as to the Mortgage Loans as of the Closing Date
                 or Cut-off Date, as applicable..................................................S-III-1

                                                EXHIBITS

Exhibit A:       Form of Class A and Subordinated Certificates.......................................A-1
Exhibit B:       Form of Class P Certificate.........................................................B-1
Exhibit C:       Form of Class R Certificate.........................................................C-1
Exhibit D:       Form of Class C Certificate.........................................................D-1
Exhibit E:       [Reserved]..........................................................................E-1
Exhibit F:       Form of Reverse of Certificates.....................................................F-1
Exhibit G-1:     Form of Initial Certification of Trustee............................................G-1
Exhibit G-2:     Form of Delayed Delivery Certification .............................................G-3
Exhibit H:       Form of Final Certification of Trustee..............................................H-1
Exhibit I:       Form of Transfer Affidavit..........................................................I-1
Exhibit J:       Form of Transferor Certificate......................................................J-1
Exhibit K:       [Reserved]..........................................................................K-1
Exhibit L:       Form of Rule 144A Letter............................................................L-1
Exhibit M:       Form of Request for Release (for Trustee)...........................................M-1
Exhibit N:       Form of Request for Release (Mortgage Loan Paid in Full, Repurchased, and Released).N-1
Exhibit O:       Form of Trustee Certification.......................................................O-1
Exhibit P:       Form of Addition Notice.............................................................P-1
Exhibit Q:       Form of Subsequent Transfer Instrument..............................................Q-1

         THIS POOLING AND SERVICING AGREEMENT, dated as of June 1, 2005, among IndyMac ABS, Inc., a Delaware corporation, as depositor (the "DEPOSITOR"), IndyMac Bank, F.S.B. ("INDYMAC"), a federal savings bank, as seller (in that capacity, the "SELLER") and as master servicer (in that capacity, the "MASTER SERVICER"), and Deutsche Bank National Trust Company, a national banking association, as trustee (the "TRUSTEE"),

                                 WITNESSETH THAT

         In consideration of the mutual agreements herein contained, the parties agree as follows:

                              PRELIMINARY STATEMENT

         The Depositor intends to sell pass-through certificates (collectively, the "CERTIFICATES"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than the Pre-Funding Accounts, any Subsequent Mortgage Loan Interest, the Excess Reserve Fund Account, the Interest Coverage Account and the Cap Contracts) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC I. The Class R-I Interest will be the sole class of residual interests in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

   ===================== ============================= ============================== =====================
                                                          Initial Uncertificated        Latest Possible
   Class Designation       REMIC I Remittance Rate                Balance               Maturity Date(1)
   --------------------- ----------------------------- ------------------------------ ---------------------
   Class I-LT1                   Variable (2)                $  350,185,194.37           July 25, 2035
   --------------------- ----------------------------- ------------------------------ ---------------------
   Class I-LT1PF                 Variable (2)                $   77,149,410.28           July 25, 2035
   --------------------- ----------------------------- ------------------------------ ---------------------
   Class I-LT2                   Variable (2)                $  349,804,316.94           July 25, 2035
   --------------------- ----------------------------- ------------------------------ ---------------------
   Class I-LT2PF                 Variable (2)                $   72,861,078.41           July 25, 2035
   --------------------- ----------------------------- ------------------------------ ---------------------
   Class I-LTP                   Variable (2)                $          100.00           July 25, 2035
   ===================== ============================= ============================== =====================

         (1) For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the latest possible maturity date for each REMIC I Regular Interest.

         (2) Calculated in accordance with the definition of REMIC I Remittance Rate herein.

                                    REMIC II

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Interest will evidence the sole class of residual interests in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

                          REMIC I                    Initial                Latest Possible
   Designation        Remittance Rate         Uncertificated Balance       Maturity Date(1)
----------------    -------------------     -------------------------    --------------------
     II-LTAA            Variable(2)              $  416,500,000.00           July 25, 2035
    II-LTAI1            Variable(2)              $    1,724,295.00           July 25, 2035
    II-LTAII1           Variable(2)              $      727,500.00           July 25, 2035
    II-LTAII2           Variable(2)              $      858,550.00           July 25, 2035
    II-LTAII3           Variable(2)              $      119,405.00           July 25, 2035
     II-LTM1            Variable(2)              $      133,875.00           July 25, 2035
     II-LTM2            Variable(2)              $      121,125.00           July 25, 2035
     II-LTM3            Variable(2)              $       80,750.00           July 25, 2035
     II-LTM4            Variable(2)              $       63,750.00           July 25, 2035
     II-LTM5            Variable(2)              $       59,500.00           July 25, 2035
     II-LTM6            Variable(2)              $       63,750.00           July 25, 2035
     II-LTM7            Variable(2)              $       57,375.00           July 25, 2035
     II-LTM8            Variable(2)              $       44,625.00           July 25, 2035
     II-LTM9            Variable(2)              $       44,625.00           July 25, 2035
    II-LTM10            Variable(2)              $       31,875.00           July 25, 2035
    II-LTM11            Variable(2)              $       42,500.00           July 25, 2035
     II-LTZZ            Variable(2)              $    4,326,500.00           July 25, 2035
     II-LTP             Variable(2)              $          100.00           July 25, 2035
    II-LT1SUB           Variable(2)              $        8,247.56           July 25, 2035
    II-LT1GRP           Variable(2)              $       42,733.46           July 25, 2035
    II-LT2SUB           Variable(2)              $        8,157.44           July 25, 2035
    II-LT2GRP           Variable(2)              $       42,266.54           July 25, 2035
     II-LTXX            Variable(2)              $  424,898,595.00           July 25, 2035

     ----------------
         (1) For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the latest possible maturity date for each REMIC II Regular Interest.

         (2) Calculated in accordance with the definition of REMIC II Remittance Rate herein.

                                    REMIC III

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Interest will evidence the sole class of residual interests in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the latest possible maturity date for the indicated Classes of Certificates.

                                        Initial Aggregate
                                      Certificate Principal     Latest Possible
Designation       Pass-Through Rate          Balance            Maturity Date(1)
Class A-I-1          Variable(2)         $    344,859,000        July 25, 2035
Class A-II-1         Variable(2)         $    145,500,000        July 25, 2035
Class A-II-2         Variable(2)         $    171,710,000        July 25, 2035
Class A-II-3         Variable(2)         $     23,881,000        July 25, 2035
 Class M-1           Variable(2)         $     26,775,000        July 25, 2035
 Class M-2           Variable(2)         $     24,225,000        July 25, 2035
 Class M-3           Variable(2)         $     16,150,000        July 25, 2035
 Class M-4           Variable(2)         $     12,750,000        July 25, 2035
 Class M-5           Variable(2)         $     11,900,000        July 25, 2035
 Class M-6           Variable(2)         $     12,750,000        July 25, 2035
 Class M-7           Variable(2)         $     11,475,000        July 25, 2035
 Class M-8           Variable(2)         $      8,925,000        July 25, 2035
 Class M-9           Variable(2)         $      8,925,000        July 25, 2035
 Class M-10          Variable(2)         $      6,375,000        July 25, 2035
 Class M-11          Variable(2)         $      8,500,000        July 25, 2035
  Class C            Variable(2)(3)      $     15,300,000        July 25, 2035
  Class P             (4)                $            100        July 25, 2035
  Class R            N/A                         N/A             July 25, 2035

         ----------------
         (1) For purposes of Treasury Regulation Section 1.860G-1(a)(4)(iii), the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the latest possible maturity date for each Class of Certificates.

         (2) Calculated in accordance with the definition of Pass-Through Rate herein.

         (3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time, which shall equal the Uncertificated Balance of the REMIC II Regular Interests, other than REMIC II Regular Interest II-LTP. The Class C Certificates will not accrue interest on their Uncertificated Balance.

         (4) The Class P Certificates will not accrue interest.

         Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates................ All Classes of Certificates other than the Definitive Certificates.

Group I Certificates .................. Class A-I-1 Certificates.

Group II Certificates ................. Class A-II-1, Class A-II-2 and
                                        Class A-II-3 Certificates.

Subordinated .......................... Certificates... Class M-1, Class M-2,
                                        Class M-3, Class M-4, Class M-5, Class
                                        M-6, Class M-7, Class M-8, Class M-9,
                                        Class M-10 and Class M-11 Certificates.

ERISA-Restricted ...................... Certificates Class R, Class P and Class
                                        C Certificates, until they have been the subject of an ERISA-Qualifying Underwriting; and the Certificates of any Class that cease to satisfy the rating requirements of the Underwriter's Exemption.

LIBOR Certificates .................... All classes of Certificates other than the Private Certificates.

Offered Certificates .................. All Classes of Certificates other than the Private Certificates.

Definitive Certificates ............... Class R, Class P and Class C
                                        Certificates.

Private Certificates .................. Class A-II-1, Class M-11, Class R,
                                        Class P and Class C Certificates.

Rating Agencies ....................... Moody's, S&P and Fitch.

Regular Certificates .................. All Classes of Certificates other than the Class R Certificates.

Residual Certificates ................. Class R Certificates.

         References to "CLASS A CERTIFICATES" are references to Certificates of either or both Certificate Groups of similar designations, as the context requires.

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01      DEFINITIONS.

         Unless the context requires a different meaning, capitalized terms are used in this Agreement as defined below.

         60+ DAY DELINQUENT LOAN: As of any day during any calendar month, each Mortgage Loan in foreclosure, all REO Property, each Mortgage Loan for which the Mortgagor has filed for bankruptcy, and each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the Remittance Period before the Remittance Period ending in such calendar month, two months or more past due (without giving effect to any grace period). For instance, in making a determination on the Distribution Date in July (July 25) with respect to a Mortgage Loan whose Scheduled Payment for May is delinquent (and that has no previous Scheduled Payment that is delinquent), that Mortgage Loan would not be a 60+ Day Delinquent Loan because as of the last day of the Remittance Period before the Remittance Period ending in July (which would be the Remittance Period ending in June (on June 1)), the Scheduled Payment for May (due May 1) would only be one month past due.

         ACCRUED CERTIFICATE INTEREST DISTRIBUTION AMOUNT: For any Distribution Date for each Class of Certificates (other than the Class P, Class R and Class C Certificates), the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately before the Distribution Date reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution
Date).

         ADDITION NOTICE: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.07, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Addition Notice shall be given no later than three (3) Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit P.

         ADJUSTED MORTGAGE RATE: As to each Mortgage Loan and at any time, the per annum rate equal to (x) the Mortgage Rate less (y) the Master Servicing Fee Rate.

         ADJUSTED NET MORTGAGE RATE: As to each Mortgage Loan and at any time, the per annum rate equal to (x) the Mortgage Rate less (y) the Expense Fee Rate.

         ADJUSTMENT DATE: As to any adjustable-rate Mortgage Loan, the first Due Date on which the related Mortgage Rate adjusts as provided in the related Mortgage Note and each Due Date thereafter on which the Mortgage Rate adjusts as provided in the related Mortgage Note.

         ADVANCE: The payment required to be made by the Master Servicer for any Distribution Date pursuant to Section 4.01, the amount of that payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and any net proceeds in the case of any REO Properties) on the Mortgage Loans that were due during the related Remittance Period and not received as of the close of business on the related Determination Date, plus an amount equivalent to interest on each REO Property less the aggregate amount of any delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

         AFFILIATE: With respect to any Person, any other Person controlling, controlled or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract, or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing. Affiliates also include any entities consolidated within the requirements of generally accepted accounting principles.

         AGREEMENT: This Pooling and Servicing Agreement and all amendments and supplements.

         AMOUNT HELD FOR FUTURE DISTRIBUTION: For any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the end of the related Prepayment Period and Liquidation Proceeds and Subsequent Recoveries on the Mortgage Loans, in each case, allocable to principal, received after the end of the preceding calendar month and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Remittance Period.

         APPLIED REALIZED LOSS AMOUNT: For any Distribution Date and any Class of Subordinated Certificates, the excess of the aggregate Class Certificate Balance of the Class A and Subordinated Certificates over the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the preceding Remittance Period.

         ASSUMED BALANCE: For a Distribution Date and Loan Group is equal to the excess of the aggregate Stated Principal Balance of the mortgage loans in that Loan Group of the aggregate Stated Principal Balance of each Mortgage Loan in that Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date) over the aggregate Certificate Principal Balance of the related senior certificates immediately prior to that Distribution Date.

         AVAILABLE FUNDS: For any Distribution Date,

         are the SUM OF:

         (i) all scheduled installments of interest (net of the related Expense
Fees) and principal due on the Due Date on the Mortgage Loans in the related Remittance Period and received by the related Determination Date, together with any related Advances;

         (ii) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received during the preceding calendar month (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure);

         (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest on those Mortgage Loans and interest paid by the Mortgagors (other than Prepayment Interest Excess);

         (iv) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Pre-Funding Accounts after giving effect to any purchase of Subsequent Mortgage Loans;

         (v) with respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Accounts for distribution on the Certificates on such Distribution Date; and

         (vi) amounts received for the Distribution Date as the Substitution Adjustment Amount or purchase price of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of the Distribution Date;

         MINUS

amounts in reimbursement for Advances previously made with respect to the Mortgage Loans, reimbursable to the Master Servicer with respect to the Mortgage Loans pursuant to this Agreement and, as applicable, payable by the Trustee out of the Distribution Account pursuant to Section 3.09(b).

         The Holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution to the Holders of any other Class of Certificates.

         BANKRUPTCY CODE: The United States Bankruptcy Reform Act of 1978, as amended.

         BASIC PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF (i) the Principal Remittance Amount for both Loan Groups for the Distribution Date OVER (ii) the Excess Overcollateralization Amount, if any, for that Distribution Date.

         BOOK-ENTRY CERTIFICATES: As specified in the Preliminary Statement.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the State of California or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         CAP CONTRACT A: The interest rate cap agreement between the Trustee, on behalf of the Trust Fund, and the Cap Contract Counterparty, relating to the Group I Certificates.

         CAP CONTRACT B: The interest rate cap agreement between the Trustee, on behalf of the Trust Fund, and the Cap Contract Counterparty, relating to the Group II Certificates.

         CAP CONTRACT C: The interest rate cap agreement between the Trustee, on behalf of the Trust Fund, and the Cap Contract Counterparty, relating to the Subordinated Certificates.

         CAP CONTRACT COUNTERPARTY:  Bear Stearns Financial Products Inc.

         CAP CONTRACTS: Cap Contract A, Cap Contract B and Cap Contract C, as applicable.

         CERTIFICATE: Any one of the Certificates issued by the Trust Fund and executed by the Trustee, in substantially the forms attached as exhibits.

         CERTIFICATE ACCOUNT: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.06(d) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "IndyMac Bank, F.S.B., in trust for the registered holders of Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B."

         CERTIFICATE BALANCE: For any Certificate (other than a Class R or a Class C Certificate) at any date, the maximum dollar amount of principal to which the Holder of the Certificate is then entitled, such amount being equal to the Certificate's Denomination PLUS any increases in the Certificate Balance of such Certificate pursuant to Section 4.02 due to the receipt of Subsequent Recoveries MINUS all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificate, reduced by any Applied Realized Loss Amounts applicable to any such Subordinated Certificates. The Class R and Class C Certificates have no Certificate Balance.

         CERTIFICATE GROUP: Any of the Group I Certificates or the Group II Certificates, as applicable.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of the Book-Entry Certificate. For purposes of this Agreement, in order for a Certificate Owner to enforce any of its rights under this Agreement, it shall first have to provide evidence of its beneficial ownership interest in a Certificate that is reasonably satisfactory to the Trustee, the Depositor and/or the Master Servicer, as applicable.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor is not Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect a consent has been obtained unless the Depositor or its Affiliates own 100% of the Percentage Interests evidenced by a Class of Certificates, in which case the Certificates shall be Outstanding for purposes of any provision of this Agreement requiring the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action. The Trustee and the NIM Insurer are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         CLASS: All Certificates bearing the same class designation, as specified in the Preliminary Statement.

         CLASS A CERTIFICATES:  As specified in the Preliminary Statement.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount for that Distribution Date.

         CLASS C DISTRIBUTABLE AMOUNT: On any Distribution Date, the amount that has accrued on the Class C Certificates but that has not been distributed on the Class C Certificates on prior Distribution Dates.

         CLASS CERTIFICATE BALANCE: For any Class as of any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of that date.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date) AND

                  (B) the Class Certificate Balance of the Class M-1 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 67.70% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-1 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-1 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) AND

                  (C) the Class Certificate Balance of the Class M-2 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 73.40% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-2 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-2 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) AND

                  (D) the Class Certificate Balance of the Class M-3 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 77.20% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-3 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-3 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) AND

                  (E) the Class Certificate Balance of the Class M-4 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 80.20% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-4 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-4 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) AND

                  (F) the Class Certificate Balance of the Class M-5 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 83.00% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-5 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-5 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date),

                  (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) AND

                  (G) the Class Certificate Balance of the Class M-6 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 86.00% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-6 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-6 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),
                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date),

                  (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date),

                  (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) AND

                  (H) the Class Certificate Balance of the Class M-7 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 88.70% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-7 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-7 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date),

                  (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date),

                  (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date),

                  (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) AND

                  (I) the Class Certificate Balance of the Class M-8 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 90.80% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-8 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-8 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date),

                  (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date),

                  (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date),

                  (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount on such Distribution Date),

                   (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) AND

                  (J) the Class Certificate Balance of the Class M-9 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 92.90% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-9 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-9 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date),

                  (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date),

                  (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date),

                  (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount on such Distribution Date),

                  (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount on such Distribution Date),

                  (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account distribution of the Class M-9 Principal Distribution Amount on such Distribution Date) AND

                  (K) the Class Certificate Balance of the Class M-10 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 94.40% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-10 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-10 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS M-11 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

(i) the SUM OF

                  (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount on such Distribution Date),

                  (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount on such Distribution Date),

                  (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount on such Distribution Date),

                  (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount on such Distribution Date),

                  (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distribution of the Class M-4 Principal Distribution Amount on such Distribution Date),

                  (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distribution of the Class M-5 Principal Distribution Amount on such Distribution Date),

                  (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distribution of the Class M-6 Principal Distribution Amount on such Distribution Date),

                  (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account distribution of the Class M-7 Principal Distribution Amount on such Distribution Date),

                  (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account distribution of the Class M-8 Principal Distribution Amount on such Distribution Date),

                  (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account distribution of the Class M-9 Principal Distribution Amount on such Distribution Date),

                  (K) the Class Certificate Balance of the Class M-10 Certificates (after taking into account distribution of the Class M-10 Principal Distribution Amount on such Distribution Date) AND

                  (L) the Class Certificate Balance of the Class M-11 Certificates immediately before such Distribution Date OVER

(ii) the LESSER OF

                  (A) 96.40% of the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) AND

                  (B) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period relating to such Distribution Date) MINUS $4,250,000;

provided, that if on any Distribution Date, the Class M-11 Certificates are the only Class of Subordinated Certificates outstanding, the Class M-11 Principal Distribution Amount shall equal the lesser of the Class Certificate Balance of such Class immediately prior to such Distribution Date and the Principal Distribution Amount for such Distribution Date.

         CLASS R CERTIFICATE: A certificate representing the beneficial ownership of the Class R-I Interest, Class R-II Interest and Class R-III Interest.

         CLASS R-I INTEREST:  The uncertificated residual interest in REMIC I.

         CLASS R-II INTEREST:  The uncertificated residual interest in REMIC II.

         CLASS R-III INTEREST: The uncertificated residual interest in REMIC
III.

         CLOSING DATE: June 17, 2005.

         CLOSING DATE MORTGAGE LOAN: Each Mortgage Loan sold and assigned by the Seller to the Trust Fund on the Closing Date.

         CODE: The United States Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COLLATERAL VALUE: For any Mortgage Loan, the Collateral Value of the related Mortgaged Property shall be, other than for Refinance Loans, the LESSER OF (i) the appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan AND (ii) the sales price for the related Mortgaged Property. In the case of a Refinance Loan, the Collateral Value of the related Mortgaged Property is its appraised value determined in an appraisal obtained at the time of refinancing.

         COLLECTION ACCOUNT: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.06(c) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "IndyMac Bank, F.S.B., in trust for the registered holders of Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B."

         COMPENSATING INTEREST: For any Distribution Date, the LESSER OF (i) any Prepayment Interest Shortfalls AND (ii) 0.125% multiplied by one-twelfth multiplied by the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

         CORPORATE TRUST OFFICE: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Corporate Trust Administration IN05S2 (IndyMac ABS, Inc., Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B), facsimile no. (714) 247-6285 and which is the address to which notices to and correspondence with the Trustee should be directed.

         CORRESPONDING CERTIFICATE: With respect to each REMIC II Regular Interest, as follows:

      REMIC II Regular Interest                  Class
------------------------------------          ----------
REMIC II Regular Interest II-LTAI1               A-I-1
REMIC II Regular Interest II-LTAII1             A-II-1
REMIC II Regular Interest II-LTAII2             A-II-2
REMIC II Regular Interest II-LTAII3             A-II-3
REMIC II Regular Interest II-LTM1                 M-1
REMIC II Regular Interest II-LTM2                 M-2
REMIC II Regular Interest II-LTM3                 M-3
REMIC II Regular Interest II-LTM4                 M-4
REMIC II Regular Interest II-LTM5                 M-5
REMIC II Regular Interest II-LTM6                 M-6
REMIC II Regular Interest II-LTM7                 M-7
REMIC II Regular Interest II-LTM8                 M-8
REMIC II Regular Interest II-LTM9                 M-9
REMIC II Regular Interest II-LTM10               M-10
REMIC II Regular Interest II-LTM11               M-11
REMIC II Regular Interest II-LTP                   P

         CREDIT ENHANCEMENT PERCENTAGE: For any Distribution Date and any Class of Class A and Subordinated Certificates, the percentage obtained by dividing
(x) the SUM OF (i) the aggregate Class Certificate Balances of all Classes of Class A and Subordinated Certificates subordinated to such Class and (ii) the Overcollateralization Amount (in each case taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the Remittance Period, to the extent received or advanced, and Principal Prepayments received in the Prepayment Period related to such Distribution Date) and any amounts on deposit in the Pre-Funding Accounts.

         CUMULATIVE NET LOSS TRIGGER EVENT: With respect to any Distribution Date on or after the Stepdown Date, exists if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the related Remittance Period (reduced by the aggregate amount of Subsequent Recoveries received through the last day of that Remittance Period) by (y) the aggregate Cut-off Date Principal Balance of the Closing Date Mortgage Loans plus the Original Pre-Funded Amounts exceeds (A) 1.25% from July 2007 through June 2008, (B) 2.50% from July 2008 through June 2009, (C) 4.00% from July 2009 through June 2010, (D) 5.25% from July 2010 through June 2011 and (E) 5.75% from July 2011 and thereafter.

         CUT-OFF DATE: As to any Closing Date Mortgage Loans, June 1, 2005. As to any Subsequent Mortgage Loans, the related Subsequent Cut-off Date.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, its Stated Principal Balance as of the close of business on the Cut-off Date.

         DEBT SERVICE REDUCTION: For any Mortgage Loan, a reduction by a court of competent jurisdiction, in a proceeding under the Bankruptcy Code, in the Scheduled Payment for the Mortgage Loan that became final and non-appealable, but not including a reduction (i) resulting from a Deficient Valuation or (ii) that results in a permanent forgiveness of principal.

         DEFICIENT VALUATION: For any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of the court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATES: As specified in the Preliminary Statement..

         DELAYED DELIVERY CERTIFICATION: A certification substantially in the form of Exhibit G-2.

         DELAYED DELIVERY MORTGAGE LOANS: The Closing Date Mortgage Loans identified on the Mortgage Loan Schedule, for which neither a related Mortgage File nor the Mortgage Note (or lost note affidavit for a lost Mortgage Note) has been delivered to the Trustee by the Closing Date. The Depositor shall deliver the Mortgage Files to the Trustee:

         (A) for at least 70% of the Closing Date Mortgage Loans in each Loan Group, not later than the Closing Date; and

         (B) for the remaining 30% of the Closing Date Mortgage Loans in each Loan Group, not later than five (5) Business Days following the Closing Date.

         To the extent that the Seller is in possession of any Mortgage File for any Delayed Delivery Mortgage Loan, until delivery of the Mortgage File to the Trustee as provided in Section 2.01, the Seller shall hold the files as Master Servicer, as agent and in trust for the Trustee.

         DELETED MORTGAGE LOAN: As defined in Section 2.03(c).

         DENOMINATION: For each Certificate, the amount appearing on the face of the Certificate as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face of the Certificate.

         DEPOSITOR: IndyMac ABS, Inc., a Delaware corporation, or its successor in interest.

         DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank, or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: As to any Distribution Date, the 18th day of each month or, if that day is not a Business Day, the next Business Day, except that if the next Business Day is less than two (2) Business Days before the related Distribution Date, then the Determination Date shall be the Business Day preceding the 18th day of the month.

         DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(f) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION ACCOUNT DEPOSIT DATE: As to any Distribution Date, 12:30 p.m. (Pacific time) on the Business Day preceding the Distribution Date.

         DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if that day is not a Business Day, the next Business Day, commencing in July 2005.

         DUE DATE: For any Mortgage Loan and Distribution Date, the first day of the month in which the Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any of

         (i) an account maintained with a federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of the holding company, but only if Moody's is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or

         (ii) [RESERVED], or

         (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity, or

         (iv) any other account acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates or any NIM Insurer-guaranteed NIM Notes, as evidenced by a letter from each Rating Agency to the Trustee and the NIM Insurer.

         Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-QUALIFYING UNDERWRITING: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-RESTRICTED CERTIFICATE: As specified in the Preliminary
Statement.

         ESCROW ACCOUNT: The Eligible Account or Accounts established and maintained pursuant to Section 3.07(a).

         EVENT OF DEFAULT: As defined in Section 7.01.

         EXCESS OVERCOLLATERALIZATION AMOUNT: For any Distribution Date, the EXCESS OF (a) the Overcollateralization Amount on such Distribution Date OVER
(b) the Overcollateralization Target Amount for such Distribution Date.

         EXCESS PROCEEDS: For any Liquidated Mortgage Loan, the EXCESS OF

         (a) all Liquidation Proceeds from the Mortgage Loan received in the calendar month in which the Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advances with respect to the Mortgage Loan pursuant to Section 3.09(a)(ii), OVER

         (b) the SUM OF (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the Due Date in the month in which the Mortgage Loan became a Liquidated Mortgage Loan PLUS (ii) accrued interest at the Mortgage Rate from the Due Date for which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date following the calendar month during which the liquidation occurred.

         EXCESS RESERVE FUND ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.06(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B." Funds in the Excess Reserve Fund Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Excess Reserve Fund Account will not be an asset of any REMIC.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXPENSE AMOUNT: For any Distribution Date and Loan Group, the PRODUCT OF the Expense Fee Rate and the SUM OF the Stated Principal Balances of the Mortgage Loans in that Loan Group as of the Due Date occurring in the prior calendar month.

         EXPENSE FEES: As to each Mortgage Loan, the SUM OF the Master Servicing Fee and Trustee Fee.

         EXPENSE FEE RATE: As to each Mortgage Loan, the SUM OF the Master Servicing Fee Rate and the Trustee Fee Rate.

         EXTRA PRINCIPAL DISTRIBUTION AMOUNT: As of any Distribution Date, the LESSER OF (x) the Total Monthly Excess Spread for that Distribution Date and (y) the Overcollateralization Deficiency for that Distribution Date.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FITCH: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - IndyMac INABS 2005-B, or any other address Fitch furnishes to the Depositor and the Master Servicer.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FUNDING PERIOD: The period beginning on the Closing Date and ending on the earlier to occur of (i) the date upon which the amount on deposit in the Pre-Funding Accounts has been reduced to zero or (ii) July 17, 2005.

         GROUP I CERTIFICATES: As specified in the Preliminary Statement.

         GROUP I INTEREST COVERAGE ACCOUNT: The account established and maintained pursuant to Section 3.23, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that represents interest received or advanced on the Group I Mortgage Loans.

         GROUP I INTEREST REMITTANCE AMOUNT: For any Distribution Date, the portion of the Available Funds with respect to Loan Group I that is attributable to interest or amounts withdrawn from the Group I Interest Coverage Account.

         GROUP I MAXIMUM CAP: For each Class of Group I Certificates as of any Distribution Date, the annual rate equal to the PRODUCT OF:

                  (i) a fraction, expressed as a percentage, the numerator of which is (1) the maximum amount of interest that may accrue on the Group I Mortgage Loans on the Due Date occurring in the prior calendar month calculated using the Maximum Mortgage Rates on the Group I Mortgage Loans, minus (2) the Expense Amount with respect to Loan Group I for that Distribution Date and the denominator of which is the sum of
         (1) the aggregate Stated Principal Balances of the Group I Mortgage Loans as of the Due Date occurring in the prior calendar month, which balances give effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and to principal prepayments received during the Prepayment Period related to that prior due date (or as of the cut-off date for the first Distribution Date) and (2) any amounts on deposit in the Group I Pre-Funding Account AND

                   (ii) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Interest Accrual Period. GROUP I MORTGAGE LOANS: The Mortgage Loans in Loan Group I.

         GROUP I NET WAC CAP: For each Class of Group I Certificates as of any Distribution Date, the annual rate equal to the PRODUCT OF:

                  (i) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Interest Accrual Period AND

                  (ii) a fraction whose numerator is (1) the amount of interest which accrued on the Group I Mortgage Loans on the Due Date occurring in the prior calendar month, MINUS (2) the Expense Amount with respect to the Group I Mortgage Loans for that Distribution Date and whose denominator is the SUM OF (1) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Due Date occurring in the prior calendar month, which balances give effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and to principal prepayments received during the Prepayment Period related to that prior due date (or as of the Cut-off Date for the first Distribution Date) and (2) any amounts on deposit in the Group I Pre-Funding Account.

         For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

         GROUP I PRE-FUNDING ACCOUNT: The account established and maintained pursuant to Section 3.22.

         GROUP I PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date is the PRODUCT OF:

                           (x) the Principal Distribution Amount for such
                  Distribution Date AND

                           (y) a fraction, the numerator of which is the
                  Principal Remittance Amount for Loan Group I for that Distribution Date and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date;

         PLUS, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group I Pre-Funding Account and not used by the Trustee to purchase Subsequent Mortgage Loans to be included in Loan Group I.

         GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the EXCESS OF

         (A) the aggregate Class Certificate Balance of the Group I Certificates immediately before that Distribution Date OVER

         (B) the LESSER of (x) 61.40% of the aggregate Stated Principal Balance of all of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period related to such Distribution Date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all of the Group I Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period related to that Distribution Date) MINUS $2,136,673.

         GROUP II CERTIFICATES: As specified in the Preliminary Statement.

         GROUP II INTEREST COVERAGE ACCOUNT: The account established and maintained pursuant to Section 3.23, which account contains an amount, to be paid by the Depositor to the Trustee on the Closing Date, that represents interest received or advanced on the Group II Mortgage Loans.

         GROUP II INTEREST REMITTANCE AMOUNT: For any Distribution Date, the portion of the Available Funds with respect to Loan Group II that is attributable to interest or withdrawn from the Group II Interest Coverage Account.

         GROUP II MAXIMUM CAP: For each Class of Group II Certificates as of any Distribution Date, the annual rate equal to the PRODUCT OF:

                  (i) a fraction, expressed as a percentage, the numerator of which is (1) the maximum amount of interest that may accrue on the Group II Mortgage Loans on the Due Date occurring in the prior calendar month calculated using the Maximum Mortgage Rates on the Group II Mortgage Loans, minus (2) the Expense Amount with respect to Loan Group II for that Distribution Date and the denominator of which is the sum of (1) the aggregate Stated Principal Balances of the Group II Mortgage Loans as of the due date occurring in the prior calendar month, which balances give effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and to principal prepayments received during the Prepayment Period related to that prior due date (or as of the Cut-off Date for the first Distribution Date) and (2) any amounts on deposit in the Group II Pre-Funding Account AND

                  (ii) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Interest Accrual Period.

         GROUP II MORTGAGE LOANS:  The Mortgage Loans in Loan Group II.

         GROUP II NET WAC CAP: For each Class of Group II Certificates as of any Distribution Date, the annual rate equal to the PRODUCT OF:

                  (i) a fraction whose numerator is 360 and whose denominator is the actual number of days in the related Interest Accrual Period AND

                  (ii) a fraction whose numerator is (1) the amount of interest which accrued on the Group II Mortgage Loans on the Due Date occurring in the prior calendar month, MINUS (2) the Expense Amount with respect to the Group II Mortgage Loans for that Distribution Date and whose denominator is the SUM OF (1) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Due Date occurring in the prior calendar month, which balances give effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and to principal prepayments received during the Prepayment Period related to that prior due date (or as of the Cut-off Date for the first Distribution Date) and (2) any amounts on deposit in the Group II Pre-Funding Account.

         For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

         GROUP II PRE-FUNDING ACCOUNT: The account established and maintained pursuant to Section 3.22.

         GROUP II PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date is the PRODUCT OF:

                  (x) the Principal Distribution Amount for such Distribution Date AND

                  (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group II for that Distribution Date and the denominator of which is the Principal Remittance Amount for both Loan Groups for such Distribution Date;

PLUS, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts remaining in the Group II Pre-Funding Account and not used by the Trustee to purchase Subsequent Mortgage Loans to be included in Loan Group II.

         GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT is the EXCESS OF

                  (A) the aggregate Class Certificate Balance of the Group II Certificates immediately before that Distribution Date OVER

                  (B) the lesser of (x) 61.40% of the aggregate Stated Principal Balances of all the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period related to that Distribution Date) and (y) an amount, not less than zero, equal to the aggregate Stated Principal Balance of all the Group II Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Principal Prepayments received in the Prepayment Period related to that Distribution Date) MINUS $2,113,327.

         INDENTURE: The indenture, or document of similar import, if any, pursuant to which any NIM Notes are issued.

         INDEX: As to each adjustable-rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

         INDIRECT PARTICIPANT: A broker, dealer, bank, or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

         INITIAL GROUP I MORTGAGE LOANS: The Closing Date Mortgage Loans in Loan Group I.

         INITIAL GROUP II MORTGAGE LOANS: The Closing Date Mortgage Loans in Loan Group II.

         INSURANCE POLICY: For any Mortgage Loan included in the Trust Fund, any insurance policy, including all its riders and endorsements in effect, including any replacement policy or policies for any Insurance Policies.

         INSURANCE PROCEEDS: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses or released to the Mortgagor.

         INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         INTEREST ACCRUAL PERIOD: For each Class of Class A and Subordinated Certificates and the corresponding Class of lower-tier interest and any Distribution Date, the period from the Distribution Date in the month preceding the month in which the Distribution Date occurs to the day prior to such Distribution Date (or in the case of the first Distribution Date, the period from the Closing Date to the day prior to the first Distribution Date). For purposes of computing interest accruals on each Class of Class A and Subordinated Certificates and the corresponding Class of lower-tier interest, each Interest Accrual Period has the actual number of days in the month and each year is assumed to have 360 days.

         INTEREST COVERAGE ACCOUNTS: The Group I Interest Coverage Account and the Group II Interest Coverage Account.

         LENDER PMI LOAN: Any Mortgage Loan with respect to which the related lender rather than the related borrower acquired primary mortgage guaranty insurance and charged the related borrower an interest premium.

         LIBOR: For any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on that date. If the rate does not appear on Telerate Page 3750, the rate for that date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on that date to prime banks in the London interbank market. In that case, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are so provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m. (New York City time) on that date for one-month U.S. dollar loans to leading European banks.

         LIBOR CERTIFICATES: As specified in the Preliminary Statement.

         LIBOR DETERMINATION DATE: For any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of the Interest Accrual Period.

         LIQUIDATED MORTGAGE LOAN: For any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of the Distribution Date and as to which the Master Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of the Mortgage Loan, including the final disposition of an REO Property.

         LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds regardless of when received, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property, and any other proceeds received in connection with an REO Property, less the SUM OF related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

         LOAN GROUP: Any of Loan Group I or Loan Group II, as applicable.

         LOAN GROUP I: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

         LOAN GROUP II: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

         LOAN-TO-VALUE RATIO: For any Mortgage Loan and as of any date of determination, the fraction whose numerator is the principal balance of the related Mortgage Loan at that date of determination and whose denominator is the Collateral Value of the related Mortgaged Property.

         LONDON BUSINESS DAY: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         LOST MORTGAGE NOTE: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

         MAJORITY IN INTEREST: As to any Class of Regular Certificates, the Holders of Certificates of the Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of the Class.

         MARGIN: As to each adjustable-rate Mortgage Loan, the percentage amount on the related Mortgage Note added to the Index in calculating its Mortgage Rate.

         MARKER RATE: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest I-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest II-LTZZ) subject to a cap equal to the LESSER OF (i) LIBOR PLUS the related Pass-Through Margin and
(ii) the related Net WAC Cap for the purpose of this calculation for such Distribution Date and with the rate on REMIC II Regular Interest II-LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTM11 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

         MASTER SERVICER: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as master servicer under this Agreement.

         MASTER SERVICER ADVANCE DATE: As to any Distribution Date, 12:30 p.m. (Pacific time) on the Business Day preceding the Distribution Date.

         MASTER SERVICING FEE: As to each Mortgage Loan and any Distribution Date, one month's interest at the related Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan as of the Due Date in the prior calendar month or, in the event of any payment of interest that accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest, subject to reduction as provided in
Section 3.15.

         MASTER SERVICING FEE RATE: For each Mortgage Loan, 0.0035% perr annum.

         MAXIMUM II-LTZZ UNCERTIFICATED INTEREST DEFERRAL AMOUNT: With respect to any Distribution Date, the EXCESS OF (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest II-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ MINUS the REMIC II Overcollateralization Amount, in each case for such Distribution Date, OVER (ii) Uncertificated Interest on REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTM11 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the LESSER OF (i) LIBOR PLUS the related Pass-Through Margin and (ii) the related Net WAC Cap; provided, however, that solely for this purpose, calculations of the REMIC II Remittance Rate and the related caps with respect to REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTM11 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

         MAXIMUM CAP: Any of the Group I Maximum Cap, the Group II Maximum Cap or the Subordinated Maximum Cap, as the context requires.

         MAXIMUM MORTGAGE RATE: As to each adjustable-rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the lifetime maximum Mortgage Rate to which such Mortgage Rate may be adjusted. As to each fixed-rate Mortgage Loan, the related Mortgage Rate.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS MORTGAGE LOAN: Any Mortgage Loan registered with MERS on the MERS(R) System.

         MERS(R) SYSTEM: The system of recording transfers of mortgages electronically that is maintained by MERS.

         MIN:  The mortgage identification number for any MERS Mortgage Loan.

         MOM LOAN: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         MONTHLY STATEMENT: The statement prepared by the Trustee pursuant to
Section 4.03.

         MOODY'S: If Moody's Investors Service is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Loan Monitoring Group, or any other address that Moody's furnishes to the Depositor and the Master Servicer.

         MORTGAGE: The mortgage, deed of trust, or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE LOANS: Such of the Closing Date Mortgage Loans and Subsequent Mortgage Loans transferred and assigned to the Trustee pursuant to this Agreement, as from time to time are held as a part of the Trust Fund (including any REO Property), the Mortgage Loans so held being identified on the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         MORTGAGE LOAN SCHEDULE: As of any date, the list of Mortgage Loans in
Schedule I (as supplemented by each schedule of Subsequent Mortgage Loans) included in the Trust Fund on such date. The Mortgage Loan Schedule shall be prepared by the Seller and shall contain the following information with respect to each Mortgage Loan by Loan Group and in the aggregate:

               (i)         the loan number;
              (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;
             (iii)         the maturity date;
              (iv)         the original principal  balance;
               (v) the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable;
              (vi)         the first payment date of the Mortgage Loan;
             (vii) the Scheduled Payment in effect as of the applicable Cut-off Date;
            (viii)         the Loan-to-Value Ratio at origination;
              (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;
               (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling, (b) a townhouse, (c) a dwelling in a PUD, (d) a condominium unit or (e) a two- to four-unit residential property;
              (xi)         the Mortgage Rate in effect immediately following:
                           (a) the applicable date of origination; and (b) the applicable Cut-off Date;
             (xii)         the purpose for the Mortgage Loan;
            (xiii) the type of documentation program pursuant to which the Mortgage Loan was originated;
             (xiv)         with respect to the adjustable-rate Mortgage Loans:
                           (a) the Maximum Mortgage Rate;
                           (b) the Periodic Rate Cap;
                           (c) the Adjustment Date;
                           (d) the Margin; and
                           (e) the Index;
              (xv) a code indicating whether the Mortgage Loan is a Performance Loan;
             (xvi) a code indicating whether the Mortgage Loan is a borrower-paid mortgage insurance loan;
            (xvii)         [RESERVED];
           (xviii) a code indicating whether the Mortgage Loan is a Lender PMI Loan;
             (xix)         the coverage amount of any mortgage insurance;
              (xx) with respect to the Lender PMI Loans, the related interest premium;
             (xxi) a code indicating whether the Mortgage Loan is a Delayed Delivery Mortgage Loan;
            (xxii) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and
           (xxiii)         A code indicating the term, if any, of a Prepayment
                           Charge.

The schedule shall also state the total of the amounts described under (v) above for all of the Mortgage Loans in each Loan Group and in the aggregate.

         MORTGAGE NOTE: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note from time to time MINUS any interest premium if the applicable Mortgage Note relates to a Lender PMI Loan, if any.

         MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

         MORTGAGOR: The obligors on a Mortgage Note.

         NET PREPAYMENT INTEREST SHORTFALL: For any Distribution Date and Loan Group, the EXCESS OF the Prepayment Interest Shortfalls for such Loan Group for such Distribution Date OVER the SUM OF (i) the Compensating Interest for such Loan Group and Distribution Date and (ii) the EXCESS OF the Compensating Interest for the other Loan Group over the Prepayment Interest Shortfalls for such other Loan Group.

         NET WAC CAP: Any of the Group I Net WAC Cap, the Group II Net WAC Cap or the Subordinated Net WAC Cap, as the context requires.

         NET WAC CAP CARRY FORWARD AMOUNT: For any Class of Certificates and any Distribution Date, an amount equal to the aggregate amount of Net WAC Shortfall for such Class on that Distribution Date (to the extent not covered by payments from the Excess Reserve Fund Account) PLUS any unpaid Net WAC Shortfall for such Class from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate on that Class of Certificates, without giving effect to the applicable Net WAC Cap).

         NET WAC CAP PAYMENT: For any Distribution Date, any Net WAC Cap Carry Forward Amount for that Distribution Date MINUS the amount of payments received under the applicable Cap Contract and applied to the payment of the Net WAC Cap Carry Forward Amount for that Distribution Date.

         NET WAC SHORTFALL: For any Class of Class A and Subordinated Certificates and any Distribution Date on which the Pass-Through Rate for that Class is the related Net WAC Cap, an amount equal to excess of (x) the amount of interest such Class of Certificates would have accrued for such Distribution Date had such Pass-Through Rate not been limited by the related Net WAC Cap over
(y) the amount of interest such Class of Certificates accrued for such Distribution Date at the related Net WAC Cap.

         NIM INSURER: Any insurer guarantying at the request of the Seller certain payments under the NIM Notes.

         NIM NOTES: Net interest margin securities, if any, which are secured by the cash flow on the Class C and/or Class P Certificates.

         NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Master Servicer, that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from collections related to the Mortgage Loan.

         NOTICE OF FINAL DISTRIBUTION: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only on its presentation and surrender.

         NOTIONAL AMOUNT: With respect to the Class C Certificates and any Distribution Date, the aggregate Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest II-LTP) immediately prior to Distribution Date.

         OFFERED CERTIFICATES: As specified in the Preliminary Statement.

         OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee as required by this Agreement.

         OPINION OF COUNSEL: For the interpretation or application of the REMIC Provisions, counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. Otherwise, Opinion of Counsel is a written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee.

         OPTIONAL TERMINATION: The termination of the Trust Fund created hereunder in connection with the purchase of the Mortgage Loans pursuant to
Section 9.01(a).

         OPTIONAL TERMINATION DATE: The Distribution Date following the last day of the related Remittance Period on which the aggregate Stated Principal Balance of the Mortgage Loans and any REO Property declines to less than 10% of the sum of (i) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the Cut-off Date and (ii) the sum of aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Dates.

         ORIGINAL GROUP I PRE-FUNDED AMOUNT: The amount deposited by the Depositor in the Group I Pre-Funding Account on the Closing Date, which amount is $108,198,423.

         ORIGINAL GROUP II PRE-FUNDED AMOUNT. The amount deposited by the Depositor in the Group II Pre-Funding Account on the Closing Date, which amount is $107,016,208.

         ORIGINAL PRE-FUNDED AMOUNTS: The Original Group I Pre-Funded Amount and the Original Group II Pre-Funded Amount, as applicable.

         OTS: The Office of Thrift Supervision.

         OUTSTANDING: For the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         OUTSTANDING MORTGAGE LOAN: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full before the Due Date or during the Prepayment Period related to that Due Date and that did not become a Liquidated Mortgage Loan before the Due Date.

         OVERCOLLATERALIZATION AMOUNT: For any Distribution Date, the EXCESS OF

         (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Due Date plus any amounts on deposit in the Pre-Funding Accounts (exclusive of any investment income therein) OVER

         (b) the Class Certificate Balance of the Class A and Subordinated Certificates and the Class P Certificates as of that date (assuming the payment of 100% of the Principal Remittance Amount on those Certificates on that Distribution Date).

         OVERCOLLATERALIZATION DEFICIENCY: For any Distribution Date, the EXCESS of (a) the Overcollateralization Target Amount applicable to such Distribution Date OVER (b) the Overcollateralization Amount applicable to such Distribution Date.

         OVERCOLLATERALIZATION TARGET AMOUNT: With respect to any Distribution Date, (i) before the Stepdown Date, an amount equal to 1.800% of the sum of the Cut-off Date Principal Balance of the Closing Date Mortgage Loans plus the Original Pre-Funded Amounts; (ii) on or after the Stepdown Date and provided that a Trigger Event is not in effect, an amount equal to the GREATER OF (x) 3.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to Scheduled Payments of principal due during the related Remittance Period to the extent received or advanced and Principal Prepayments received during the Prepayment Period related to such Distribution Date) and (y) $4,250,000; or (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         OWNERSHIP INTEREST: As to any Residual Certificate, any ownership interest in the Certificate, including any interest in the Certificate as its Holder and any other interest therein, whether direct or indirect, legal or beneficial.

         PASS-THROUGH MARGIN: For the Interest Accrual Period for each Distribution Date on or before the Optional Termination Date and: the Class A-I-1 Certificates, 2.680%; the Class A-II-1 Certificates, 2.490%; the Class A-II-2 Certificates, 2.660%; the Class A-II-3 Certificates, 2.850%; the Class M-1 Certificates, 3.000%; the Class M-2 Certificates, 3.050%; the Class M-3 Certificates, 3.100%; the Class M-4 Certificates, 5.000%; the Class M-5 Certificates, 3.500%; the Class M-6 Certificates, 3.750%; the Class M-7 Certificates, 4.400%; the Class M-8 Certificates, 4.500%; the Class M-9 Certificates, 5.800%; the Class M-10 Certificates, 5.800%; and the Class M-11 Certificates, 5.800%. For the Interest Accrual Period for each Distribution Date after the Optional Termination Date, the Pass-Through Margin for the Class A-I-1, Class A-II-1, Class A-II-2 and Class A-II-3 Certificates shall be 2 times their initial margin and the Pass-Through Margin for each Class of Subordinated Certificates shall be 1.5 times its initial margin.

         PASS-THROUGH RATE: With respect to any Class of Class A Certificates or Subordinated Certificates and any Distribution Date, the LEAST OF (x) LIBOR plus the related Pass-Through Margin for such Distribution Date, (y) the related Net WAC Cap for such Distribution Date and (z) the related Maximum Cap for such Distribution Date.

         With respect to the Class C Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through
(Q) below, and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

         (A) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTAA;

         (B) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAI1 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTAI1;

         (C) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAII1 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTAII1;

         (D) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAII2 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTAII2;

         (E) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAII3 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTAII3;

         (F) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM1 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM1;

         (G) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM2 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM2;

         (H) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM3 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM3;

         (I) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM4 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM4;

         (J) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM5 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM5;

         (K) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM6 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM6;

         (L) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM7 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM7;

         (M) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM8 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM8;

         (N) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM9 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM9;

         (O) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM10 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM10;
         (P) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTM11 MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTM11; and

          (Q) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTZZ MINUS the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest II-LTZZ.

         PERCENTAGE INTEREST: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being stated on its face or equal to the percentage obtained by dividing the Denomination of the Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         PERFORMANCE LOAN: Mortgage Loans that provide borrowers the potential of margin reduction for good payment history. If, at the time of evaluation, the related borrower has made scheduled payments in full since the origination of the loan with a maximum of one late payment (which, however, cannot be in the month of evaluation), the Mortgage Loan is eligible for a reduction (ranging from 0.50% to 1.00%) in the margin used to calculate the Mortgage Rate.

         PERIODIC RATE CAP: As to any adjustable-rate Mortgage Loan and any Adjustment Date, the maximum percentage increase or decrease to the related Mortgage Rate on the Adjustment Date, as specified in the related Mortgage Note.

         PERMITTED INVESTMENTS: At any time, any of the following:

      (i) obligations of the United States or any agency thereof backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

    (iii) commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities; provided, that the commercial paper or long-term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

      (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation acceptable to the Rating Agencies at the time of the issuance of the agreements, as evidenced by a signed writing delivered by each Rating Agency;

    (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; provided, that such repurchase obligation would be accounted for as a financing arrangement under generally accepted accounting principles;

   (viii) securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount, issued by any corporation incorporated under the laws of the United States or any state thereof that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except that if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

     (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

      (x) any other investments bearing interest or sold at a discount acceptable to the Rating Agencies that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency.

No Permitted Investment may (i) evidence the right to receive interest only payments with respect to the obligations underlying the instrument, (ii) be sold or disposed of before its maturity or (iii) be any obligation of the Seller or any of its Affiliates. Any Permitted Investment shall be relatively risk free and no options or voting rights shall be exercised with respect to any Permitted Investment. Any Permitted Investment shall be sold or disposed of in accordance with Statement of Financial Accounting Standards No. 140, paragraph 35c(6), in effect as of the Closing Date.

         PERMITTED TRANSFEREE: Any Person other than

      (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing;

     (ii) a foreign government, International Organization, or any agency or instrumentality of either of the foregoing;

    (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate;

     (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code;

      (v) an "electing large partnership" as defined in Section 775 of the Code;

      (v) a Person that is not a U.S. Person; and

     (vi) any other Person so designated by the Depositor based on an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to the Person may cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that the Certificates are outstanding.

         The terms "UNITED STATES," "STATE," and "INTERNATIONAL ORGANIZATION" have the meanings in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the FHLMC, a majority of its board of directors is not selected by such government unit.

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         POOL STATED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Outstanding Mortgage Loans on the last day of the related Remittance Period.

         PRE-FUNDING ACCOUNTS: The Group I Pre-Funding Account and the Group II Pre-Funding Account, as applicable.

         PREPAYMENT CHARGE: As to a Mortgage Loan, any charge paid by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Charge Period, the Prepayment Charges with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Prepayment Charge Schedule.

         PREPAYMENT CHARGE PERIOD: As to any Mortgage Loan, the period of time during which a Prepayment Charge may be imposed.

         PREPAYMENT CHARGE SCHEDULE: As of any date, the list of Prepayment Charges included in the Trust Fund on that date (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall contain the following information with respect to each Prepayment Charge:

               (i) the Mortgage Loan account number;

              (ii) a code indicating the type of Prepayment Charge;

             (iii) the state of origination in which the related Mortgaged Property is located;

              (iv) the first date on which a Monthly Payment is or was due under the related Mortgage Note;

               (v) the term of the Prepayment Charge;

              (vi) the original principal amount of the related Mortgage Loan;
         and

               (v) the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, of the related Mortgage Loan.

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with this Agreement and a copy of the amended schedule shall be delivered to the NIM Insurer.

         PREPAYMENT INTEREST EXCESS: As to any Principal Prepayment received by the Master Servicer on a Mortgage Loan from the first day through the fifteenth day of any calendar month other than June 2005, all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be retained by the Master Servicer as additional master servicing compensation.

         PREPAYMENT INTEREST SHORTFALL: As to any Distribution Date, Mortgage Loan and Principal Prepayment received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after June 1, 2005) and on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the Master Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

         PREPAYMENT PERIOD: As to any Distribution Date and related Due Date, the period from and including the 16th day of the month immediately prior to the month of such Distribution Date (or, in the case of the first Distribution Date, on June 1, 2005) to and including the 15th day of the month of such Distribution Date.

         PRIMARY INSURANCE POLICY: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

         PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, the SUM OF
(i) the Basic Principal Distribution Amount for the Distribution Date and (ii) the Extra Principal Distribution Amount for the Distribution Date.

         PRINCIPAL PREPAYMENT: Any payment of principal by a Mortgagor on a Mortgage Loan (including the Purchase Price of any modified Mortgage Loan purchased pursuant to Section 3.12(c)) that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date in any month after the month of prepayment. The Master Servicer shall apply partial Principal Prepayments in accordance with the related Mortgage Note.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         PRINCIPAL REMITTANCE AMOUNT: For any Distribution Date and Loan Group, the SUM OF the following amounts (without duplication) with respect to the Mortgage Loans in such Loan Group:

         (i) the principal portion of previously undistributed Scheduled Payments due after the Cut-off Date and by the Due Date occurring in the related Remittance Period that were not the subject of a previous Advance and were received by the Master Servicer before the related Determination Date or were part of the Advance for the Determination Date,

         (ii) each Principal Prepayment received by the Master Servicer during the related Prepayment Period,

         (iii) the Liquidation Proceeds on the Mortgage Loans allocable to principal and Subsequent Recoveries actually collected by the Master Servicer during the preceding calendar month,

         (iv) the principal portion of the purchase price with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the preceding calendar month and that was repurchased before the related Distribution Account Deposit Date,
         (v) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a Mortgage Loan as of the Distribution Date and

         (vi) the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal).

         PRIVATE CERTIFICATES: As specified in the Preliminary Statement.

         PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated June 14, 2005 relating to the Offered Certificates.

         PUD: Planned Unit Development.

         PURCHASE PRICE: For any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.01, 2.02, 2.03 or 2.05 or purchased by the Master Servicer pursuant to Section 3.12, the SUM OF

         (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of the purchase;

         (ii) accrued interest on the Mortgage Loan at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Master Servicer or (y) if the purchaser is the Seller and the Seller is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, net of any unreimbursed Advances made by the Master Servicer on the Mortgage Loan; and

         (iii) any costs and damages incurred by the Trust Fund in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

If the Mortgage Loan is a Mortgage Loan to be repurchased pursuant to Section 3.12, the interest component of the Purchase Price shall be computed (i) on the basis of the applicable Adjusted Mortgage Rate before giving effect to the related modification and (ii) from the date to which interest was last paid to the date on which the Mortgage Loan is assigned to the Master Servicer pursuant to Section 3.12(c).

         QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over the insurer in connection with the insurance policy issued by the insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least "AA" or an equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

         RATED FINAL MATURITY DATE: With respect to the Class A-II-1 Certificates and subject to the prepayment assumptions set forth in "Yield, Prepayment and Maturity Considerations- Structuring Assumptions" in the Prospectus Supplement, March 25, 2015.

         RATING AGENCY: Each of the Rating Agencies specified in the Preliminary Statement. If any of them or a successor is no longer in existence, "RATING AGENCY" shall be the nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References to a given rating or rating category of a Rating Agency means the rating category without giving effect to any modifiers.

         REALIZED LOSS: The excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net Liquidation Proceeds with respect thereto that are allocated to the principal balance of such Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced by such Subsequent Recoveries.

         RECORD DATE: For the Class A and Subordinated Certificates held in book-entry form, the close of business on the Business Day before the related Distribution Date. For any Definitive Certificate, the close of business on the last Business Day of the month preceding the month of the related Distribution Date.

         REFERENCE BANK: As defined in Section 4.07.

         REFINANCE LOAN: Any Mortgage Loan the proceeds of which are used to refinance an existing Mortgage Loan.

         REGULAR CERTIFICATES: Any Class A, Class M, Class C or Class P Certificate.

         RELIEF ACT:  The Servicemembers Civil Relief Act.

         RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or similar state laws, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under this Agreement (including any security interest created thereby) to the extent conveyed pursuant to Section 2.01 and (v) the Collection Account, the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes the Pre-Funding Accounts, any Subsequent Mortgage Loan Interest, the Excess Reserve Fund Account, the Interest Coverage Account, the Cap Contracts, all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

         REMIC I REGULAR INTEREST: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-LT1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-LT1PF: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT1PF shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-LT2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-LT2PF: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT2PF shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC I REGULAR INTEREST I-LTP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTP shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC I REMITTANCE RATE: With respect to REMIC I Regular Interest I-LT1 and (i) for the first and second Distribution Dates, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group I Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC I Regular Interest I-LT2, and (i) for the first and second Distribution Dates, the weighted average of the Adjusted Net Mortgage Rates of the Initial Group II Mortgage Loans and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans. With respect to REMIC I Regular Interest I-LT1PF and (i) the first and second Distribution Dates, 0.000% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans. With respect to REMIC I Regular Interest I-LT2PF and (i) the first and second Distribution Dates, 0.000% and (ii) thereafter, the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans.

         REMIC II INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount (subject to adjustment based on the actual number of days elapsed in the respective Interest Accrual Periods for the indicated Regular Interests for such Distribution Date) equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LTAA minus the Marker Rate, divided by (b) 12.

         REMIC II MARKER ALLOCATION PERCENTAGE: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTZZ and REMIC II Regular Interest II-LTP.

         REMIC II OVERCOLLATERALIZATION TARGET AMOUNT: 0.50% of the Overcollateralization Target Amount.

         REMIC II OVERCOLLATERALIZED AMOUNT: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balance of the REMIC II Regular Interests MINUS (ii) the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTP, in each case as of such date of determination.

         REMIC II PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) one (1) minus a fraction, the numerator of which is two (2) times the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTM11 and the denominator of which is the aggregate Uncertificated Balance of REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ.

         REMIC II REGULAR INTEREST: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a regular interest in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LT1GRP: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT1GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LT1SUB: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT1SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LT2GRP: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT2GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LT2SUB: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT2SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTAA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTAA shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTAI1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTAI1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTAII1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTAII1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTAII2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTAII2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTAII3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTAII3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM4 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM5: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM5 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM6: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM6 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM7: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM7 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM8: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM8 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM9: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM9 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM10: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM10 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTM11: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTM11 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTP: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTP shall be entitled to any Prepayment Charges collected by the Master Servicer and to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTXX: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTXX shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST II-LTZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LTZZ shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

         REMIC II REMITTANCE RATE: With respect to REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11, REMIC II Regular Interest II-LTZZ, REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT2SUB and REMIC II Regular Interest II-LTXX, the weighted average of the REMIC I Remittance Rate on the REMIC I Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest. With respect to REMIC II Regular Interest II-LT1GRP, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest. With respect REMIC II Regular Interest II-LT2GRP, the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

         REMIC II SUB WAC ALLOCATION PERCENTAGE: 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX.

         REMIC II SUBORDINATED BALANCE RATIO: The ratio between the Uncertificated Balances of each REMIC II Regular Interest ending with the designation "SUB", equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of Class A Certificates in the related Loan Group.

         REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-III Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         REMIC III CERTIFICATE: Any Regular Certificate or Class R Certificate.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC REGULAR INTEREST: Any REMIC I Regular Interest, REMIC II Regular Interest or Regular Certificate, as applicable.

         REMIC REMITTANCE RATE: The REMIC I Remittance Rate or the REMIC II Remittance Rate, as applicable.

         REMITTANCE PERIOD: For any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

         REO PROPERTY: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REQUEST FOR RELEASE: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

         REQUIRED INSURANCE POLICY: For any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         RESIDUAL CERTIFICATES: As specified in the Preliminary Statement.

         RESPONSIBLE OFFICER: When used with respect to the Trustee, any Vice President (however denominated), any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer's knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or any other address that S&P furnishes to the Depositor and the Master Servicer.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan allocable to principal or interest on the Mortgage Loan that, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on the Mortgage Loan.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SELLER: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         SENIOR ENHANCEMENT PERCENTAGE: For any Distribution Date, the Credit Enhancement Percentage for the Class A Certificates.

         SERVICING ACCOUNT: The separate Eligible Account or Accounts created and maintained pursuant to Section 3.06(b).

         SERVICING ADVANCES: All customary, reasonable, and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including the cost of:

         (i)

                  (a) the preservation, restoration, and protection of a Mortgaged Property,

                  (b) expenses reimbursable to the Master Servicer pursuant to
         Section 3.12 and any enforcement or judicial proceedings, including foreclosures,

                  (c) the maintenance and liquidation of any REO Property, and

                  (d) compliance with the obligations under Section 3.10; and

         (ii) reasonable compensation to the Master Servicer or its affiliates for acting as broker in connection with the sale of foreclosed Mortgaged Properties and for performing certain default management and other similar services (including appraisal services) in connection with the servicing of defaulted Mortgage Loans. For purposes of clause (ii), only costs and expenses incurred in connection with the performance of activities generally considered to be outside the scope of customary servicing or master servicing duties shall be treated as Servicing Advances.

         SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as the list may from time to time be amended.

         SERVICING STANDARD: That degree of skill and care exercised by the Master Servicer with respect to mortgage loans comparable to the Mortgage Loans serviced by the Master Servicer for itself or others.

         STARTUP DAY: The Closing Date.

         STATED PRINCIPAL BALANCE: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule for such Due Date (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to the sum of: (i) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and (ii) any Liquidation Proceeds allocable to principal received in the prior calendar month and any Principal Prepayments received through the last day of the related Prepayment Period, in each case, with respect to such Mortgage Loan.

         STEPDOWN DATE: The earlier to occur of (a) the first Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates is reduced to zero, and (b) the later to occur of (i) the Distribution Date in July 2008 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans on the last day of the related Remittance Period but before any application of Principal Distribution Amount to the Certificates) is greater than or equal to 38.60%.

         SUBORDINATED CERTIFICATES: As specified in the Preliminary Statement.

         SUBORDINATED MAXIMUM CAP: For each Class of Subordinated Certificates as of any Distribution Date, the WEIGHTED AVERAGE OF:

                  (i) the Group I Maximum Cap, weighted on the basis of the excess of the SUM OF the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period AND any amounts on deposit in the Group I Pre-Funding Account (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the prior calendar month) OVER the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date; AND

                  (ii) the Group II Maximum Cap, weighted on the basis of the excess of the SUM OF the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period AND any amounts on deposit in the Group II Pre-Funding Account (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the prior calendar month) OVER the aggregate Class Certificate Balance of the Group II Certificates immediately prior to that Distribution Date.

         SUBORDINATED NET WAC CAP: For each Class of Subordinated Certificates as of any Distribution Date, the WEIGHTED AVERAGE OF:

                  (i) the Group I Net WAC Cap, weighted on the basis of the excess of the SUM OF the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the opening of business on the first day of the related Remittance Period and any amounts on deposit in the Group I Pre-Funding Account (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the prior calendar month) OVER the aggregate Class Certificate Balance of the Group I Certificates immediately prior to that Distribution Date; AND

                  (ii) the Group II Net WAC Cap, weighted on the basis of the excess of the SUM OF the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the opening of business on the first day of the related Remittance Period and any amounts on deposit in the Group II Pre-Funding Account (weighted on the basis of the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the prior calendar month) OVER the aggregate Class Certificate Balance of the Group II Certificates immediately prior to that Distribution Date.

For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1SUB (subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest II-LT1GRP) and REMIC II Regular Interest II-LT2SUB (subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest II-LT2GRP), weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

         SUBORDINATION REDUCTION AMOUNT: For any Distribution Date, the LESSER OF (a) the Excess Overcollateralization Amount AND (b) the Total Monthly Excess Spread.

         SUBSEQUENT CUT-OFF DATE: As to any Subsequent Mortgage Loans, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Subsequent Mortgage Loan.

         SUBSEQUENT CUT-OFF DATE PRINCIPAL BALANCE: As to any Subsequent Mortgage Loan, its Stated Principal Balance as of the close of business on the applicable Subsequent Cut-off Date.

         SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Seller to the Depositor and the Depositor to the Trust Fund pursuant to Section 2.07, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

         SUBSEQUENT MORTGAGE LOAN INTEREST: Any amount constituting (i) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Mortgage Loan in Loan Group I during the Due Periods relating to the first and second Distribution Dates in excess of 0.000% per annum and (ii) a monthly payment of interest received or advanced at the Net Mortgage Rate with respect to a Subsequent Mortgage Loan in Loan Group II during the Due Periods relating to the first and second Distribution Dates in excess of 0.000% per annum. The Subsequent Mortgage Loan Interest shall be distributable to the Class C Certificates. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

         SUBSEQUENT RECOVERIES: As to any Distribution Date, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior calendar month, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.09) specifically related to such Liquidated Mortgage Loan.

         SUBSEQUENT TRANSFER DATE: With respect to each Subsequent Transfer Instrument, the date on or before the end of the Funding Period on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

         SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit Q, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

         SUBSERVICER: As defined in Section 3.02(a).

         SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan that must, on the date of substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M:

         (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

         (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan;

         (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;

         (iv) have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan;

         (v) have a Margin not more than 1% per annum higher than, and not lower than that of the Deleted Mortgage Loan;

         (vi) have the same Index and same time period between reset periods as that of the Deleted Mortgage Loan;

         (vii) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan;

         (viii) not be a cooperative loan;

         (ix) comply with each representation and warranty in Section 2.03; and

         (x) satisfy the criteria for inclusion in the applicable Loan Group.

         SUBSTITUTION ADJUSTMENT AMOUNT: As defined in Section 2.03.

         TELERATE PAGE 3750: The display page currently so designated by Moneyline Telerate Information Services, Inc. (or on any page replacing that page on that service for the purpose of displaying London inter-bank offered rates of major banks).

         TOTAL MONTHLY EXCESS SPREAD: For any Distribution Date, the EXCESS OF
(i) Available Funds during the related Remittance Period OVER (ii) the SUM OF the amounts paid to the Certificates on the Distribution Date pursuant to Sections 4.02(I)(a) and (b).

         TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         TRIGGER EVENT: A Trigger Event exists if with respect to any Distribution Date on or after the Stepdown Date, (A) the QUOTIENT OF (x) the three month rolling average of the Stated Principal Balance of 60+ Day Delinquent Loans as of the preceding calendar month OVER (y) the Stated Principal Balance of the Mortgage Loans, as of the last day of the preceding calendar month, EQUALS OR EXCEEDS 40.00% of the Senior Enhancement Percentage for the Class A Certificates, or (B) a Cumulative Net Loss Trigger Event is in effect.

         TRUST FUND: The corpus of the trust created under this Agreement consisting of:

         (i) REMIC I;

         (ii) REMIC II;

         (iii) REMIC III;

         (iv) the Pre-Funding Accounts;

         (v) the Interest Coverage Acounts;

         (vi) the Cap Contracts; and

         (vii) the Excess Reserve Fund Account.

         TRUST REMIC: Any of REMIC I, REMIC II or REMIC III.

         TRUSTEE: Deutsche Bank National Trust Company and its successors and, if a successor trustee is appointed under this Agreement, such successor.

         TRUSTEE FEE: As to each Mortgage Loan and any Distribution Date, one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of the Mortgage Loan as of the Due Date occurring in the preceding calendar month (or, whenever a payment of interest accompanies a Principal Prepayment in Full made by the Mortgagor during the preceding calendar month, interest at the Trustee Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest) PLUS the aggregate amount on deposit in the Pre-Funding Accounts as of the Due Date occurring in the preceding calendar month (or, in the case of the initial Distribution Date, as of the Closing Date).

         TRUSTEE FEE RATE: For each Mortgage Loan, the per annum rate agreed upon in writing by the Closing Date by the Trustee and the Depositor.

         UNCERTIFICATED BALANCE: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08. The Uncertificated Balance of REMIC II Regular Interest II-LTZZ shall be increased by interest deferrals as provided in Section 4.08(a)(1). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, Subordinated Certificates and Class P Certificates then outstanding.

         UNCERTIFICATED INTEREST: With respect to any REMIC Regular Interest for any Distribution Date, one month's interest at the REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfalls, if any, for such Distribution Date to the extent not covered pursuant to Section 3.15 and (b) the aggregate amount of any Relief Act Interest Shortfalls, if any, in each case in the manner and priority described below.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by the Master Servicer pursuant to Section 3.15) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, (a) with respect to the Group I Mortgage Loans, to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, that with respect to the first and second Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF, and (b) with respect to the Group II Mortgage Loans, to REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, in each case to the extent of one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; provided, however, that with respect to the first and second Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF.

         For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date:

         The REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by the Master Servicer pursuant to Section 3.15) and the REMIC II Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ, PRO RATA, based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest; and

         The REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by the Master Servicer pursuant to Section 3.15) and the REMIC II Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX, PRO RATA, based on, and to the extent of, one month's interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.

         In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest as described above and pursuant to
Section 4.02.

         UNDERWRITER'S EXEMPTION: Prohibited Transaction Exemption 2002-41, 67 Fed.Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         UNITED STATES PERSON OR U.S. PERSON:

         (i) A citizen or resident of the United States;

         (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;

         (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations);

         (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or

         (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons before that date, may elect to continue to be U.S. Persons.

         UNPAID INTEREST AMOUNTS: As of any Distribution Date and any Class of Certificates, the SUM OF

(a) the EXCESS OF

                  (i) the SUM OF the Accrued Certificate Interest Distribution Amount for the Distribution Date and any portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid OVER

                  (ii) the amount in respect of interest on the Class of Certificates actually distributed on such Distribution Date; and

(b) interest on that excess for the related Interest Accrual Period at the applicable Pass-Through Rate (to the extent permitted by applicable law).

         UNPAID REALIZED LOSS AMOUNT: For any Class of Subordinated Certificates and any Distribution Date, is the EXCESS OF (i) Applied Realized Loss Amounts for the Class OVER (ii) the SUM OF all distributions in reduction of Applied Realized Loss Amounts for the Class on all previous Distribution Dates and any reductions applied thereto due to the receipt of Subsequent Recoveries. Any amounts distributed to a Class of Subordinated Certificates with respect to any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of the Class.

         VOTING RIGHTS: The portion of the voting rights of all of the Certificates that is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to any Class C Certificates and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on the date (the Voting Rights to be allocated among the holders of Certificates of each Class in accordance with their respective Percentage Interests).

Section 1.02      RULES OF CONSTRUCTION.

         Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise:

         (a) References to designated articles, sections, subsections, exhibits, and other subdivisions of this Agreement, such as "Section 6.12 (a)," refer to the designated article, section, subsection, exhibit, or other subdivision of this Agreement as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular article, section, exhibit, or other subdivision of this Agreement.

         (b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Agreement.

         (c) Any party may execute any of the requirements under this Agreement either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Agreement. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Agreement are implicitly available and things may happen from time to time.

         (d) The term "including" and all its variations mean "including but not limited to." Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

         (e) A reference to "a [thing]" or "any [of a thing]" does not imply the existence or occurrence of the thing referred to even though not followed by "if any," and "any [of a thing]" is any of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase "the obligors on a note" means "the obligor or obligors on a note"). "Until [something occurs]" does not imply that it must occur, and will not be modified by the word "unless." The word "due" and the word "payable" are each used in the sense that the stated time for payment has passed. The word "accrued" is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an "excess" does not exist. Portions of things may be expressed as fractions or percentages interchangeably.

         (f) All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Agreement, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement are inconsistent with their meanings under generally accepted accounting principles, the definitions contained in this Agreement shall control. Capitalized terms used in this Agreement without definition that are defined in the Uniform Commercial Code are used in this Agreement as defined in the Uniform Commercial Code.

         (g) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words "from" and "beginning" mean "from and including," the word "after" means "from but excluding," the words "to" and "until" mean "to but excluding," and the word "through" means "to and including." Likewise, in setting deadlines or other periods, "by" means "on or before." The words "preceding," "following," and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

         (h) Any reference to the enforceability of any agreement against a party means that it is enforceable, subject as to enforcement against the party, to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

         Section 2.01 CONVEYANCE OF MORTGAGE LOANS.

         (a) The Seller, concurrently with the execution and delivery of this Agreement, hereby transfers to the Depositor, without recourse, all the interest of the Seller in each Mortgage Loan, including all interest and principal due to the Seller on each Mortgage Loan after the applicable Cut-off Date and all interest and principal payments on each Mortgage Loan received by the applicable Cut-off Date for installments of interest and principal due after the applicable Cut-off Date but not including payments of principal and interest due on each Mortgage Loan by the applicable Cut-off Date. By the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Mortgage Loan listed in the Mortgage Loan Schedule (except that, in the case of Mortgage Loans that are Delayed Delivery Mortgage Loans, such delivery may take place within five (5) Business Days of the Closing Date) as of the Closing Date. The delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Mortgage Loans. Also on the Closing Date, the Depositor shall deposit $100 into the Certificate Account for the benefit of the Class P Certificates.

         (b) The Depositor, concurrently with the execution and delivery of this Agreement, hereby transfers to the Trustee for the benefit of the Certificateholders, without recourse, all the interest of the Depositor in the Trust Fund, together with the Depositor's right to require the Seller to cure any breach of a representation or warranty made in this Agreement by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement. The Depositor hereby directs the Trustee to execute the Cap Contracts.

         (c) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered (or, in the case of the Delayed Delivery Mortgage Loans, will deliver within the time periods specified in the definition of Delayed Delivery Mortgage Loans) to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) The original Mortgage Note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ ______________without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each endorsement being sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note) or a lost note affidavit for any Lost Mortgage Note from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of the Mortgage Note.

                  (ii) Except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage (or, in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, a true copy of the Mortgage certified as such by an applicable notary) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

                  (iii) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided, that if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office; provided, further, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

                  (iv) The original or copies of each assumption, modification, written assurance, or substitution agreement.

                  (v) Except as provided below, the original or duplicate original lender's title policy and all its riders.

         In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller's expense, the MERS(R) System to indicate that the Mortgage Loans sold by the Seller to the Depositor have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan sold by the Seller to the Depositor during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

         In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii),
(iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Master Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, that in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.

         The Depositor shall forward to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. If the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver the required document to the public recording office. If a public recording office retains the original recorded Mortgage or if a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of the Mortgage certified by the public recording office to be a true and complete copy of the original recorded Mortgage.

         As promptly as practicable after any transfer of a Mortgage Loan under this Agreement, and in any event within thirty days after the transfer, the Trustee shall (i) affix the Trustee's name to each assignment of Mortgage, as its assignee, and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, if the Trustee has not received the information required to deliver any assignment of a Mortgage for recording, the Trustee shall deliver it as soon as practicable after receipt of the needed information and in any event within thirty days.

         Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, that each assignment of Mortgage shall be submitted for recording by the Seller (at the direction of the Master Servicer) in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights or by the NIM Insurer, if any, (ii) [RESERVED], (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the assignments of Mortgage, such expense shall be paid by the Trustee and shall be reimbursable out of the Distribution Account.

         If any Mortgage Loans have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of the prepayment that is required to be deposited in the Certificate Account pursuant to Section 3.06.

         Notwithstanding anything to the contrary in this Agreement, within five
(5) Business Days after the Closing Date, the Seller shall either

         (i) deliver to the Trustee the Mortgage File as required pursuant to this Section 2.01 for each Delayed Delivery Mortgage Loan or

         (ii) (A) repurchase the Delayed Delivery Mortgage Loan or (B) substitute the Delayed Delivery Mortgage Loan for a Substitute Mortgage Loan, which repurchase or substitution shall be accomplished in the manner and subject to the conditions in Section 2.03.

         By the fifth Business Day after the Closing Date, the Trustee shall, in accordance with Section 2.02, send a Delayed Delivery Certification substantially in the form of Exhibit G-2 (with any applicable exceptions noted thereon) for all Delayed Delivery Mortgage Loans delivered within the specified numbers of days after the pertinent date. The Trustee will promptly send a copy of such Delayed Delivery Certification to each Rating Agency. If the Seller fails to deliver a Mortgage File for any Delayed Delivery Mortgage Loan within the period specified herein, the Seller shall use its best reasonable efforts to effect a substitution, rather than a repurchase of, any Deleted Mortgage Loan. The cure period provided for in Section 2.02 or in Section 2.03 shall not apply to the initial delivery of the Mortgage File for such Delayed Delivery Mortgage Loan, but rather the Seller shall have five (5) Business Days to cure such failure to deliver. At the end of such period, the Trustee shall send a Delayed Delivery Certification for the Delayed Delivery Mortgage Loans delivered during such period in accordance with the provisions of Section 2.02.

         The Seller agrees to treat the transfer of the Mortgage Loans to the Depositor as a sale for all tax, accounting, and regulatory purposes.

         It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a "High-Cost Home Loan" (or any other similarly designated loan) as defined in the New Jersey Home Ownership Act effective November 27, 2003, The Home Loan Protection Act of New Mexico effective January 1, 2004, The Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or The Indiana Home Loan Practices Act effective January 1, 2005.

         Section 2.02 ACCEPTANCE BY THE TRUSTEE OF THE MORTGAGE LOANS.

         The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form of Exhibit G-1 and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files for the Mortgage Loans, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

         The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Seller an Initial Certification in the form of Exhibit G-1. Based on its review and examination, and only as to the documents identified in the Initial Certification, the Trustee acknowledges that the documents appear regular on their face and relate to the Mortgage Loans. The Trustee shall be under no duty to inspect, review, or examine said documents, instruments, certificates, or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         By the thirtieth day after the Closing Date (or if that day is not a Business Day, the succeeding Business Day), the Trustee shall deliver to the Depositor, the Master Servicer and the Seller a Delayed Delivery Certification with respect to the Mortgage Loans, substantially in the form of Exhibit G-2, with any applicable exceptions noted thereon.

         Not later than ninety (90) days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and the Seller a Final Certification in the form of Exhibit H, with any applicable exceptions noted thereon.

         If, in the course of its review, the Trustee finds any document constituting a part of a Mortgage File that does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification. The Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct any such defect within ninety (90) days from the date it was so notified of the defect and, with respect to any Mortgage Loan for which such defect is materially adverse to the Certificateholders, if the Seller does not correct such defect within that period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished pursuant to
Section 2.03, or (b) purchase the Mortgage Loan at its Purchase Price from the Trustee within ninety (90) days from the date the Seller was notified of the defect in writing.

         If a substitution or purchase of a Mortgage Loan pursuant to this provision is required because of a delay in delivery of any documents by the appropriate recording office, or there is a dispute between either the Master Servicer or the Seller and the Trustee over the location or status of the recorded document, then the substitution or purchase shall occur within 720 days from the Closing Date. In no other case may a substitution or purchase occur more than 540 days from the Closing Date.

         The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) that has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of the Mortgage Loan. The notice shall be delivered every ninety (90) days thereafter until the related Mortgage Loan is returned to the Trustee. Any substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected before the delivery to the Trustee of the Opinion of Counsel required by Section 2.05, and any substitution pursuant to (a) above shall not be effected before the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for the month.

         The Purchase Price for any Mortgage Loan shall be deposited by the Seller in the Certificate Account by the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of the deposit and certification with respect thereto in the form of Exhibit N, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request any instruments of transfer or assignment prepared by the Seller, in each case without recourse, necessary to vest in the Seller, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

         If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS(R) System the Seller as the beneficial holder of such Mortgage Loan.

         The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

         The obligation of the Seller to substitute for or to purchase any Mortgage Loan that does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting the defect available to the Trustee, the Depositor, and any Certificateholder against the Seller.

         Section 2.03 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE
                      SELLER AND THE MASTER SERVICER.

         (a) IndyMac, in its capacities as Seller and Master Servicer, hereby makes the representations and warranties in Schedule II, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date. The Master Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

         (b) The Seller, in its capacity as Seller, hereby makes the representations and warranties in Schedule III, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the NIM Insurer. A breach of the representation or warranty made pursuant to clauses (29), (30), (34), (35), (36), (37), (38) and (39) of
Schedule III or a breach of the covenant of the Master Servicer made pursuant to clause (a) above will be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan. The Seller hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall: (i) if the 90 day period expires before the second anniversary of the Closing Date, remove the Mortgage Loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in accordance with this
Section 2.03; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner stated below. Any substitution pursuant to (i) above shall not be effected before the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 and a Request for Release substantially in the form of Exhibit N, and the Mortgage File for any Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for the breach.

         With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and any other documents and agreements required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for the month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Remittance Period of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next Distribution Date. For the Remittance Period of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for the Remittance Period and thereafter the Seller shall be entitled to retain all amounts received with respect to the Deleted Mortgage Loan.

         The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of the Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon the substitution, the Substitute Mortgage Loans shall be subject to this Agreement in all respects, and the Seller shall be deemed to have made with respect to the Substitute Mortgage Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to the Mortgage Loan. Upon any substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with the substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to the Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all the Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the Remittance Period of substitution and any adjustments due to any costs or damages incurred by the Trust Fund in connection with any violation of the Mortgage Loan of any predatory or abusive lending law). The amount of the shortage (the "SUBSTITUTION ADJUSTMENT AMOUNT") PLUS, if the Seller is not the Master Servicer, the aggregate of any unreimbursed Advances and Servicing Advances with respect to the Deleted Mortgage Loans, shall be deposited into the Certificate Account by the Seller by the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         If the Seller repurchases a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.06 by the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace the Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 and receipt of a Request for Release in the form of Exhibit N, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. The obligation under this Agreement of any Person to cure, repurchase, or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Person respecting the breach available to Certificateholders, the Depositor, or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         Section 2.04 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR AS TO THE MORTGAGE LOANS.

         The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses, or counterclaims.

         The Depositor hereby transfers to the Trustee all of its rights with respect to the Mortgage Loans, including the representations and warranties of the Seller made pursuant to Section 2.03(b), together with all rights of the Depositor to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with this Agreement.

         The representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of any breach of any of the representations and warranties in this Section that materially and adversely affects the interest of the Certificateholders, the party discovering the breach shall give prompt written notice to the others, the NIM Insurer, and to each Rating Agency. If the NIM Insurer discovers such a breach, it may notify the parties to this Agreement and each Rating Agency.

         Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS AND REPURCHASES.

         (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.01, 2.02, 2.03 or 2.05 shall be made more than ninety (90) days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (b) Upon discovery by the Depositor, the Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties and the NIM Insurer. If the NIM Insurer discovers such facts, it may notify the parties to this Agreement. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06 EXECUTION AND DELIVERY OF CERTIFICATES.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with the transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

         Section 2.07 CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

         (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Accounts, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in an to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee at least three
(3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Trustee from amounts released from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, shall be 100% of the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument provided by the Depositor). This Agreement shall constitute a fixed-price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         (b) The Depositor shall transfer to the Trustee for deposit in the pool of Mortgage Loans the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Seller shall have delivered a computer file acceptable to the Trustee containing such Mortgage Loan Schedule to the Trustee at least three
         (3) Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the NIM Insurer, if any, must consent to such conveyance;

                  (viii) the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.07 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under this Agreement, to the extent of the Subsequent Mortgage Loans;

                  (ix) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans.

         (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to the each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the applicable Subsequent Cut-off Date; provided, however, that such Subsequent Mortgage Loans may have a first payment date occurring on or after the applicable Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loan could not have been delinquent as of such Subsequent Cut-off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months from its first payment date;
(iii) the Subsequent Mortgage Loan may not provide for negative amortization;
(iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of two months; (vi) such Subsequent Mortgage Loan will not have a Mortgage Rate less than 3.500% or greater than 14.000%; (vii) such Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices; (viii) such Subsequent Mortgage Loan will have a first payment date occurring on or before July 1, 2005; (ix) such Subsequent Mortgage Loan will have a principal balance no greater than $1,000,000; and (x) such Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "--Underwriting Standards of the Seller" in the Prospectus Supplement.

         (d) Following the purchase of any Subsequent Mortgage Loan by the Trust Fund to be included in Loan Group I, the Mortgage Loans in Loan Group I (including the related Subsequent Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 3.500% and not more than 14.000%; (iii) have a weighted average Loan-to-Value Ratio of approximately 78.000%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than approximately 76.000% of the Mortgage Loans in Loan Group I; (vi) with respect to the adjustable-rate Mortgage Loans in Loan Group I, have a weighted average Margin of approximately 5.480%; and (vii) have a weighted average FICO Score of approximately 629; in each case measured by aggregate principal balance of the Mortgage Loans in Loan Group I as of the Cut-off Date or Subsequent Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans in Loan Group I will be based on the principal balance of the Closing Date Mortgage Loans in Loan Group I as of the Cut-off Date and the principal balance of the Subsequent Mortgage Loans included in Loan Group I as of the related Subsequent Cut-off Date.

         Following the purchase of any Subsequent Mortgage Loan by the Trust Fund to be included in Loan Group II, the Mortgage Loans in Loan Group II (including the related Subsequent Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 3.500% and not more than 14.000%; (iii) have a weighted average Loan-to-Value Ratio of approximately 78.50%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than approximately 75.00% of the Mortgage Loans in Loan Group II; (vi) with respect to the adjustable-rate Mortgage Loans in Loan Group II, have a weighted average Margin of approximately 5.375%; and (vii) have a weighted average FICO Score of approximately 637; in each case measured by aggregate principal balance of the Mortgage Loans in Loan Group II as of the Cut-off Date or Subsequent Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans in Loan Group II will be based on the principal balance of the Closing Date Mortgage Loans in Loan Group II as of the Cut-off Date and the principal balance of the Subsequent Mortgage Loans in Loan Group II as of the related Subsequent Cut-off Date.

         (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one (1) Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Seller shall have delivered to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

         Section 2.08 REMIC MATTERS.

         The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby.

                  (A) ISSUANCE OF THE REMIC I REGULAR INTERESTS AND THE CLASS
                      R-I INTEREST.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Interest in authorized denominations. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  (B) CONVEYANCE OF THE REMIC I REGULAR INTERESTS; REMIC I,
                      REMIC II AND REMIC III BY THE TRUSTEE.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC I for the benefit of the Holders of the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-I Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC I and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC I Regular Interests and the Class R Certificates (in respect of the Class R-I Interest). The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

                  The Trustee, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest in and to the REMIC I Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-II Interest). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and the Class R Certificates (in respect of the Class R-II Interest). The interests evidenced by the Class R-II Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

                  The Trustee, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest in and to the REMIC II Regular Interests (which are uncertificated) for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-III Interest). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and shall hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-III Interest). The interests evidenced by the Class R-III Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC III.

                  (C) ISSUANCE OF CLASS R CERTIFICATES.

                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor or the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The interests evidenced by the Class R Certificates, together with the REMIC I Regular Interests, the REMIC II Regular Interests and the REMIC III Certificates, constitute the entire beneficial ownership interest in REMIC I, REMIC II and REMIC III.

                  Section 2.09 COVENANTS OF THE MASTER SERVICER.

         The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

         (a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the NIM Insurer, or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement, or report not misleading.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01 MASTER SERVICER TO SERVICE MORTGAGE LOANS.

         For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and the Servicing Standard.

         The Master Servicer shall not make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

         Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor or the Trustee any documents requiring execution and delivery by either or both of them appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of the documents, the Depositor or the Trustee shall execute the documents and deliver them to the Master Servicer.

         The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

         In accordance with and to the extent of the Servicing Standard, the Master Servicer shall advance funds necessary to effect the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.07, and further as provided in Section 3.09. The costs incurred by the Master Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the Mortgage Loans so permit.

         Section 3.02 SUBSERVICING; ENFORCEMENT OF THE OBLIGATIONS OF SUBSERVICERS.

         (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer (a "SUBSERVICER") pursuant to a subservicing agreement reasonably acceptable to the NIM Insurer. The Master Servicer may not enter into any subservicing agreement if as a result any Class of the Certificates would be downgraded or have their rating withdrawn by any Rating Agency. The subservicing arrangement and the related subservicing agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding anything in any subservicing agreement or this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or references to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administration of the Mortgage Loans in accordance with this Agreement without diminution of its obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Master Servicer with the same effect as if performed directly by the Master Servicer. The Master Servicer, with the consent of the NIM Insurer, may terminate any subservicing agreement and the rights and obligations of any Subservicer pursuant to any subservicing agreement in accordance with the terms of such subservicing agreement.

         (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by the Subservicer regardless of whether the payments are remitted by the Subservicer to the Master Servicer.

         Section 3.03  [RESERVED].

         Section 3.04 NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICERS AND THE TRUSTEE.

         Any subservicing arrangement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be solely between the Subservicer and the Master Servicer alone, and the Trustee, the NIM Insurer, and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties, or liabilities with respect to the Subservicer in its capacity as such except as stated in Section 3.05.

         Section 3.05  TRUSTEE TO ACT AS MASTER SERVICER.

         If the Master Servicer for any reason is no longer the Master Servicer hereunder (including because of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter, except that the Trustee shall not be:

         (i) liable for losses of the Master Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Master Servicer hereunder,

         (ii) obligated to make Advances if it is prohibited from doing so by applicable law,

         (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including repurchases or substitutions pursuant to Section 2.01, 2.02, 2.03 or 2.05,

         (iv) responsible for expenses of the Master Servicer pursuant to
Section 2.03, or

         (v) deemed to have made any representations and warranties of the Master Servicer hereunder. Any assumption shall be subject to Section 7.02.

         Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate the agreement if a successor Master Servicer is appointed.

         If the Master Servicer is no longer the Master Servicer for any reason (including because of any Event of Default), the Trustee (or any other successor Master Servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with its terms. The Trustee (or any other successor Master Servicer) shall not incur any liability or have any obligations in its capacity as successor Master Servicer under a subservicing agreement arising before the date of succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising before the date of succession.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of collected amounts held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         Notwithstanding anything else in this Agreement to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under this Agreement and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions provided for in this Agreement.

         Section 3.06 COLLECTION OF MORTGAGE LOAN PAYMENTS; SERVICING ACCOUNTS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT; DISTRIBUTION ACCOUNT; EXCESS RESERVE FUND ACCOUNT.

         (a) In accordance with and to the extent of the Servicing Standard, the Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the Mortgage Loans to the extent the procedures are consistent with this Agreement and any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, subject to Section 3.20, any Prepayment Charge or penalty interest in connection with the prepayment of a Mortgage Loan, (ii) modify any delinquent or defaulted Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of that Mortgage Loan); provided, that such modification is consistent with the Servicing Standard and if in the Master Servicer's determination such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss of such Mortgage Loan; provided, however, that the Master Servicer shall not initiate new lending to such Mortgagor through the trust, and (iii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. However, the Master Servicer cannot extend the maturity of any Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan in the applicable Loan Group as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with Section 4.01 during the scheduled period in accordance with the amortization schedule of the Mortgage Loan without modification thereof because of the arrangements. In addition, the NIM Insurer's prior written consent shall be required for any modification, waiver, or amendment if the amendment of the aggregate number of outstanding Mortgage Loans that have been modified, waived, and amended exceeds 5% of the aggregate number of Mortgage Loans. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which the payment is required is prohibited by applicable law. The Master Servicer shall not sell any delinquent or defaulted Mortgage Loan.

         (b) The Master Servicer shall establish and maintain (or, if a Mortgage Loan is subserviced by another Person, cause the related Subservicer to establish and maintain) one or more Servicing Accounts into which the Master Servicer shall deposit on a daily basis within one (1) Business Day of receipt, the following payments and collections received by it or remitted by any Subservicer in respect of Mortgage Loans after the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the Cut-off
Date):

                  (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans and, in cases where the Master Servicer maintains the Servicing Account, the related Master Servicing Fee; and

                  (iii) all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

         By the Determination Date in each calendar month, the Master Servicer shall (a) withdraw from the Servicing Account all amounts on deposit therein pursuant to clauses (i) and (ii) above (other than amounts attributable to a Principal Prepayment in Full) and (b) deposit such amounts in the Collection Account. By the Business Day in each calendar month following the deposit in the Servicing Account of amounts on deposit therein pursuant to clause (iii) above or pursuant to any Principal Prepayment in Full, the Master Servicer shall (a) withdraw such amounts from the Servicing Account and (b) deposit such amounts in the Collection Account.

         (c) The Master Servicer shall establish and maintain a segregated Collection Account into which the Master Servicer shall deposit, as and when required by paragraph (b) of this Section 3.06, all amounts required to be deposited into the Collection Account pursuant to that paragraph.

         (d) The Master Servicer shall establish and maintain a segregated Certificate Account into which the Master Servicer shall deposit on a daily basis (i) within one (1) Business Day of deposit in the Collection Account (in the case of items (i) through (iii) below) and (2) within one (1) Business Day of receipt (in the case of all other items), except as otherwise specified herein, the following payments and collections received by it or remitted by any Subservicer in respect of Mortgage Loans after the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee;

                  (iii) all Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) [RESERVED];

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Sections 3.12 and 3.14;

                  (vi) all Purchase Prices from the Master Servicer or Seller and all Substitution Adjustment Amounts; (vii) all Advances made by the Master Servicer pursuant to Section 4.01;

                  (viii) any other amounts required to be deposited hereunder;
         and

                  (ix) all Prepayment Charges collected.

         In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for the Mortgage Loan, in addition to the monthly payment remitted by the related Mortgagor, the Master Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to the Mortgage Loan equal to the amount of interest that has accrued on the Mortgage Loan from the preceding Due Date at the Mortgage Rate net of the Master Servicing Fee on that date.

         The foregoing requirements for remittance by the Master Servicer shall be exclusive. Without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. If the Master Servicer remits any amount not required to be remitted, it may at any time withdraw that amount from the Certificate Account, any provision herein to the contrary notwithstanding. The withdrawal or direction may be accomplished by delivering written notice of it to the Trustee or any other institution maintaining the Certificate Account that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.06. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09.

         The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class C Certificateholder, to secure its limited recourse obligation to pay to the other Certificateholders Net WAC Cap Carry Forward Amounts.

         On each Distribution Date, the Trustee shall deposit the amount of any Net WAC Cap Payment for that date into the Excess Reserve Fund Account.

         The Trustee shall invest amounts held in the Excess Reserve Fund Account only in Permitted Investments, which shall mature not later than the Business Day preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the next Distribution
Date) and, in each case, shall not be sold or disposed of before its maturity. The Master Servicer shall direct the Trustee in writing with respect to investment of amounts in the Excess Reserve Fund Account.

         On each Distribution Date on which a Net WAC Cap Carry Forward Amount exists for any Class of Certificates, the Trustee shall withdraw from the Excess Reserve Fund Account amounts necessary to pay to the Class of Certificates the Net WAC Cap Carry Forward Amount. Such payments shall be allocated to those Classes as provided in Section 4.02(IV). Any Net WAC Cap Carry Forward Amounts paid by the Trustee to the Certificateholders shall be accounted for by the Trustee as amounts paid to the Holder of the Class C Certificate. In addition, the Trustee shall account for the Certificateholders' rights to receive payments of Net WAC Cap Carry Forward Amounts as rights in a limited recourse interest rate cap contract written by the Class C Certificateholder in favor of the other Certificateholders.

         The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The owner of the Excess Reserve Fund Account is the Class C Certificateholder. The Trustee shall treat amounts transferred by REMIC III to the Excess Reserve Fund Account as distributions to the Class C Certificateholder (and from the Class C Certificateholder to the Excess Reserve Fund Account), other than amounts paid to the Excess Reserve Fund Account by the Cap Contracts, for all federal income tax purposes. Accordingly, each Class of Certificates, other than the Class C Certificate and Class P Certificate, will comprise two components - a REMIC Regular Interest and an interest in a cap contract. The Trustee shall allocate the issue price for a Class of Certificates between two components for purposes of determining the issue price of the REMIC Regular Interest component. The value of the right to receive payments from the Excess Reserve Fund Account will be $83,000 with respect to the Group I Certificates, $65,000 with respect to the Group II Certificates and $72,000 with respect to the Subordinated Certificates.

         Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly stated in this Section 3.06(d).

         (e) [RESERVED];

         (f) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.09(a);

                  (ii) any amount deposited by the Master Servicer pursuant to
         Section 3.06(g) in connection with any losses on Permitted Investments; and

                  (iii) any other amounts deposited hereunder that are required to be deposited in the Distribution Account.

         If the Master Servicer remits any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw that amount from the Distribution Account, any provision herein to the contrary notwithstanding. The direction may be accomplished by delivering an Officer's Certificate to the Trustee that describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

         (g) Each institution at which the Certificate Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date) and shall not be sold or disposed of before its maturity. All Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income realized from any investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Certificate Account shall promptly be deposited by the Master Servicer in the Certificate Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with this Section 3.06.

         (h) [RESERVED].

         (i) The Master Servicer shall notify the Trustee, the Seller, each Rating Agency, and the Depositor of any proposed change of the location of the Certificate Account, the Collection Account, the Excess Reserve Fund Account or the Distribution Account not later than 30 days and not more than 45 days before any change thereof.

         Section 3.07 COLLECTION OF TAXES, ASSESSMENTS, AND SIMILAR ITEMS ESCROW
                      ACCOUNTS.

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an "ESCROW ACCOUNT") and deposit and retain therein all collections from the Mortgagors (or Servicing advances) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse (without duplication) the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments and insurance premiums) and 3.10 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund.

         (c) The Master Servicer shall advance any payments referred to in
Section 3.07(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise.

         Section 3.08 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

         The Master Servicer shall afford the Depositor, the NIM Insurer, and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information, and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

         Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder or Certificate Owner that is a savings and loan association, bank, or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit the Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates. The Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing the reports and access.

         Section 3.09 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT, THE DISTRIBUTION ACCOUNT, THE INTEREST COVERAGE ACCOUNT AND THE EXCESS RESERVE FUND ACCOUNT.

         (a) The Master Servicer may (and, in the case of clause (ix) below, shall) from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Master Servicer or the related Subservicer (to the extent not previously retained) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Master Servicer, as additional master servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

                  (ii) to reimburse the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loans in respect of which the Advance was made;

                  (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, such right of reimbursement pursuant to this sub-clause (a) made by it being limited to amounts received on the Mortgage Loans in respect of which the Sevicing Advance was made that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01, Section 3.07 or Section 3.10 and (b) for unpaid Master Servicing Fees as provided in Section 3.12;

                  (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.01, 2.02, 2.03 or 2.05, all amounts received thereon after the date of such purchase;

                  (vii) to reimburse the Seller, the Master Servicer, the NIM Insurer, or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03;

                  (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

                  (ix) by the Distribution Account Deposit Date, to withdraw (1) Available Funds and the Trustee Fee for the Distribution Date, to the extent on deposit, and (2) the Prepayment Charges on deposit, and remit such amount to the Trustee for deposit in the Distribution Account; and

                  (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, to justify any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv), (v), and (vi). Before making any withdrawal from the Certificate Account pursuant to subclause
(iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans and their respective portions of the Nonrecoverable Advance.

         (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay to itself the Trustee Fee for the related Distribution Date;

                  (ii) to pay to the Master Servicer as additional servicing compensation earnings on or investment income with respect to funds in the Distribution Account;

                  (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

                  (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01.

         (c) On each Distribution Date, the Trustee shall make withdrawals from the Excess Reserve Fund Account for deposit in the Distribution Account of the amount required pursuant to Section 3.06(d). Each institution at which the Excess Reserve Fund Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date) and shall not be sold or disposed of before its maturity. All Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income realized from any investment of funds on deposit in the Excess Reserve Fund Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Excess Reserve Fund Account shall promptly be deposited by the Master Servicer in the Excess Reserve Fund Account. On the earlier of (i) the termination of this Agreement pursuant to Section 9.01 and (ii) the Distribution Date on which all of the Certificates (other than the Class C Certificates) are reduced to zero, any amount remaining on deposit in the Excess Reserve Fund Account after giving effect to the requirements of this section shall be withdrawn by the Trustee and paid to the Class C Certificateholders.

         Section 3.10 MAINTENANCE OF HAZARD INSURANCE; MAINTENANCE OF PRIMARY INSURANCE POLICIES.

         (a) The Master Servicer shall maintain, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the LESSER OF

                  (i) the maximum insurable value of the improvements securing the Mortgage Loan AND

                  (ii) the GREATER OF (y) the outstanding principal balance of the Mortgage Loan AND (z) an amount such that the proceeds of the policy are sufficient to prevent the related Mortgagor or the mortgagee from becoming a co-insurer.

Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected under the policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the Mortgage Loan so permits. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.09. No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to any applicable laws and regulations in force that require additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and the area is participating in the national flood insurance program, the Master Servicer shall maintain flood insurance for the Mortgage Loan. The flood insurance shall be in an amount equal to the LEAST OF (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of the Mortgaged Property AND (iii) the maximum amount of flood insurance available for the related Mortgaged Property under the national flood insurance program.

         If the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall have satisfied its obligations in the first sentence of this Section 3.10. The policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If the policy contains a deductible clause and a policy complying with the first sentence of this Section
3.10 has not been maintained on the related Mortgaged Property, and if a loss that would have been covered by the required policy occurs, the Master Servicer shall deposit in the Certificate Account, without any right of reimbursement, the amount not otherwise payable under the blanket policy because of the deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders and the NIM Insurer, claims under any blanket policy.

         (b) The Master Servicer shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with a Qualified Insurer. The Master Servicer need not maintain any Primary Insurance Policy if maintaining the Primary Insurance Policy is prohibited by applicable law. The Master Servicer agrees, to the extent permitted by applicable law, to effect the timely payment of the premiums on each Primary Insurance Policy, and any costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds. The Master Servicer shall maintain for as long as each relevant Mortgage Loan is outstanding the mortgage insurance associated with the Mortgage Loans identified on the Mortgage Loan Schedule as having lender acquired mortgage insurance, and as to any other Mortgage Loans the Master Servicer need not maintain any Primary Insurance Policy with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new Appraised Value.

         In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee, the NIM Insurer, and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take any reasonable action in accordance with the Servicing Standard necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account or the Collection Account (as applicable).

         Section 3.11 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

         (a) Except as otherwise provided in this Section 3.11, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of the conveyance and in accordance with the Servicing Standard, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise these rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or Mortgage is not otherwise so required under the Mortgage Note or Mortgage as a condition to the transfer.

         If (i) the Master Servicer is prohibited by law from enforcing any due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon. The Mortgage Loan must continue to be covered (if so covered before the Master Servicer enters into the agreement) by the applicable Required Insurance Policies.

         The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with the Person, pursuant to which the original Mortgagor is released from liability and the Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.11 because of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent provided in Section 3.11(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and the Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver to the Trustee for signature and shall direct the Trustee, in writing, to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed, and the modification agreement or supplement to the Mortgage Note or Mortgage or other instruments appropriate to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to the Person. In connection with any such assumption, no material term of the Mortgage Note may be changed.

         In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each substitution, assumption, or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any substitution or assumption agreement has been completed by forwarding to the Trustee the original of the substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of the Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer will retain any fee collected by it for entering into an assumption or substitution of liability agreement as additional master servicing compensation.

         Section 3.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS; REPURCHASE OF CERTAIN MORTGAGE LOANS.

         (a) The Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to foreclose on or otherwise comparably convert the ownership of Mortgaged Properties in respect of which the related Mortgage Loans have come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the Master Servicer shall follow the Servicing Standard and shall follow the requirements of the insurer under any Required Insurance Policy.

         Notwithstanding the foregoing, the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines (i) that the restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of restoration expenses and (ii) that restoration expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any foreclosure proceedings. The Master Servicer is entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within one mile of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, before acquiring the Mortgaged Property, consider the risks and only take action in accordance with its established environmental review procedures. The Master Servicer shall not foreclose any Mortgaged Property or accept a deed in lieu of foreclosure for any Mortgaged Property without the consent of the NIM Insurer if the Master Servicer has actual knowledge or notice that the Mortgaged Property contains material hazardous wastes or substances subject to the Hazardous Substance Clean Up Bond Act of 1984.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to the REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to the REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell the REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve the REO Property in accordance with the Servicing Standard as the Master Servicer deems to be in the best interest of the Certificateholders for the period before the sale of the REO Property.

         The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, the preparation of any required tax and information returns, in the form required, and delivery of the same to the Trustee for filing.

         If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the REO Property shall only be held temporarily, shall be actively marketed for sale, and the Master Servicer shall dispose of the Mortgaged Property as soon as practicable, and in any case before the end of the third calendar year following the calendar year in which the Trust Fund acquires the property. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding. The proceeds received from the maintenance of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with maintenance of the REO Properties and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Rate were being made in accordance with the Mortgage Note) and all such proceeds shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the proceeds received during any calendar month exceed the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for the calendar month, the excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

         The proceeds from any liquidation of a Mortgage Loan, as well as any proceeds from an REO Property, will be applied in the following order of priority:

                  FIRST, to reimburse the Master Servicer for any related unreimbursed Servicing Advances or Master Servicing Fees or for any unreimbursed Advances, as applicable;

                  SECOND, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.09(a)(ii) that related to the Mortgage Loan;

                  THIRD, to accrued and unpaid interest (to the extent no Advance has been made for such amount or an Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate through the Remittance Period preceding the Distribution Date on which the amounts are required to be distributed; and

                  FOURTH, as a recovery of principal of the Mortgage Loan. The Master Servicer will retain any Excess Proceeds from the liquidation of a Liquidated Mortgage Loan as additional servicing compensation pursuant to Section 3.15.

         (b) [RESERVED]

         (c) The Master Servicer may agree to a modification of any Mortgage Loan at the request of the related Mortgagor if (i) the modification is in lieu of a refinancing and the Mortgage Rate on the relevant Mortgage Loan, as modified, is approximately a prevailing market rate for newly-originated mortgage loans having similar terms and (ii) the Master Servicer purchases the relevant Mortgage Loan from the Trust Fund as described below. Upon the agreement of the Master Servicer to modify a Mortgage Loan in accordance with the preceding sentence, the Master Servicer shall purchase that Mortgage Loan and all interest of the Trustee in that Mortgage Loan shall automatically be deemed transferred and assigned to the Master Servicer and all benefits and burdens of ownership thereof, including the right to accrued interest thereon from the date of purchase and the risk of default thereon, shall pass to the Master Servicer. The Master Servicer shall promptly deliver to the Trustee a certification of a Servicing Officer to the effect that all requirements of the first paragraph of this subsection (c) have been satisfied with respect to the Mortgage Loan to be repurchased pursuant to this paragraph.

         The Master Servicer shall deposit the Purchase Price for any Mortgage Loan repurchased pursuant to this Section 3.12 in the Certificate Account pursuant to Section 3.06 within one (1) Business Day after the purchase of the Mortgage Loan. Upon receipt by the Trustee of written notification of any such deposit signed by a Servicing Officer, the Trustee shall release to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer any Mortgage Loan previously transferred and assigned pursuant hereto.

         The Master Servicer covenants and agrees to indemnify the Trust Fund against any liability for any taxes (including prohibited transaction taxes) and any related interest, additions, and penalties imposed on the Trust Fund established hereunder as a result of any modification of a Mortgage Loan effected pursuant to this Section 3.12 or any purchase of a Mortgage Loan by the Master Servicer in connection with a modification (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Master Servicer shall have no right of reimbursement for any amount paid pursuant to the foregoing indemnification, except to the extent that the amount of any tax, interest, and penalties, together with interest thereon, is refunded to the Trust Fund or the Master Servicer.

         Section 3.13  TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering a "Request for Release" substantially in the form of Exhibit N. Upon receipt of the request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance, or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

         From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Master Servicer or its designee. Subject to the further limitations stated below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

         If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale, or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         Section 3.14 DOCUMENTS, RECORDS, AND FUNDS IN POSSESSION OF THE MASTER SERVICER TO BE HELD FOR THE TRUSTEE.

         The Master Servicer shall account fully to the Trustee and the NIM Insurer for any funds it receives or otherwise collects as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment, or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

         Section 3.15  SERVICING COMPENSATION.

         As compensation for its activities hereunder, the Master Servicer may retain or withdraw from the Servicing Account, the Collection Account or the Certificate Account the Master Servicing Fee for each Mortgage Loan for the related Distribution Date. Notwithstanding the foregoing, the aggregate Master Servicing Fee payable to the Master Servicer shall be reduced by the LESSER OF the aggregate of the Prepayment Interest Shortfalls with respect to the Distribution Date AND the aggregate Compensating Interest for the Distribution Date.

         Additional master servicing compensation in the form of Prepayment Interest Excess, Excess Proceeds, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.06. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the fees of any Subservicer, payment of any premiums for hazard insurance, and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

         Section 3.16  ACCESS TO CERTAIN DOCUMENTATION.

         The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising the Certificateholders and Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Access shall be afforded without charge, but only upon reasonable prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section 3.16 shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

         Section 3.17  ANNUAL STATEMENT AS TO COMPLIANCE.

         By March 1st of each year, commencing with 2006, the Master Servicer shall deliver to the Depositor and the Trustee an Officer's Certificate signed by two servicing officers stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, the Master Servicer has fulfilled all its obligations under this Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and its nature and status. The Trustee shall forward a copy of each compliance statement to each Rating Agency.

         Section 3.18 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING STATEMENT; FINANCIAL STATEMENTS.

         By March 1st of each year, commencing with 2006, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that the firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (the statement to have attached to it a schedule of the pooling and servicing agreements covered by it) and that, on the basis of its examination, conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for FNMA and FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for FNMA and FHLMC requires it to report. In rendering the statement, the firm may rely, as to matters relating to direct servicing of mortgage loans by the subservicers, upon comparable statements for examinations conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of the statement) of independent public accountants with respect to the related Subservicer. The Master Servicer shall deliver the statement to the Trustee so that the Trustee can provide copies of the statement to any Certificateholder or Certificate Owner on request at the Master Servicer's expense.

         Section 3.19  ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS.

         The Master Servicer shall obtain and maintain in force (a) policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond covering its officers, employees, and agents. Each policy and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. The Master Servicer shall provide the Trustee and the NIM Insurer, upon request, with a certificate of insurance relating to the insurance policies and fidelity bond. If any policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the above requirements as of the date of the replacement. The Master Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and fidelity bond that meets these requirements.

         Section 3.20  NOTIFICATION OF ADJUSTMENTS.

         On each Adjustment Date, the Master Servicer shall make interest rate adjustments for each adjustable-rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding such interest rate adjustments. The Master Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Master Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Master Servicer or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any loss caused thereby without reimbursement therefor; provided, however, that the Master Servicer shall not be liable with respect to any interest rate adjustments made by any servicer prior to the Master Servicer.

         Section 3.21  PREPAYMENT CHARGES.

         (a) The Master Servicer shall not waive any part of any Prepayment Charge unless the waiver relates to a default or a reasonably foreseeable default, the collection of any Prepayment Charge would violate any relevant law or regulation or the waiving of the Prepayment Charge would otherwise benefit the Trust Fund and it is expected that the waiver would maximize recovery of total proceeds taking into account the value of the Prepayment Charge and related Mortgage Loan and doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). The Master Servicer shall not waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

         (b) The Seller represents and warrants to the Depositor and the Trustee, as of the Closing Date, that the information in the Prepayment Charge Schedule (including the attached prepayment charge summary) is complete and accurate in all material respects at the dates as of which the information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state law.

         (c) Upon discovery by the Seller or a Responsible Officer of the Trustee of a breach of the foregoing clause (b) that materially and adversely affects right of the Holders of the Class P Certificate to any Prepayment Charge, the party discovering the breach shall give prompt written notice to the other parties. If the NIM Insurer discovers a breach of the foregoing, it may give written notice of the breach to the Master Servicer, the Seller, and the Trustee. Within sixty (60) days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of breach, the Master Servicer shall cure the breach in all material respects or shall pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Master Servicer into the Collection Account. If the covenant made by the Master Servicer in clause (a) above is breached, the Master Servicer must pay into the Collection Account the amount of the waived Prepayment Charge.

         Section 3.22 PRE-FUNDING ACCOUNTS.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain two segregated trust accounts that are each Eligible Accounts, which shall be titled (i) "Group I Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee for the registered holders of Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B" (the "GROUP I PRE-FUNDING ACCOUNT") and (ii) "Group II Pre-Funding Account, Deutsche Bank National Trust Company, as Trustee for the registered holders of Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B" (the "GROUP II PRE-FUNDING ACCOUNT"). The Trustee shall, promptly upon receipt, deposit in the applicable Pre-Funding Account and retain therein the Original Group I Pre-Funded Amount or the Original Group II Pre-Funded Amount, as applicable, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee shall invest funds deposited in the Pre-Funding Accounts in Permitted Investments of the kind described in clauses
(i), (iii) or (ix) of the definition of Permitted Investments, as specified in a written direction from the Master Servicer, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. The Master Servicer shall deposit in the applicable Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Pre-Funding Accounts shall not be assets of any Trust REMIC.

                  (c) Amounts on deposit in the Pre-Funding Accounts shall be withdrawn by the Trustee as follows:

                  (i) on any Subsequent Transfer Date, the Trustee shall withdraw from the related Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the pool of Mortgage Loans on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.07 with respect to such transfer and assignment;

                  (ii) if the amount on deposit in the related Pre-Funding Account has not been reduced to zero during the Funding Period, on the day of the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account to be held uninvested;

                  (iii) to distribute to the applicable Interest Coverage Account any income and gain realized from the investment of funds in the related Pre-Funding Account;

                  (iv) to withdraw any amount not required to be deposited in the Pre-Funding Accounts or deposited therein in error; and

                  (v) to clear and terminate the Pre-Funding Accounts upon the earlier to occur of (A) the day immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Certificateholders then entitled to distributions in respect of principal.

         Section 3.23  INTEREST COVERAGE ACCOUNTS.

         (i) If amounts are required to be deposited in the Interest Coverage Accounts, no later than the Closing Date, the Trustee shall establish and maintain a segregated non-interest bearing trust account that is an Eligible Account, which shall be titled (i) "Group I Interest Coverage Account, Deutsche Bank National Trust Company, as trustee for the registered holders of Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B" (the "Group I Interest Coverage Account") and (ii) "Group II Interest Coverage Account, Deutsche Bank National Trust Company, as trustee for the registered holders of Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B" (the "Group II Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in each Interest Coverage Account and retain therein the related Interest Coverage Amount, remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Accounts shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein .

         (ii) The Trustee shall invest funds deposited in the Interest Coverage Accounts in Permitted Investments of the kind described in clauses (i), (v) or
(vi) of the definition of Permitted Investments, as specified in a written direction from the Depositor, with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the holder of the largest Percentage Interest of the Residual Certificates shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. At no time shall either Interest Coverage Account be an asset of any Trust REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Accounts shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Distribution Date. The Depositor shall deposit in the Interest Coverage Accounts the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (iii) On each Distribution Date during the Funding Period and on the last day of the Funding Period, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the related Original Pre-Funded Amount, over the aggregate Stated Principal Balance of related Subsequent Mortgage Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs, at a per annum rate equal to the weighted average Pass-Through Rate of the related Offered Certificates for such Distribution Date, with the Pass-Through Rate on the related Offered Certificates, solely for the purposes of the foregoing calculation, multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period for such Class for such Distribution Date, and the denominator of which is 30. Such withdrawal and deposit shall be treated as a contribution of cash by the Servicer to REMIC I. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the related Interest Coverage Account and remit to the Depositor or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that shall occur during the Funding Period or that shall be the last day of the Funding Period, if no Subsequent Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date (assuming that LIBOR remains constant at the level of LIBOR applicable to the calculation of the Pass-Through Rate for the Class A Certificates and Mezzanine Certificates for the current Distribution Date).

Upon the earlier of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero or
(iii) the termination of this Agreement in accordance with Section 9.01, any amount remaining on deposit in the Interest Coverage Accounts after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Depositor or its designee.

                                   ARTICLE IV

                DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

         Section 4.01  ADVANCES.

         (a) The Master Servicer shall determine by each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition of Advance. If the Master Servicer determines it is required to make an Advance, it shall, by the Master Servicer Advance Date, either (i) deposit into the Certificate Account the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make the Advance. The Master Servicer shall replace any funds so applied by making a deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this
Section 4.01, as provided in Section 3.09. The obligation to make Advances with respect to any Mortgage Loan shall continue if the Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated. The Master Servicer shall inform the Trustee of the amount of the Advance to be made on each Master Servicer Advance Date no later than the second Business Day before the related Distribution Date.

         (b) If the Master Servicer determines that it will be unable to comply with its obligation to make the Advances as and when described in the second sentence of Section 4.01(a), it shall use its best efforts to give written notice thereof to the Trustee (each such notice, an "ADVANCE NOTICE"; and such notice may be given by telecopy), not later than 3:00 p.m., (New York time), on the Business Day immediately preceding the related Master Servicer Advance Date, specifying the amount that it will be unable to deposit (each such amount, an "ADVANCE DEFICIENCY") and certifying that such Advance Deficiency constitutes the amount of an Advance hereunder and that such Advance would not be a Nonrecoverable Advance. If the Trustee receives an Advance Notice on or before 3:00 p.m., (New York time) on a Master Servicer Advance Date, the Trustee is entitled to immediately terminate the Master Servicer under Section 7.01, and shall, not later than 3:00 p.m., (New York time), on the related Distribution Date, deposit in the Distribution Account an amount equal to the Advance Deficiency identified in such Advance Notice unless it is prohibited from so doing by applicable law. Notwithstanding the foregoing, the Trustee shall not be required to make such deposit if the Trustee shall have received written notification from the Master Servicer that the Master Servicer has deposited or caused to be deposited in the Certificate Account an amount equal to such Advance Deficiency by 3:00 p.m. (New York time) on the related Distribution Date. If the Trustee has not terminated the Master Servicer, the Master Servicer shall reimburse the Trustee for the amount of any such Advance Deficiency (including interest at the Prime Rate published in THE WALL STREET JOURNAL on the day of such reimbursement on such amount), made by the Trustee pursuant to this Section 4.01(b), not later than the second day following the related Master Servicer Advance Date. In the event that the Master Servicer does not reimburse the Trustee in accordance with the requirements of the preceding sentence, the Trustee shall immediately (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) subject to the limitations set forth in Section 3.05, assume all of the rights and obligations of the Master Servicer hereunder.

         (c) The Master Servicer shall, not later than the close of business on the Business Day immediately preceding each Master Servicer Advance Date, deliver to the Trustee a report (in form and substance reasonably satisfactory to the Trustee) that indicates (i) the Mortgage Loans with respect to which the Master Servicer has determined that the related Scheduled Payments should be advanced and (ii) the amount of the related Scheduled Payments. The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

         Section 4.02  PRIORITIES OF DISTRIBUTION.

         (I) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority for each Certificate Group and, in each case, to the extent of the remaining Available Funds:

         (a) Interest Distributions.

                  (i) From the Group I Interest Remittance Amount,

                           (A) to the Class A-I-1 Certificates the related
                  Accrued Certificate Interest Distribution Amount and any related Unpaid Interest Amounts for such Class on that Distribution Date; and

                           (B) concurrently, to the Class A-II-1, Class A-II-2
                  and Class A-II-3 Certificates, PRO RATA, the related Accrued Certificate Interest Distribution Amount or Unpaid Interest Amounts remaining undistributed for such Classes on that Distribution Date after the distributions in clause (ii) below;

                  (ii) From the Group II Interest Remittance Amount:

                           (A) concurrently, to the Class A-II-1, Class A-II-2
                  and Class A-II-3 Certificates, PRO RATA, the related Accrued Certificate Interest Distribution Amount and any related Unpaid Interest Amounts for such Classes on that Distribution Date; and

                           (B) to the Class A-I-1 Certificates the related
                  Accrued Certificate Interest Distribution Amount or Unpaid Interest Amounts remaining undistributed for such Class on that Distribution Date after distributions pursuant to clause
                  (i) above; and

                  (iii) From the remaining Group I Interest Remittance Amount and Group II Interest Remittance Amount:

                           (A) to the Class M-1 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (B) to the Class M-2 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (C) to the Class M-3 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (D) to the Class M-4 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (E) to the Class M-5 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (F) to the Class M-6 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (G) to the Class M-7 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (H) to the Class M-8 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (I) to the Class M-9 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date;

                           (J) to the Class M-10 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date; and

                           (K) to the Class M-11 Certificates, the Accrued
                  Certificate Interest Distribution Amount for the Class on the Distribution Date.

         (b) Principal Distributions

                  (i) with respect to each Distribution Date (x) before the Stepdown Date or (y) if a Trigger Event is in effect, to the holders of the Classes of Class A and Subordinated Certificates then entitled to distributions of principal as set forth below, the applicable Principal Distribution Amount from each Loan Group in the following amounts and order of priority:

                           (A) (x) in the case of the Group I Certificates, the
                  Group I Principal Distribution Amount, to the Class A-I-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                           (y) from any remaining Group I Principal Distribution
                  Amount, sequentially, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause
                  (b)(i)(B)(x) below), in that order, until their respective Class Certificate Balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (b)(i)(A)(y) on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, any remaining Group I Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, PRO RATA (rather than sequentially), based on their respective Class Certificate Balances;

                           (B) (x) in the case of the Group II Certificates, the
                  Group II Principal Distribution Amount, sequentially, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (b)(i)(B)(x) on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the Group II Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, PRO RATA (rather than sequentially), based on their respective Class Certificate Balances; and

                           (y) from any remaining Group II Principal
                  Distribution Amount, to the Class A-I-1Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                           (C) from any remaining Group I and Group II Principal
                  Distribution Amounts, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                  (ii) with respect to each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the Classes of Class A and Subordinated Certificates then entitled to distributions of principal, an amount equal to the applicable Principal Distribution Amount from each Loan Group in the following amounts and order of priority:

                           (A) (x) the LESSER OF (1) the Group I Principal
                  Distribution Amount AND (2) the Group I Senior Principal Distribution Amount, to the Class A-I-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                           (y) the LESSER OF (1) any remaining Group I Principal
                  Distribution Amount AND (2) the Group II Senior Principal Distribution Amount that remains undistributed, sequentially, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (b)(ii)(B)(x) below), in that order, until their respective Class Certificate Balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (b)(ii)(A)(y) on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero and the Overcollateralization Amount for such distribution date is equal to or less than zero, any remaining Group I Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed concurrently to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, PRO RATA (rather than sequentially), based on their respective Class Certificate Balances; and

                           (B) (x) THE LESSER OF (1) the Group II Principal
                  Distribution Amount AND (2) the Group II Senior Principal Distribution Amount, sequentially, to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (b)(ii)(B)(x) on which the aggregate Class Certificate Balance of the Subordinated Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the Group II Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed concurrently to the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates, PRO RATA (rather than sequentially), based on their respective Class Certificate Balances;

                           (y) the LESSER OF (A) any remaining Group II
                  Principal Distribution Amount AND (B) the Group I Senior Principal Distribution Amount that remains undistributed, to the Class A-I-1 Certificates (after the distribution of the Group I Principal Distribution Amount, as provided in clause
                  (b)(ii)(A)(x) above), until the Class Certificate Balance thereof has been reduced to zero; and then

                           (C) the remaining Principal Distribution Amount from
                  each Loan Group as follows:

                                    (1) the Class M-1 Principal Distribution
                           Amount to the Class M-1 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (2) the Class M-2 Principal Distribution
                           Amount to the Class M-2 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (3) the Class M-3 Principal Distribution
                           Amount to the Class M-3 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (4) the Class M-4 Principal Distribution
                           Amount to the Class M-4 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (5) the Class M-5 Principal Distribution
                           Amount to the Class M-5 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (6) the Class M-6 Principal Distribution
                           Amount to the Class M-6 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (7) the Class M-7 Principal Distribution
                           Amount to the Class M-7 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (8) the Class M-8 Principal Distribution
                           Amount to the Class M-8 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (9) the Class M-9 Principal Distribution
                           Amount to the Class M-9 Certificates, until their Class Certificate Balance has been reduced to zero;

                                    (10) the Class M-10 Principal Distribution
                           Amount to the Class M-10 Certificates, until their Class Certificate Balance has been reduced to zero; and

                                    (11) the Class M-11 Principal Distribution
                           Amount to the Class M-11 Certificates, until their Class Certificate Balance has been reduced to zero.

         (c) Any amount of Available Funds remaining after the distributions in clauses (a) and (b) above shall be distributed in the following order of priority with respect to the Certificates:

                  (i) to fund the Extra Principal Distribution Amount for the Distribution Date to be paid as a component of the Principal Distribution Amount in the same order of priority as described in clause (b) above;

                  (ii) to the holders of the Class M-1 Certificates, any Unpaid Interest Amounts for the Class;

                  (iii) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (iv) to the holders of the Class M-2 Certificates, any Unpaid Interest Amounts for the Class;

                  (v) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (vi) to the holders of the Class M-3 Certificates, any Unpaid Interest Amounts for the Class;

                  (vii) to the holders of the Class M-3 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (viii) to the holders of the Class M-4 Certificates, any Unpaid Interest Amounts for the Class;

                  (ix) to the holders of the Class M-4 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (x) to the holders of the Class M-5 Certificates, any Unpaid Interest Amounts for the Class;

                  (xi) to the holders of the Class M-5 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xii) to the holders of the Class M-6 Certificates, any Unpaid Interest Amounts for the Class;

                  (xiii) to the holders of the Class M-6 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xiv) to the holders of the Class M-7 Certificates, any Unpaid Interest Amounts for the Class;

                  (xv) to the holders of the Class M-7 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xvi) to the holders of the Class M-8 Certificates, any Unpaid Interest Amounts for the Class;

                  (xvii) to the holders of the Class M-8 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xviii) to the holders of the Class M-9 Certificates, any Unpaid Interest Amounts for the Class;

                  (xix) to the holders of the Class M-9 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xx) to the holders of the Class M-10 Certificates, any Unpaid Interest Amounts for the Class;

                  (xxi) to the holders of the Class M-10 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xxii) to the holders of the Class M-11 Certificates, any Unpaid Interest Amounts for the Class;

                  (xxiii) to the holders of the Class M-11 Certificates, any Unpaid Realized Loss Amount for the Class;

                  (xxiv) to the Excess Reserve Fund Account, the amount of any Net WAC Cap Payment for such Distribution Date;

                  (xxv) from funds on deposit in the Excess Reserve Fund Account, to the Certificateholders an amount equal to any Net WAC Cap Carryforward Amount for such Distribution Date in the order and priority specified in Section 4.02(IV);

                  (xxvi) to the holders of the Class C Certificate, the Class C Distributable Amount; and

                  (xxvii) to the holders of the Class R Certificates, the remaining amount.

         (II) On each Distribution Date, an amount equal to all Prepayment Charges received during the related Prepayment Period will be distributed to the holders of the Class P Certificates.

         (III) Without limiting the provisions of Section 9.02, by acceptance of the Class R Certificates the holders of the Class R Certificates agree, and it is the understanding of the parties hereto, for so long as the NIM Notes are outstanding, to assign and transfer their rights to receive any amounts otherwise distributable to the holders of the Class R Certificates (and such rights are hereby assigned and transferred) to the holders of the Class C Certificates, to be paid to the holders of the Class C Certificates.

         (IV) On each Distribution Date, the Trustee will make the disbursements and transfers from amounts then on deposit in the Excess Reserve Fund Account in the following order of priority, to the extent of funds available therefor:

         (d) From payments, if any, received under Cap Contract A as follows, subject to the provisions set forth in subsection (h) below:

                  (i) to the Group I Certificates, based on the amount of the Net WAC Cap Carry Forward Amount for such Class;

                  (ii) concurrently, to the Group II Certificates, PRO RATA, based on the amount of Net WAC Cap Carry Forward Amount for each such Class to the extent not paid from payments under Cap Contract B;

                  (iii) sequentially, to the Subordinated Certificates, in order of their payment priority, the amount of Net WAC Cap Carry Forward Amount for each such Class to the extent not paid from payments under Cap Contract C; and

                  (iv) to the Cap Contract Counterparty, any remaining cap payments;

         (e) From payments, if any, received under Cap Contract B as follows, subject to the provisions set forth in subsection (h) below:

                  (i) concurrently, to the Group II Certificates, PRO RATA, based on the amount of the Net WAC Cap Carry Forward Amount for each such Class;

                  (ii) concurrently, to the Group I Certificates, PRO RATA, based on the amount of Net WAC Cap Carry Forward Amount for such Class to the extent not paid from payments under Cap Contract A;

                  (iii) sequentially, to the Subordinated Certificates, in order of their payment priority, the amount of Net WAC Cap Carry Forward Amount for each such Class to the extent not paid from payments under Cap Contract C; and

                  (iv) to the Cap Contract Counterparty, any remaining cap payments.

         (f) From payments, if any, received under Cap Contract C as follows, subject to the provisions set forth in subsection (h) below:

                  (i) sequentially, to the Subordinated Certificates, in order of their payment priority, the amount of the Net WAC Cap Carry Forward Amount for each such Class;

                  (ii) concurrently, to the Group I Certificates and the Group II Certificates, PRO RATA, based on the amount of Net WAC Cap Carry Forward Amount for each such Class remaining unpaid from payments under Cap Contract A or Cap Contract B, as applicable; and

                  (iii) to the Cap Contract Counterparty, any remaining cap payments;

         (g) From other amounts on deposit in the Excess Reserve Fund Account as follows:

                  (i) concurrently, to the Class A Certificates, PRO RATA, based on their Class Certificate Balances to the extent of any remaining Net WAC Cap Carry Forward Amount for each such Class; and

                  (ii) sequentially, to the Subordinated Certificates, in order of their payment priority, to the extent of any remaining Net WAC Cap Carry Forward Amount for each such Class

         (h) Notwithstanding anything to the contrary herein, for so long as any Certificates are held by the Seller or its Affiliates, the Trustee shall not knowingly distribute any amounts received under Cap Contract A, Cap Contract B or Cap Contract C in respect of any Class of Certificates held by the Seller or any of its Affiliates, and any such amounts shall instead be distributed in accordance with Section 4.02(IV) excluding those Certificates held by the Seller or its Affiliates. At least six (6) Business Days prior to the related Distribution Date, the Seller shall make available to the Trustee a statement containing (i) the aggregate Certificate Balances of each of the Group I Certificates, Group II Certificates and Subordinated Certificates owned by the Seller or any of its Affiliates during the immediately preceding Interest Accrual Period and/or as of the date of such statement to the Trustee and (ii) the names of the Sellers and/or any of its Affiliates that own any of the Group I Certificates, Group II Certificates or Subordinated Certificates during the immediately preceding Interest Accrual Period and/or as of the date of such statement to the Trustee. The Seller and its Affiliates hereby agree that (i) the Seller and its Affiliates shall own not less than 100% of any Class of Certificates and all transfers of Group I Certificates, Group II Certificates or Subordinated Certificates of any Class that the Seller and/or is Affiliates may undertake shall be restricted to 100% of such Class and (ii) neither the Seller nor any of its Affiliates shall undertake to sell any Certificates held by such entities or purchase any additional Certificates from the date of such statement to the Trustee until the first day following the related Distribution Date. Any amounts received by the Seller or any of its Affiliates under Cap Contract A, Cap Contract B or Cap Contract C, in respect of such Certificates owned by the Seller or any of its Affiliates, or in error or otherwise, shall be immediately returned by the Seller to the Trustee and then distributed by the Trustee to other entitled Certificateholders of such Class in accordance with Section 4.02(IV) and if no such other Certificateholders, to the Cap Contract Counterparty.

         Section 4.03  MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

         (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Master Servicer, the Depositor, the NIM Insurer and each Rating Agency on its Internet website a statement for the related distribution of:

                  (i) the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in the distribution and any remaining Unpaid Interest Amounts after giving effect to the distribution, any Net WAC Cap Carry Forward Amount for the Distribution Date, and the amount of all Net WAC Cap Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on the Distribution Date;

                  (iii) if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to them if sufficient funds were available, the amount of the shortfall and the allocation of the shortfall between principal and interest, including any Net WAC Cap Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

                  (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

                  (v) the Pool Stated Principal Balance;

                  (vi) the amount of the Master Servicing Fees paid to or retained by the Master Servicer or Subservicer (with respect to the Subservicers, in the aggregate) with respect to the Distribution Date;

                  (vii) the Pass-Through Rate for each Class of Certificates with respect to the Distribution Date;

                  (viii) the amount of Advances included in the distribution on the Distribution Date and the aggregate amount of Advances outstanding as of the close of business on the Distribution Date;

                  (ix) the number and aggregate outstanding balance of the Mortgage Loans in each Loan Group as of the end of the preceding calendar month:

                           (A) delinquent (exclusive of Mortgage Loans in
                  foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and

                           (B) in foreclosure and delinquent (1) 30 to 59 days,
                  (2) 60 to 89 days and (3) 90 or more days,

                  as of the close of business on the last day of the calendar month preceding the Distribution Date;

                  (x) for each of the preceding 12 calendar months, or all calendar months since the Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on the Due Date in such month and (B) delinquent sixty (60) days or more (determined in the same manner as for determining Scheduled Payment delinquencies that result in a Mortgage Loan being a 60+ Day Delinquent Loan) on the Due Date in such month;

                  (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

                  (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

                  (xiii) whether a Trigger Event is in effect (including the calculation thereof and the aggregate outstanding balance of all 60+ Day Delinquent Loans);

                  (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on the Distribution Date);

                  (xv) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and the aggregate Unpaid Realized Loss Amount through the Distribution Date;

                  (xvi) the aggregate amount due under the Cap Contracts and amounts received under the Cap Contracts;

                  (xvii) the amount of any Total Monthly Excess Spread on the Distribution Date and the allocation thereof to the Certificateholders with respect to Unpaid Realized Loss Amounts and Unpaid Interest Amounts;

                  (xviii) with respect to the second Distribution Date, the number and aggregate balance of any Delayed Delivery Mortgage Loans not delivered within the time periods specified in the definition of Delayed Delivery Mortgage Loans;

                  (xix) the Overcollateralization Amount and the Overcollateralization Target Amount;

                  (xx) Prepayment Charges collected, waived, and paid by the Master Servicer;

                  (xxi) the amount on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts; and

                  (xxii) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Group I Pre-Funding Account and/or the Group II Pre-Funding Account that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the Certificateholders on such Distribution Date.

         For the purposes of determining delinquency periods in reporting under
(ix) above, for any monthly statement, a Mortgage Loan's delinquency period shall be determined as of the Due Date falling in the month in which the monthly statement is provided and a Mortgage Loan is first delinquent only after the first Due Date following the Due Date for which any part of a Scheduled Payment has not been paid, and each calendar month shall be treated as having 30 days. Thus, for the July monthly statement a Mortgage Loan whose June Due Date payment has not been paid by the July Due Date is not delinquent. On the day after the July Due Date, such Mortgage Loan would be one day delinquent. A Mortgage Loan whose June Due Date payment has not been paid by the July Due Date is 30 days past due as of the July Due Date, and would be reported as such in the July monthly statement.

         If the statement is not accessible to any of the Certificateholders, the Master Servicer, the Depositor, the NIM Insurer, or any Rating Agency on the Trustee's Internet website, the Trustee shall forward a hard copy of it to each Certificateholder, the Master Servicer, the Depositor, the NIM Insurer, and each Rating Agency immediately after the Trustee becomes aware that it is not accessible to any of them via its website. The address of the Trustee's Internet website where the statement will be accessible is HTTPS://WWW.TSS.COM/INVR. Assistance in using the Trustee's Internet website may be obtained by calling the Trustee's customer service desk at (800) 735-7777. The Trustee shall notify each Certificateholder, the Master Servicer, the Depositor, the NIM Insurer and each Rating Agency in writing of any change in the address or means of access to the Internet website where the statement is accessible.

         (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness, and accuracy of the information derived from the Master Servicer. The Trustee is not responsible for any inaccuracies in or caused by the data provided by the Master Servicer.

         By each Determination Date, the Master Servicer shall provide to the Trustee in electronic form the information needed to determine the distributions to be made pursuant to Section 4.02 and 3.09(b)(ii) and any other information that the Master Servicer and the Trustee mutually agree on.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for the calendar year or the applicable portion thereof during which the Person was a Certificateholder. Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to the NIM Insurer, a statement containing the information in clauses (a)(i) and (a)(ii) of this
Section 4.03 aggregated for the calendar year. This obligation of the Trustee shall be satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         Section 4.04  CAP CONTRACTS

         (a) On or prior to the Closing Date, the Trustee, on behalf of the Trust Fund, is hereby authorized to, and will enter into (i) Cap Contract A for the benefit of the Holders of the Group I Certificates, (ii) Cap Contract B for the benefit of the Holders of the Group II Certificates and (iii) Cap Contract C for the benefit of the Holders of the Subordinated Certificates. The Cap Contracts will each be an asset of the Trust Fund but not be an asset of any REMIC.

         (b) The Trustee will prepare and deliver any notices required to be delivered to the Cap Contract Counterparty under any of the Cap Contracts.

         (c) The Trustee shall terminate the Cap Contract Counterparty with respect to a Cap Contract upon the occurrence of an event of default under the applicable Cap Contract of which a Responsible Officer of the Trustee has actual knowledge. Upon such termination, the Cap Contract Counterparty may be required to pay an amount to the Trustee in respect of market quotations for the replacement cost of the applicable Cap Contract. Any such amounts shall be held in the Excess Reserve Fund Account and applied as necessary until the applicable Cap Contract termination date.

         (d) The Trustee shall deposit any amounts received on the Cap Contracts into the Excess Reserve Fund and distribute such amounts as provided in Section 4.02(IV)(except as set forth in (c) above).

         Section 4.05  [RESERVED]

         Section 4.06  [RESERVED]

         Section 4.07  CERTAIN MATTERS RELATING TO THE DETERMINATION OF LIBOR.

         Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Master Servicer initially shall designate the Reference Banks. Each "REFERENCE BANK" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Master Servicer shall promptly appoint another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks that is caused by circumstances beyond its reasonable control.

         The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.07 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

         Section 4.08 DISTRIBUTIONS AND ALLOCATION OF REALIZED LOSSES TO THE REMIC I REGULAR INTERESTS AND REMIC II REGULAR INTERESTS.

         (a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

         With respect to the Group I Mortgage Loans:

         (1)(i) to the Holders of REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF in an amount equal to (A) the Uncertificated Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

         (ii) to the Holders of REMIC I Regular Interest I-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

         (2) to the Holders of REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause
(1)(i) above, allocated as follows:

                  (a) to the Holders of REMIC I Regular Interest I-LT1, until the Uncertificated Balance of REMIC I Regular Interest I-LT1 is reduced to zero;

                  (b) to the Holders of REMIC I Regular Interest I-LT1PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT1PF is reduced to zero; and

                  (c) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

         provided, however, that for the first and second Distribution Dates, such amounts relating to the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1 and such amounts relating to the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF.

         With respect to the Group II Mortgage Loans:

                  (1) to the Holders of REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF in an amount equal to (A) the Uncertificated Interest for each REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (2) to the Holders of REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC I Regular Interest I-LT2,
                  until the Uncertificated Balance of REMIC I Regular Interest I-LT2 is reduced to zero;

                           (b) to the Holders of REMIC I Regular Interest
                  I-LT2PF, until the Uncertificated Balance of REMIC I Regular Interest I-LT2PF is reduced to zero; and

                           (c) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-I Interest);

                  provided, however, that for the first and second Distribution Dates, such amounts relating to the Initial Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2 and such amounts relating to the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest I-LTP. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest I-LTP shall not reduce the Uncertificated Balance thereof.

          (A) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

         (a) first, to Holders of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ, on a PRO RATA basis, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest II-LTZZ shall be reduced and deferred when the REMIC II Overcollateralized Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTM11 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of the REMIC II Regular Interest II-LTZZ shall be increased by such amount;

         (b) to the Holders of REMIC II Regular Interest II-LT1SUB, REMIC II Regular Interest II-LT1GRP, REMIC II Regular Interest II-LT2SUB, REMIC II Regular Interest II-LT2GRP and REMIC II Regular Interest II-LTXX, on a PRO RATA basis, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

         (c) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the Available Funds for such Distribution Date after the distributions made pursuant to clause
(a) above, allocated as follows:

                  (i) 98.00% of such remainder (other than amounts payable under clause (iii) below) to the Holders of REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTP, until the Uncertificated Balance of such REMIC II Regular Interests are reduced to zero; provided, however, that REMIC II Regular Interest II-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest II-LTP, until $100 has been distributed pursuant to this clause;

                  (ii) 2.00% of such remainder (other than amounts payable under clause (iii) below) first, to the Holders of REMIC II Regular Interest II-LTAI1, REMIC II Regular Interest II-LTAII1, REMIC II Regular Interest II-LTAII2, REMIC II Regular Interest II-LTAII3, REMIC II Regular Interest II-LTM1, REMIC II Regular Interest II-LTM2, REMIC II Regular Interest II-LTM3, REMIC II Regular Interest II-LTM4, REMIC II Regular Interest II-LTM5, REMIC II Regular Interest II-LTM6, REMIC II Regular Interest II-LTM7, REMIC II Regular Interest II-LTM8, REMIC II Regular Interest II-LTM9, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTM11 of such REMIC II Regular Interests are reduced to zero, 1.00% in the same proportion as principal payments are allocated to the Corresponding Certificates, and second, to the Holders of REMIC II Regular Interest II-LTZZ (other than amounts payable under clause (iii) below), until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero; and

                  (iii) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-II Interest);

         provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTP, in that order and (ii) REMIC II Regular Interest II-LTZZ, respectively; provided, that REMIC II Regular Interest II-LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC II Regular Interest II-LTP, until $100 has been distributed pursuant to this clause; and

         (d) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (b) above, such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests first: so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II Regular Interest II-LTXX.

         Notwithstanding the priorities and amounts of distribution of funds pursuant to this Section 4.08(a), actual distributions of the Available Funds shall be made only in accordance with Section 4.02.

         (b) (i) All Realized Losses on the Group I Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT1PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, that with respect to the first and second Distribution Dates, all Realized Losses on the Initial Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group I Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT1PF until the Uncertificated Balance thereof has been reduced to zero. All Realized Losses on the Group II Mortgage Loans shall be allocated by the Trustee on each Distribution Date, first to REMIC I Regular Interest I-LT2 and REMIC I Regular Interest I-LT2PF, until the Uncertificated Balance of each such REMIC I Regular Interest has been reduced to zero; provided however, that with respect to the first and second Distribution Dates, all Realized Losses on the Initial Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2, until the Uncertificated Balance thereof has been reduced to zero, and all Realized Losses on the Subsequent Group II Mortgage Loans shall be allocated to REMIC I Regular Interest I-LT2PF until the Uncertificated Balance thereof has been reduced to zero.

         (ii) The REMIC II Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest II-LTAA and REMIC II Regular Interest II-LTZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM11 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM11 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM10 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM10 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM9 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM9 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM8 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM8 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM7 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM7 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM6 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM6 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM5 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM5 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM4 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM4 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM3 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM3 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM2 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM2 has been reduced to zero; and thirteenth, to the Uncertificated Balances of REMIC II Regular Interest II-LTAA, REMIC II Regular Interest II-LTM1 and REMIC II Regular Interest II-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC II Regular Interest II-LTM1 has been reduced to zero.

         (iii) The REMIC II Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution
Date: first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC II Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificates in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest II-LTXX.

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01 THE CERTIFICATES.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations in the Preliminary Statement, integral multiples of $1.00 in excess thereof (except that one Certificate in each Class may be issued in a different amount that must exceed the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date, the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either:

                  (x) by wire transfer in immediately available funds to the account of the Holder at a bank or other entity having appropriate facilities therefor, if the Holder has so notified the Trustee at least five (5) Business Days before the related Record Date; and

                  (y) by check mailed by first class mail to the Certificateholder at the address of such holder appearing in the Certificate Register.

         The Trustee shall execute the Certificates by manual or facsimile signature of an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized before the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide to the Trustee, on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 5.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Trustee shall maintain, in accordance with Section 5.06, a Certificate Register for the Trust Fund in which, subject to subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, countersign and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. A written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or his attorney duly authorized in writing shall accompany every Certificate presented or surrendered for registration of transfer or exchange.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and any applicable state securities laws. In the event that such a transfer of a Private Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate thereof, (ii) the transfer of any such Class C, Class P or Residual Certificate to the applicable issuer or indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the applicable issuer or indenture trustee under the Indenture to the Depositor or an Affiliate thereof), but in reliance on an exemption from the Securities Act and any applicable state securities laws, to assure compliance with the Securities Act and any applicable state securities laws, the Certificateholder desiring to effect the transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form of Exhibit J (the "TRANSFEROR CERTIFICATE") and either (i) deliver to the Trustee a letter in substantially the form of Exhibit L (the "RULE 144A LETTER") or (ii) deliver to the Trustee at the expense of the transferor an Opinion of Counsel that the transfer may be made without registration under the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by the Holder of a Private Certificate, information regarding the related Certificates and the Mortgage Loans and any other information necessary to satisfy the condition to eligibility in Rule 144A(d)(4) for transfer of the Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund the Depositor reasonably requests to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect a transfer shall, and does hereby agree to, indemnify the Trustee, the NIM Insurer, the Depositor, the Seller, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee and the NIM Insurer shall have received either:

                  (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the NIM Insurer (if the Certificate is a Private Certificate, the requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit L, and if the Certificate is a Residual Certificate, the requirement is satisfied only by the Trustee's receipt of a Transfer Affidavit from the transferee substantially in the form of Exhibit I), to the effect that (x) the transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to
         Section 4975 of the Code, or a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect the transfer, or (y) if the ERISA-Restricted Certificate is not a Class C or Class R Certificate and has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or

                  (ii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other Person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, the NIM Insurer and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the NIM Insurer, the Master Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the NIM Insurer or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

For purposes of the preceding sentence, neither an Opinion of Counsel nor any certification shall be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate thereof, (ii) the transfer of any such Class C, Class P or Residual Certificate to the applicable issuer or indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer or indenture trustee under the Indenture to the Depositor or an Affiliate thereof (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that it is not using the assets of any plan or arrangement subject to Section 406 of ERISA or plan subject to Section 4975 of the Code) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an Affiliate of the Depositor. In addition, with respect to transfers of an ERISA-Restricted Certificate (that is not a Residual Certificate) other than as described in the preceding sentence, if the representation letter or Opinion of Counsel referred to in the preceding sentence is not furnished, the appropriate representation in clause (i) shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. If any such representation in the preceding sentences is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, is made without the Opinion of Counsel, the attempted transfer or acquisition shall be void.

         Each beneficial owner of a Class A-II-1 Certificate or a Subordinated Certificate (other than a Class M-11 Certificate) or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, (ii) in the case of a Subordinated Certificate other than the Class M-11 Certificate, it has acquired and is holding such certificate in reliance on the Underwriter's Exemption, and that it understands that there are certain conditions to the availability of the Underwriter's Exemption, including that such certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's, and such certificate is so rated, in the case of the Class A-II-1 Certificates, that it will represent that it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D issued under the Securities Act and will obtain a representation from any transferee that such transferee is an accredited investor so long as it is required to obtain a representation regarding compliance with the Securities Act or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         To the extent permitted under applicable law (including ERISA), the Trustee shall not be liable to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee (with a copy of any such notice to the NIM Insurer) of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a copy of which shall be provided to the NIM Insurer) (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form of Exhibit I (subject to the limitations with respect thereto as set forth in Section 5.02(b)).

                  (iii) Subject to the limitations set forth in Section 5.02(b), each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree:

                           (A) to obtain a Transfer Affidavit from any other
                  Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate;

                           (B) to obtain a Transfer Affidavit from any Person
                  for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate; and

                           (C) not to Transfer its Ownership Interest in a
                  Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall not be liable to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller, the NIM Insurer or the Master Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or any other Person. The Opinion of Counsel shall be accompanied by written notification from each Rating Agency that the removal of the restriction will not cause the Rating Agency to downgrade its ratings of the Certificates. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

                  (i) registration of the Certificates may not be transferred by the Trustee except to another Depository;

                  (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;

                  (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

                  (iv) the Depository may collect its usual and customary fees, charges, and expenses from its Depository Participants;

                  (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and

                  (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing the Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x)

                  (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and

                  (ii) the Trustee or the Depositor is unable to locate a qualified successor, or

         (y) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "DEFINITIVE CERTIFICATES") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Master Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction, and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

         Section 5.03  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (a) any mutilated Certificate is surrendered to the Trustee, or (b) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and the Master Servicer, the NIM Insurer and the Trustee receive the security or indemnity required by them to hold each of them harmless, then, in the absence of notice to the Trustee that the Certificate has been acquired by a Protected Purchaser, and if the requirements of Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate is found at any time.

         Section 5.04  PERSONS DEEMED OWNERS.

         The Master Servicer, the Trustee, the NIM Insurer and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the NIM Insurer or any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

         Section 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

         If three or more Certificateholders and/or Certificate Owners (a) request such information in writing from the Trustee, (b) state that those Certificateholders and/or Certificate Owners desire to communicate with other Certificateholders and/or Certificate Owners with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication that those Certificateholders and/or Certificate Owners propose to transmit, or if the Depositor or Master Servicer requests such information in writing from the Trustee, then the Trustee shall, within ten (10) Business Days after the receipt of the request, provide the Depositor, the Master Servicer or those Certificateholders and/or Certificate Owners at the recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable because of the disclosure of any such information as to the list of the Certificateholders and/or Certificate Owners hereunder, regardless of the source from which the information was derived.

         Section 5.06  MAINTENANCE OF OFFICE OR AGENCY.

         The Trustee will maintain at its expense an office or agency in Manhattan, New York City. Currently, that office is located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, where Certificates may be surrendered for registration of transfer or exchange. The Trustee will give prompt written notice to the Certificateholders of any change in the location of its office or agency.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

         Section 6.01 RESPECTIVE LIABILITIES OF THE DEPOSITOR AND THE MASTER SERVICER.

         The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 6.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER.

         The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation or federal savings bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The successor or surviving Person to the Master Servicer must be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         Section 6.03 LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, AND OTHERS.

         None of the Depositor, the Seller, the Master Servicer, the NIM Insurer or any of the directors, officers, employees, or agents of the Depositor, the Seller, the NIM Insurer, or the Master Servicer shall be liable to the Certificateholders for any action taken or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment. This provision shall not protect the Depositor, the Seller, the Master Servicer, or any such person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer, or any such person from any liability that would otherwise be imposed for willful misfeasance, bad faith, or gross negligence in the performance of duties or because of reckless disregard of obligations and duties hereunder.

         The Depositor, the Seller, the Master Servicer, the NIM Insurer and any director, officer, employee, or agent of the Depositor, the Seller, the NIM Insurer, or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

         The Depositor, the NIM Insurer, the Seller, the Master Servicer and any director, officer, employee, or agent of the Depositor, the Seller, the NIM Insurer or the Master Servicer shall be indemnified by the Trust Fund for any loss, liability, or expense incurred in connection with any audit, controversy, or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability, or expense related to any specific Mortgage Loans (except any loss, liability, or expense otherwise reimbursable pursuant to this Agreement) and any loss, liability, or expense incurred because of willful misfeasance, bad faith, or gross negligence in the performance of duties hereunder or because of reckless disregard of duties hereunder.

         None of the Depositor, the NIM Insurer, the Seller, or the Master Servicer need appear in, prosecute, or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability. Any of the Depositor, the NIM Insurer, the Seller, or the Master Servicer may in its discretion undertake any such action that it deems appropriate in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of the action and any liability resulting from it shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the NIM Insurer, the Seller, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

         Section 6.04  LIMITATION ON RESIGNATION OF THE MASTER SERVICER.

         The Master Servicer shall not resign from the obligations hereby imposed on it except (a) upon appointment of a successor servicer that is reasonably acceptable to the Trustee and the NIM Insurer and receipt by the Trustee of a letter from each Rating Agency that the resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to that effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's obligations hereunder.

         Section 6.05  INSPECTION.

         The Master Servicer, in its capacity as Master Servicer, shall afford the Trustee and the NIM Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Trustee and the NIM Insurer its most recent publicly available financial statements and any other information relating to its capacity to perform its obligations under this Agreement reasonably requested by the NIM Insurer.

                                  ARTICLE VII

                                     DEFAULT

         Section 7.01  EVENTS OF DEFAULT.

         "EVENT OF DEFAULT," wherever used herein, means any one of the following events:

         (a) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than a payment required to be made under Section 4.01) required to be made by it under this Agreement, which failure continues unremedied for five days after the date on which written notice of the failure has been given to the Master Servicer by the Trustee, the NIM Insurer, or the Depositor, or to the Master Servicer, the NIM Insurer, and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests of the Class; or

         (b) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders and continues unremedied for a period of sixty
(60) days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee, the NIM Insurer, or the Depositor, or to the Master Servicer, the NIM Insurer, and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the Percentage Interests of the Class; provided that the sixty day cure period shall not apply to the initial delivery of the Mortgage File for Delayed Delivery Mortgage Loans nor the failure to repurchase or substitute in lieu thereof; or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

         (d) the Master Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

         (e) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (f) the Master Servicer shall fail (i) to make an Advance on the Master Servicer Advance Date or (ii) to reimburse in full the Trustee within two days of the Master Servicer Advance Date for any Advance made by the Trustee pursuant to Section 4.01(b).

         If an Event of Default described in clauses (a) through (f) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the NIM Insurer or the Holders of Certificates of any Class evidencing not less than 662/3% of the Percentage Interests of the Class, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall make any Advance that the Master Servicer failed to make, whether or not the obligations of the Master Servicer have been terminated pursuant to this Section.

         The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including the transfer to the Trustee of all cash amounts that shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. If the Master Servicer fails to make any Advance required under
Section 4.01 of this Agreement, thereby triggering an Event of Default described in clause (f) of this Section 7.01, the Trustee shall make such Advance on that Distribution Date.

         Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due before the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after the notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 3.09(a)(i) through (v) and (vii), and any other amounts payable to the Master Servicer hereunder the entitlement to which arose before the termination of its activities hereunder.

         Section 7.02  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions provided for herein and shall be subject to all the responsibilities, duties and liabilities (other than any liabilities incurred by the Master Servicer prior to its termination hereunder) relating thereto placed on the Master Servicer by the terms hereof and applicable law, including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder.

         Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution reasonably acceptable to the NIM Insurer (as evidenced by the prior written consent of the NIM Insurer), the appointment of which does not adversely affect the then current rating of the Certificates and the NIM Insurer guaranteed notes by each Rating Agency, as the successor to the Master Servicer hereunder in the assumption of all or any part of the obligations of the Master Servicer hereunder.

         Any successor to the Master Servicer shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, that has a net worth of at least $15,000,000, that is willing to service the Mortgage Loans and that executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by it of the rights and obligations of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 incurred before termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately before the assignment and delegation will not be qualified or reduced as a result of the assignment and delegation.

         Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of the successor out of payments on Mortgage Loans as it and the successor shall agree. No such compensation shall exceed the Master Servicing Fee Rate. The Trustee and the successor shall take any action, consistent with this Agreement, necessary to effectuate the succession.

         Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder because of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer that my have arisen under this Agreement before its termination as Master Servicer to pay any deductible under an insurance policy, to indemnify any person, or otherwise, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by the Master Servicer of any of its representations and warranties contained in this Agreement.

         In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor Master Servicer or (y) in causing MERS to designate on the MERS(R) System the successor Master Servicer as the servicer of such Mortgage Loan. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

         Any successor to the Master Servicer as Master Servicer shall give notice of the change of servicer to the NIM Insurer and the Mortgagors and shall, during the term of its service as Master Servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to
Section 6.05.

         Section 7.03  NOTIFICATION TO CERTIFICATEHOLDERS.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and each Rating Agency.

         (b) Within sixty (60) days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each Event of Default hereunder known to the Trustee, unless the Event of Default has been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         Section 8.01  DUTIES OF THE TRUSTEE.

         The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only the duties specifically set forth in this Agreement. If an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take any action it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee shall notify the Certificateholders of the defect. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

         Unless an Event of Default known to the Trustee has occurred and is continuing:

         (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

         (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIM Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         Section 8.02  CERTAIN MATTERS AFFECTING THE TRUSTEE.

         Except as otherwise provided in Section 8.01:

         (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

         (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIM Insurer or Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

         (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants, or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

         (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

         (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

         (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

         (i) the Trustee need not exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation in connection with this Agreement at the request, order or direction of the NIM Insurer or any of the Certificateholders pursuant to this Agreement unless the NIM Insurer or the Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred in connection therewith;

         (j) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee does not guarantee the performance of any Permitted Investments; and

         (k) the Trustee shall not knowingly take any action that would cause the Trust Fund to fail to qualify as a qualifying special purpose entity.

         In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to, such parties' name, address and other identifying information.

         Section 8.03  TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

         The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates, any Mortgage Loan or related document or MERS or the MERS(R) System other than with respect to the Trustee's execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

         Except as provided in Section 2.01(c), the Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

         The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

         Section 8.04  TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         Section 8.05  TRUSTEE'S FEES AND EXPENSES.

         As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller against any loss, liability or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with any claim or legal action relating to:

         (a) this Agreement;

         (b) the Certificates; or

         (c) the performance of any of the Trustee's duties under this Agreement;

other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement or advance arising from the Trustee's negligence, bad faith or willful misconduct, the Seller shall pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

                  (A) the reasonable compensation, expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

                  (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

                  (C) printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar or Paying Agent under this Agreement or for any other expenses.

         Section 8.06  ELIGIBILITY REQUIREMENTS FOR THE TRUSTEE.

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective then-current ratings of the Certificates (or, having provided such security from time to time, as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as disclosed in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates. The Trustee may not be an affiliate of the Seller, the Depositor or the Master Servicer, other than the Trustee in its role as successor to the Master Servicer. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to the Trustee at the time the Trustee is appointed Trustee, to the effect that the Trust will not be a taxable entity under the laws of that state.

         Section 8.07  RESIGNATION AND REMOVAL OF THE TRUSTEE.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Master Servicer and each Rating Agency not less than sixty (60) days before the date specified in the notice, when, subject to Section 8.08, the resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications in Section 8.06. If no successor trustee meeting those qualifications shall have been so appointed and have accepted appointment within thirty (30) days after the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee reasonably acceptable to the NIM Insurer.

         If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the NIM Insurer or the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of the tax would be avoided by the appointment of a different trustee, then the Depositor, the NIM Insurer or the Master Servicer may remove the Trustee and appoint a successor trustee reasonably acceptable to the NIM Insurer by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Master Servicer and one copy to the successor trustee.

         The NIM Insurer or the Holders of Certificates (other than the Master Servicer, Seller, Depositor or any affiliates or agents thereof) entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the NIM Insurer or the Holders or their attorneys-in-fact duly authorized, as the case may be, one complete set of which shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed, and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

         Section 8.08  SUCCESSOR TRUSTEE.

         Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, its predecessor trustee and the Master Servicer an instrument accepting its appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and the successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06, is reasonably acceptable to the NIM Insurer, and its appointment does not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to the NIM Insurer and all Holders of Certificates. If the Depositor fails to mail the notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause the notice to be mailed at the expense of the Depositor.

         Section 8.09  MERGER OR CONSOLIDATION OF THE TRUSTEE.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder if the successor corporation is eligible under Section
8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the NIM Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in them, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider appropriate. If the Master Servicer shall not have joined in such appointment within fifteen
(15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) To the extent necessary to effectuate the purposes of this Section 8.10, all rights and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and obligations (including holding title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

         (c) The Trustee, with the consent of the NIM Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee; and

         (d) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement, and indemnification to any such separate trustee or co-trustee.

         Any notice, request, or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign, or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 8.11  TAX MATTERS.

         It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as described in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any REMIC created hereunder and that in such capacity it shall:

         (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC created hereunder described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

         (b) within thirty (30) days of the Closing Date, furnish to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form 8811, and update such information at the time or times in the manner required by the Code;

         (c) make an election that each REMIC created under this Agreement be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

         (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumptions set forth in "Yield, Prepayment and Maturity Considerations-Structuring Assumptions" in the Prospectus Supplement;

         (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

         (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions;

         (g) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC created under this Agreement before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

         (h) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

         (i) maintain records relating to each REMIC created under this Agreement, including the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information;

         (j) as and when necessary and appropriate, represent any REMIC created under this Agreement in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC created under this Agreement, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any REMIC created under this Agreement, and otherwise act on behalf of any REMIC created under this Agreement in relation to any tax matter or controversy involving it; and

         (k) none of the Depositor, Master Servicer or the Trustee shall knowingly or intentionally take any action or omit to take any action that would cause the termination of any REMIC, or result in the imposition of any non-indemnification taxes on any REMIC, created under this Agreement.

         To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value to each Class of Certificates of the right to receive Net WAC Cap Carry Forward Amounts from the Excess Reserve Fund Account. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         If any tax is imposed on "prohibited transactions" of any REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any REMIC created under this Agreement as defined in Section 860G(c) of the Code, on any contribution to any REMIC created under this Agreement after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including any minimum tax imposed on any REMIC created under this Agreement pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax or any other tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Master Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller if such tax arises out of or results from the Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.01, 2.02, 2.03 or 2.05, or (iv) in all other cases, or if the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

         The Trustee shall treat the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Class C Certificates and that is not an asset of any REMIC created hereunder. The Trustee shall treat the rights of the holders of each Class of Certificates (other than the Class C, Class P and Class R Certificates) to receive payments from the Excess Reserve Fund Account as rights in an interest rate corridor contract written by: (i) the Cap Contract Counterparty in respect of any Net WAC Shortfalls funded by the applicable Cap Contract and in respect of any residual payments from such Cap Contract received by the Class C Certificates; and (ii) the holders of the Class C Certificates in respect of any Net WAC Shortfalls that are not funded by such Cap Contract, in each case in favor of the other Certificateholders. Thus, each Certificate (other than the Class C, Class P and Class R Certificates) shall be treated as representing ownership of not only a REMIC regular interest, but also ownership of an interest in an interest rate corridor contract. For purposes of determining the issue price of the Master REMIC regular interests, the Trustee shall assume that the Cap Contracts in respect of the Group I Certificates, the Group II Certificates and the Subordinated Certificates (other than the Class P and Class C Certificates) have a value of $83,000 with respect to the Group I Certificates, $65,000 with respect to the Group II Certificates and $72,000 with respect to the Subordinated Certificates.

         Section 8.12  PERIODIC FILINGS.

         Beginning with the first Distribution Date, the Trustee, pursuant to written instructions of the Depositor (which instructions shall be deemed to be this Section 8.12), shall prepare and file all periodic reports required under the Exchange Act in conformity with the terms of the relief granted to issuers similar to the Trust Fund. The Trustee shall execute the Form 8-Ks pursuant to a limited power of attorney from the Depositor which shall terminate upon written notice from the Depositor or the termination of this Agreement. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them that is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them (including any certification required pursuant to Section 3.02(a) of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder (the "REQUIRED CERTIFICATIONS")) and otherwise reasonably shall cooperate with the Trustee. The Depositor shall execute the Form 10-Ks and the Required Certifications. The Trustee shall have no responsibility for making any of the Required Certifications; provided, however, that upon the request of the Master Servicer or the Depositor in connection with the delivery of the Required Certifications on behalf of the Trust Fund, the Trustee shall furnish to the Master Servicer or the Depositor, as applicable, a certificate signed by an officer of the Trustee (the "TRUSTEE CERTIFICATION"), which is attached as Exhibit O to this Agreement. The Trustee shall indemnify and hold harmless the Master Servicer and the Depositor, their respective officers and directors from and against any and all losses, claims, expenses, damages or liabilities, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Trustee Certification. The Trustee shall prepare the Form 10-K and provide such to the Depositor by March 10th of each year, commencing in 2006. The Depositor shall execute such Form 10-K upon its receipt and shall provide the original of such executed Form 10-K to the Trustee no later than five (5) Business Days following its receipt from the Trustee.

         Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file under the Exchange Act a Form 15D Suspension Notification with respect to the Trust Fund. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

         The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer against any loss, liability or expense (including reasonable attorney's fees) incurred in connection with any claim or legal action relating to the preparation of the Required Certification, other than any loss, liability or expense incurred because of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties under this Agreement or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.

         Section 8.13  [RESERVED]

         Section 8.14  [RESERVED]

         Section 8.15  ACCESS TO RECORDS OF TRUSTEE.

         The Trustee shall afford the Seller, the Depositor, the Master Servicer, the NIM Insurer and each Certificateholder or Certificate Owner, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties under this Agreement and access to officers of the Trustee responsible for performing its duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the NIM Insurer and any requesting Certificateholder or Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor, the NIM Insurer and the Certificateholder or Certificate Owner for review and copying any books, documents or records requested with respect to the Trustee's duties under this Agreement. The Seller, the Depositor, the Master Servicer and the Certificateholder or Certificate Owner shall not have any responsibility or liability for any action for failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 8.16  SUITS FOR ENFORCEMENT.

         If an Event of Default or other material default by the Master Servicer or the Depositor under this Agreement occurs and is continuing, at the direction of the Certificateholders comprising in the aggregate a Majority in Interest or of the NIM Insurer, the Trustee shall proceed to protect and enforce its rights and the rights of the Certificateholders or the NIM Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIM Insurer and the Certificateholders.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 TERMINATION UPON LIQUIDATION OR PURCHASE OF THE MORTGAGE LOANS.

         Subject to Section 9.03, the obligations of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of

         (a) the purchase by the NIM Insurer or the Master Servicer of all Mortgage Loans (and REO Properties) at the price equal to THE SUM OF:

                  (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than for REO Property) PLUS one month's accrued interest thereon at the applicable Mortgage Rate less the Master Servicing Fee Rate,

                  (ii) the LESSER OF (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer AND (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case PLUS accrued and unpaid interest thereon at the applicable Adjusted Net Mortgage Rate and

                  (iii) any costs and damages incurred by the Trust Fund in connection with any violation by each Mortgage Loan of any predatory or abusive lending law and

         (b) the later of

                  (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and

                  (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof or the Latest Possible Maturity Date (as defined in the Preliminary Statement).

         The Master Servicer may repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above if the aggregate Stated Principal Balance of the Mortgage Loans, at the time of the repurchase, is less than ten
(10) percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans. If the Master Servicer is entitled to repurchase the Mortgage Loans pursuant to this Section and fails to do so, the NIM Insurer may repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above after thirty (30) days prior notice to the Master Servicer if the Master Servicer does not first purchase them.

         Section 9.02  FINAL DISTRIBUTION ON THE CERTIFICATES.

         If on any Determination Date, the NIM Insurer or the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the NIM Insurer or the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the NIM Insurer or the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, at least twenty (20) days before the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders, mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         If the notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day before the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order stated in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates (except the Class C Certificate), its Certificate Balance PLUS for each such Class accrued interest thereon in the case of an interest-bearing Certificate and (ii) as to the Residual Certificates, any amount remaining on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above. By acceptance of the Residual Certificates, the holders of the Residual Certificates agree, in connection with any termination hereunder, that their rights to receive any amounts pursuant to clause (ii) in the immediately preceding sentence hereby are assigned and transferred and, to the extent received in respect of such termination, to pay any such amounts to the holders of the Class C Certificates.

         If any affected Certificateholder does not surrender its Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

         Section 9.03  ADDITIONAL TERMINATION REQUIREMENTS.

         If the NIM Insurer or the Master Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC created hereunder as defined in
Section 860F of the Code or (ii) cause any REMIC created under this Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         The Trustee shall sell all of the assets of the Trust Fund to the NIM Insurer or the Master Servicer, as applicable, and, within ninety (90) days of the sale, shall distribute to the Certificateholders the proceeds of the sale in complete liquidation of any REMIC created hereunder.

         The Trustee shall attach a statement to the final federal income tax return for each of any REMIC created hereunder stating that pursuant to Treasury Regulation Section 1.860F-1, the first day of the ninety (90) day liquidation period for each the REMIC was the date on which the Trustee sold the assets of the Trust Fund to the NIM Insurer or the Master Servicer.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.01  AMENDMENT.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer, and the Trustee with the consent of the NIM Insurer and without the consent of any of the Certificateholders:

         (i) to cure any ambiguity or mistake,

         (ii) to correct any defective provision herein or to supplement any provision herein that may be inconsistent with any other provision herein,

         (iii) to conform this Agreement to the Prospectus Supplement,

         (iv) to add to the duties of the Depositor, the Seller, or the Master Servicer,

         (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time,

         (vi) to add any other provisions with respect to matters or questions arising hereunder, or

         (vii) to modify, alter, amend, add to, or rescind any of the provisions of this Agreement.

No action pursuant to clauses (iv), (vi) or (vii) above may, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder. The amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Any such letter in and of itself will not represent a determination as to the materiality of any amendment and will represent a determination only as to the credit issues affecting any rating. Each party to this Agreement agrees that it will cooperate with each other party in amending this Agreement pursuant to clause (v) above.

         The Trustee, the Depositor and the Master Servicer also may, at any time and from time to time, amend this Agreement with the consent of the NIM Insurer and without the consent of the Certificateholders, in order to modify, eliminate or add to any of the provisions of this Agreement to the extent necessary or helpful to:

                  (i) maintain the qualification of any REMIC created under this Agreement under the Code;

                  (ii) avoid or minimize the risk of the imposition of any tax on any REMIC created under this Agreement pursuant to the Code that would be a claim at any time before the final redemption of the Certificates; or

                  (iii) comply with any other requirements of the Code;

if the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that the action is necessary or helpful for one of those purposes.

         This Agreement may also be amended from time to time by the Depositor, the Master Servicer, and the Trustee with the consent of the NIM Insurer and the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates. No amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of the Certificate;

                  (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of the Class evidencing, as to the Class, Percentage Interests aggregating not less than 662/3%;

                  (iii) amend, modify, add to, rescind, or alter in any respect
         Section 10.13, notwithstanding any contrary provision of this Agreement, without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3%, and for this purpose no Certificates held by the Seller, the Depositor, or any Affiliate of either of them shall be eligible to vote or be considered Outstanding; or

                  (iv) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel satisfactory to the NIM Insurer, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that the amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) because the Trust Fund is required to be a Qualifying Special Purpose Entity (as that term is defined in Statement of Financial Accounting Standards No. 140 ("SFAS 140")), in order for the Seller to continue to account for the transfer of the Mortgage Loans under this Agreement as a sale under SFAS 140, prior to the parties hereto entering into such an amendment, the Trustee shall receive an Officer's Certificate, which shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment would not "significantly change" (within the meaning of SFAS
140) the permitted activities of the Trust Fund so as to cause the Trust Fund to fail to qualify as a Qualifying Special Purpose Entity.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of the amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if the consent approves its substance. The manner of obtaining consents and of evidencing the authorization of their execution by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel satisfactory to the NIM Insurer (which Opinion shall not be an expense of the Trustee or the Trust
Fund), satisfactory to the Trustee that (i) the amendment is permitted by this Agreement and all conditions precedent to the amendment have been satisfied; and
(ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion in the preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         Section 10.02  RECORDATION OF AGREEMENT; COUNTERPARTS.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, the recordation to be effected by the Master Servicer at its expense, but only upon receipt of an Opinion of Counsel to the effect that the recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be an original, and all of which shall constitute but one instrument.

         Section 10.03  GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.04  INTENTION OF PARTIES.

         It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Seller to the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, if, notwithstanding the intent of the parties, the assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

         The Seller and the Depositor for the benefit of the NIM Insurer and the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         Section 10.05  NOTICES.

         (a) The Trustee shall promptly notify each Rating Agency of each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

                  5. The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  1. Each report to Certificateholders described in Section
         4.03;

                  2. Each annual statement as to compliance described in Section 3.17;

                  3. Each annual independent public accountants' servicing report described in Section 3.18; and

                  4. Any notice of a purchase of a Mortgage Loan pursuant to
         Section 2.01, 2.02, 2.03, 2.05 or 3.12.

         (b) All directions, demands and notices hereunder shall be in writing and be duly given when delivered to

                  (i) in the case of the Depositor, IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Capital Markets, or such other address as may be hereafter furnished to the NIM Insurer, the Master Servicer, and the Trustee by the Depositor;

                  (ii) in the case of the Master Servicer, IndyMac Bank, F.S.B., 155 North Lake Avenue, Pasadena, California 91101, Attention: Master Servicing, or such other address as may be hereafter furnished to the NIM Insurer, the Depositor, and the Trustee by the Master Servicer;

                  (iii) in the case of the Trustee to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration IN05S2, Series INABS 2005-B, or such other address as the Trustee may hereafter furnish to the NIM Insurer, the Depositor, and Master Servicer; and

                  (iv) in the case of the NIM Insurer, to such address as each NIM Insurer may hereafter furnish to the Depositor, the Trustee or Master Servicer;

                  (v) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency.

         Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         Section 10.06  SEVERABILITY OF PROVISIONS.

         If any one or more of the provisions of this Agreement shall be for any reason whatsoever held invalid, then those provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 10.07  ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

         Section 10.08  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights and obligations of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything in this Agreement or the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be liable to any third party because of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit, or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request, and offer of indemnity shall have neglected or refused to institute any such action, suit, or proceeding. Each Certificateholder expressly covenants with every other Certificateholder and the Trustee that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of this Section 10.08, each Certificateholder and the Trustee shall be entitled to any relief that can be given either at law or in equity.

         Section 10.09  INSPECTION AND AUDIT RIGHTS.

         The Master Servicer agrees that on reasonable prior notice, it will permit any representative of the Depositor, the NIM Insurer or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants of the NIM Insurer or reasonably acceptable to the NIM Insurer selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor, the NIM Insurer or the Trustee of any right under this Section 10.09 shall be borne by the Master Servicer.

         Section 10.10  CERTIFICATES NONASSESSABLE AND FULLY PAID.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         Section 10.11  OFFICIAL RECORD.

         The Seller agrees that this Agreement is and shall remain at all times before the time at which this Agreement terminates an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act.

         Section 10.12  PROTECTION OF ASSETS.

         (a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the trust created by this Agreement is not authorized and has no power to:

                  (1) borrow money or issue debt;

                  (2) merge with another entity, reorganize, liquidate or sell assets; or

                  (3) engage in any business or activities.

         (b) Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition against the Trustee or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full. `

         Section 10.13  QUALIFYING SPECIAL PURPOSE ENTITY.

         Notwithstanding any contrary provision of this Agreement the Trust Fund shall not engage in any activity or knowingly hold any property that would disqualify the Trust Fund from being a qualifying special purpose entity under generally accepted accounting principles.

         Section 10.14  RIGHTS OF NIM INSURER.

         (a) The rights of the NIM Insurer under this Agreement shall exist only so long as either

         o the NIM Notes certain payments on which are guaranteed by the NIM Insurer remain outstanding or

         o the NIM Insurer is owed amounts paid by it with respect to that guaranty.

The rights of the NIM Insurer under this Agreement are exercisable by the NIM Insurer only so long as no default by the NIM Insurer under its guaranty of certain payments under the NIM Notes has occurred and is continuing. If the NIM Insurer is the subject of any insolvency proceeding, the rights of the NIM Insurer under this Agreement will be exercisable by the NIM Insurer only so long as

         o the obligations of the NIM Insurer under its guaranty of the NIM Notes have not been disavowed and

         o the Seller and the Trustee have received reasonable assurances that the NIM Insurer will be able to satisfy its obligations under its guaranty of the NIM Notes.

         (b) The NIM Insurer is a third party beneficiary of this Agreement to the same extent as if it were a party to this Agreement, and may enforce any of those rights under this Agreement.

         (c) A copy of any documents of any nature required by this Agreement to be delivered by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be delivered to the NIM Insurer. Any notices required to be given by the Trustee, or to the Trustee or the Rating Agencies, shall in each case at the same time also be given to the NIM Insurer.

         (d) Anything in this Agreement that is conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies shall also be conditioned on not resulting in the downgrading or withdrawal of the ratings then assigned by the Rating Agencies to the NIM Notes.

         In Witness Whereof, the Depositor, the Trustee, and the Seller and Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                           INDYMAC ABS, INC.,
                                             as Depositor


                                           By: /s/ Isaac Carrillo
                                               ---------------------------------
                                               Name: Isaac Carrillo
                                               Title: Vice President


                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                             as Trustee


                                           By: /s/ Jennifer Hermanfader
                                               ---------------------------------
                                               Name: Jennifer Hermanfader
                                               Title: Associate


                                           By: /s/ Brent Hoyler
                                               ---------------------------------
                                               Name: Brent Hoyler
                                               Title: Associate


                                           INDYMAC BANK, F.S.B.,
                                             as Seller and Master Servicer


                                           By: /s/ Isaac Carrillo
                                               ---------------------------------
                                               Name: Isaac Carrillo
                                               Title: Vice President

                                                                      SCHEDULE I


                             Mortgage Loan Schedule

                                [Filed by Paper]

                                                                     SCHEDULE II


              Home Equity Mortgage Loan Asset-Backed Certificates,

                               Series INABS 2005-B

          REPRESENTATIONS AND WARRANTIES OF THE SELLER/MASTER SERVICER


         Indy Mac Bank, F.S.B. ("INDYMAC") hereby makes the representations and warranties in this Schedule II to the Depositor and the Trustee as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") relating to the above-referenced Series, among IndyMac, as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee.

         (1) IndyMac is duly organized as a federally insured savings bank and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any business contemplated by the Pooling and Servicing Agreement to be conducted by IndyMac in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement and any Subsequent Transfer Instrument in accordance with the terms thereof.

         (2) IndyMac has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and any Subsequent Transfer Instrument and has duly authorized by all necessary corporate action on the part of IndyMac the execution, delivery and performance of the Pooling and Servicing Agreement and any Subsequent Transfer Instrument; and each of the Pooling and Servicing Agreement and any Subsequent Transfer Instrument, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of IndyMac, enforceable against IndyMac in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (3) The execution and delivery of the Pooling and Servicing Agreement and any Subsequent Transfer Instrument by IndyMac, the sale and servicing of the Mortgage Loans by IndyMac under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement and any Subsequent Transfer Instrument, and the fulfillment of or compliance with the terms of the Pooling and Servicing Agreement and any Subsequent Transfer Instrument are in the ordinary course of business of IndyMac and will not (A) result in a material breach of any term or provision of the charter or by-laws of IndyMac, (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, any other material agreement or instrument to which IndyMac is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to IndyMac of any court, regulatory body, administrative agency or governmental body having jurisdiction over IndyMac (including the OTS, the FDIC or any other governmental entity having regulatory authority over IndyMac); and IndyMac is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it (including the OTS, the FDIC or any other governmental entity having regulatory authority over IndyMac) which breach or violation may materially impair IndyMac's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement and any Subsequent Transfer Instrument.

         (4) IndyMac is an approved servicer of conventional mortgage loans for FNMA or FHLMC or is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

         (5) No litigation is pending or, to the best of IndyMac's knowledge, threatened against IndyMac that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement and any Subsequent Transfer Instrument by IndyMac.

         (6) IndyMac is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

                                                                    SCHEDULE III


              Home Equity Mortgage Loan Asset-Backed Certificates,

                               Series INABS 2005-B

             REPRESENTATIONS AND WARRANTIES AS TO THE MORTGAGE LOANS


         IndyMac Bank, F.S.B. ("INDYMAC") hereby makes the representations and warranties in this Schedule III to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the applicable Cut-off Date or date of origination of the Mortgage Loan (as applicable). Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") relating to the above-referenced Series, among IndyMac, as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company, as Trustee.

                  (1) The information on Schedule I to the Pooling and Servicing Agreement with respect to each Mortgage Loan is true and correct in all material respects as of the Closing Date (or Subsequent Transfer Date, as applicable).

                  (2) As of the Closing Date (or Subsequent Transfer Date, as applicable), all regularly scheduled monthly payments due with respect to each Mortgage Loan up to and including the Due Date before the applicable Cut-off Date have been made; and as of the applicable Cut-off Date, no Mortgage Loan had a regularly scheduled monthly payment that was 30 or more days Delinquent during the twelve months before the applicable Cut-off Date.

                  (3) With respect to any Mortgage Loan, each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of nondelinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related Mortgaged Property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related Mortgaged Property is located or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                  (4) Immediately before the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement.

                  (5) As of the date of origination of each Mortgage Loan, there was no delinquent tax or assessment lien against the related Mortgaged Property.

                  (6) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                  (7) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien before, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (11) below.

                  (8) No Mortgaged Property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to affect adversely the value of the related Mortgaged Property as security for the Mortgage Loan.

                  (9) Each Mortgage Loan and prepayment penalty associated with the Mortgage Loan at origination complied in all material respects with applicable federal, state and local laws, including usury, equal credit opportunity, real estate settlement procedures, truth-in-lending, Home Ownership and Equity Protection Act of 1994, applicable predatory and abusive lending and disclosure laws, or any noncompliance does not have a material adverse effect on the value of the related Mortgage Loan.

                  (10) As of the Closing Date (or Subsequent Transfer Date, as applicable), the Seller has not modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and that has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

                  (11) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance, as applicable, of each Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect.

                  (12) Each Mortgage Loan was originated (within the meaning of Section 3(a)(41) of the Exchange Act) by an entity that satisfied at the time of origination the requirements of Section 3(a)(41) of the Exchange Act.

                  (13) To the best of the Seller's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of the Mortgaged Property.

                  (14) To the best of the Seller's knowledge, as of the date of origination of each Mortgage Loan, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related Mortgaged Property. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of the Mortgaged Property.

                  (15) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

                  (16) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                  (17) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                  (18) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (19) At the applicable Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the Mortgaged Property is located, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense. Anything to the contrary in this item (19) notwithstanding, no breach of this item (19) shall be deemed to give rise to any obligation of the Seller to repurchase or substitute for such affected Mortgage Loan or Loans so long as the Master Servicer maintains a blanket policy pursuant to the second paragraph of Section 3.10(a) of the Pooling and Servicing Agreement.

                  (20) If at the time of origination of each Mortgage Loan, the related Mortgaged Property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to the Mortgaged Property with a generally acceptable carrier.

                  (21) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring.

                  (22) To the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any material non-monetary default, breach, violation or event of acceleration.

                  (23) Each Mortgage File contains an Appraisal Form 1004 of the related Mortgaged Property.

                  (24) Any leasehold estate securing a Mortgage Loan has a stated term at least as long as the term of the related Mortgage Loan.

                  (25) Each Mortgage Loan was selected from among the outstanding one- to four-family mortgage loans in the Seller's mortgage portfolio at the Closing Date (or Subsequent Transfer Date, as applicable) as to which the representations and warranties made with respect to the Mortgage Loans in this Schedule III can be made. No such selection was made in a manner intended to adversely affect the interests of the Certificateholders.

                  (26) None of the Mortgage Loans in Loan Group I and none of the Mortgage Loans in Loan Group II are cooperative loans.

                  (27)  [RESERVED.]

                  (28)  [RESERVED.]

                  (29) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then-current version of Standard & Poor's LEVELS(R) Glossary, which is now Version 5.6(b) Revised, Appendix E) and no Mortgage Loan originated on or after Oct. 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

                  (30) No Mortgage Loan is a "High-Cost Home Loan" as defined in any of the following statutes: the Georgia Fair Lending Act, as amended (the "Georgia Act"), the New York Banking Law 6-1, the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003), the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100), the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.), or the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann ss.ss. 58-21A-1 et seq.). No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the state of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003. No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.).

                  (31) None of the Mortgage Loans is a "high cost" loan, "covered" loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws.

                  (32) None of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.

                  (33) Each Mortgage Loan has been underwritten and serviced substantially in accordance with the Seller's guidelines, subject to such variances as the Seller has approved.

                  (34) No proceeds from any Mortgage Loan underlying the Certificates were used to finance single-premium credit insurance policies.

                  (35) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no mortgage loan is in violation of any comparable state law.

                  (36) With respect to each Mortgage Loan in Loan Group I, each Mortgage Loan had a principal balance at origination that conformed to Fannie Mae and Freddie Mac guidelines.

                  (37) The Master Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on the credit files for the related Mortgagor for each Mortgage Loan to Equifax, Experian and Trans Union Credit Information Company on a monthly basis. (38) With respect to each Mortgage Loan in Loan Group I, no sub-prime Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years. Any such sub-prime Mortgage Loans originated prior to such date, and any non-sub-prime Mortgage Loans, will not impose prepayment penalties in excess of five years.

                  (39) With respect to each Mortgage Loan in Loan Group I originated on or after August 1, 2004 and underlying the Certificates, neither the related Mortgage nor the related Mortgage Note requires the Mortgagors to submit to arbitration to resolve any dispute arising out of or relating in any way to the related mortgage loan transaction.

                                                                       EXHIBIT A

                  FORM OF CLASS A AND SUBORDINATED CERTIFICATES

         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         [THIS CERTIFICATE SHALL BE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5.02(b) OF THE POOLING AND SERVICING AGREEMENT.]

Certificate No.                         :            [ ]

Cut-off Date                            :            June 1, 2005

First Distribution Date                 :            July 25, 2005
Initial Certificate Balance
of this Certificate
("Denomination")                        :            $[__]

Initial Certificate Balances
of all Certificates
of this Class                           :            $[__]

CUSIP                                   :            [_______]

                                INDYMAC ABS, INC.

                  Home Equity Mortgage Loan Asset-Backed Trust
    Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B
                                    Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Principal in respect of this Certificate is distributable monthly as stated herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [___________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac ABS, Inc., as depositor (the "Depositor"), IndyMac Bank, F.S.B., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         [This Certificate shall be subject to the restrictions set forth in
Section 5.02(b) of the Agreement.]

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ________, 2005


                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                              not in its individual capacity,
                                              but solely as Trustee


                                           By:
                                               ---------------------------------


Countersigned:


By:
    -------------------------------------
    Authorized Signatory of
    DEUTSCHE BANK NATIONAL TRUST COMPANY,
    not in its individual capacity,
    but solely as Trustee

                                                                       EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

         NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         SUBJECT TO THE PROVISIONS OF SECTION 5.02(b) OF THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, AND IS NOT INVESTING ON BEHALF OF OR WITH ASSETS OF SUCH A PLAN, OR, IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                         :            [ ]

Cut-off Date                            :            June 1, 2005

First Distribution Date                 :            July 25, 2005

Percentage Interest
of this Certificate
("Denomination")                        :            [ ]%

CUSIP                                   :            [ ]

                                INDYMAC ABS, INC.
                  Home Equity Mortgage Loan Asset-Backed Trust,
    Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B
                                     Class P

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class payable solely from Prepayment Charges.

         Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac ABS, Inc., as depositor (the "Depositor"), IndyMac Bank, F.S.B., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. This Certificate represents an interest in the Trust, but does not represent an interest in any REMIC.

         This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement and solely payable from Prepayment Charges. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, subject to the provisions in Section 5.02(b) of the Agreement, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

         Subject to the provisions in Section 5.02(b) of the Agreement, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that (x) such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the transferee is an insurance company which is acquiring such Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificate satisfy the requirements for exemptive relief under PTCE 95-60, or (ii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, the NIM Insurer and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the NIM Insurer, the Master Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in a nonexempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _________, 2005

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY
                                              not in its individual capacity,
                                              but solely as Trustee


                                            By:
                                                --------------------------------


Countersigned:


By:
    ---------------------------------------
       Authorized Signatory of
       Deutsche Bank National Trust Company
         not in its individual capacity,
         but solely as Trustee

                                                                       EXHIBIT C

                           FORM OF CLASS R CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

         SUBJECT TO THE PROVISIONS OF SECTION 5.02(b) OF THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                         :            [ ]

Cut-off Date                            :            June 1, 2005

Initial Certificate Balance
of this Certificate
("Denomination")                        :            $[__________]

Initial Certificate Balances
of all Certificates of
this Class                              :            $[__________]

CUSIP                                   :            [___________]

                                INDYMAC ABS, INC.
                  Home Equity Mortgage Loan Asset-Backed Trust,
    Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B
                                     Class R


         evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of fixed-rate and adjustable-rate conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties IndyMac ABS, Inc., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [___] is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac ABS, Inc., as depositor (the "Depositor"), IndyMac Bank, F.S.B., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the office or agency maintained by the Trustee in New York, New York.

         Subject to the provisions in Section 5.02(b) of the Agreement, no transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, or a plan or arrangement subject to
Section 4975 of the Code or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Master Servicer or the Trust Fund or (ii) an Opinion of Counsel satisfactory to the Trustee, the NIM Insurer and the Master Servicer to the effect that the purchase or holding of such Class R Certificate will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the NIM Insurer or the Master Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which Opinion of Counsel shall not be an expense of the Trustee, the NIM Insurer, the Master Servicer or the Trust Fund. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

         Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement (subject to the limitations with respect thereto as set forth in Section 5.02(b) of the Agreement), (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate (subject to the limitations with respect thereto as set forth in Section 5.02(b) of the Agreement), (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate (subject to the limitations with respect thereto as set forth in Section 5.02(b) of the Agreement) and (C) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _________, 2005

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY
                                               not in its individual capacity,
                                               but solely as Trustee


                                            By:
                                                --------------------------------


Countersigned:


By:
    --------------------------------------
      Authorized Signatory of
      DEUTSCHE BANK NATIONAL TRUST COMPANY
        not in its individual capacity,
        but solely as Trustee

                                                                       EXHIBIT D

                           FORM OF CLASS C CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

         NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

         SUBJECT TO THE PROVISIONS IN SECTION 5.02(b) OF THE AGREEMENT, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.                         :            [ ]

Cut-off Date                            :            June 1, 2005

First Distribution Date                 :            July 25, 2005
Percentage Interest
of this Certificate

("Denomination")                        :            [ ]%

CUSIP                                   :

                                INDYMAC ABS, INC.
                  Home Equity Mortgage Loan Asset-Backed Trust,
    Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B
                                     Class C


         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

         Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that [______] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among IndyMac ABS, Inc., as depositor (the "Depositor"), IndyMac Bank, F.S.B., as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a Certificate Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the office or agency maintained by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, subject to the provisions in Section 5.02(b) of the Agreement, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) an Investment Letter or the Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

         Subject to the provisions in Section 5.02(b) of the Agreement, no transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or other benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, the NIM Insurer and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the NIM Insurer, the Master Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not result in a nonexempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee, the NIM Insurer or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _________, 2005

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY
                                            not in its individual capacity,
                                            but solely as Trustee


                                            By:
                                                --------------------------------


Countersigned:


By:
    --------------------------------------
      Authorized Signatory of
      DEUTSCHE BANK NATIONAL TRUST COMPANY
         not in its individual capacity,
         but solely as Trustee

                                                                       EXHIBIT E


                                   [Reserved].

                                                                       EXHIBIT F


                         FORM OF REVERSE OF CERTIFICATES

                                INDYMAC ABS, INC.
                  Home Equity Mortgage Loan Asset-Backed Trust,
               Home Equity Mortgage Loan Asset-Backed Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as IndyMac ABS, Inc., Home Equity Mortgage Loan Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five (5) Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIM Insurer and the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Remittance Period is less than 10% of the sum of the Cut-off Date Principal Balance and the Subsequent Cut-off Date Principal Balances, as applicable, of the Mortgage Loans, the Master Servicer will have the option to purchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto




    (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

---------------------.

Dated:

                                           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________ , ___________________________, for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to _____________________________________,
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



STATE OF                  )
                          ) ss.:
COUNTY OF                 )

         On the ___ th day of __________, 200_ before me, a notary public in and for said State, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

                                                      --------------------------
                                                              Notary Public

[Notarial Seal]

                                                                     EXHIBIT G-1


                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]
[Master Servicer]
[Seller]

-----------------------------

-----------------------------

           Re: Pooling and Servicing Agreement among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Master Servicer, and Deutsche Bank National Trust Company, as Trustee, Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B, Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B

Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

         (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

         (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments); PROVIDED, HOWEVER, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY
                                              as Trustee


                                            By:
                                                --------------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

                                                                     EXHIBIT G-2

                     FORM OF DELAYED DELIVERY CERTIFICATION

                                     [date]


[Depositor]
[Master Servicer]

            Re: Pooling and Servicing Agreement among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Master Servicer, and Deutsche Bank National Trust Company, as Trustee, Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B, Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B
                  -------------------------------------------------------------

Gentlemen:

         [Reference is made to the Initial Certification of Trustee relating to the above-referenced series, with the schedule of exceptions attached thereto, delivered by the undersigned, as Trustee, on the Closing Date in accordance with
Section 2.02 of the above-captioned Pooling and Servicing Agreement.] The undersigned hereby certifies that as to each Delayed Delivery Mortgage Loan listed on the Schedule A attached hereto (other than any Mortgage Loan paid in full or listed on Schedule B attached hereto) it has received:

                           (i) (A) the original Mortgage Note, endorsed by
                  manual or facsimile signature in blank in the following form:
                  "Pay to the order of ______________________________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all interest of the party so endorsing, as noteholder or assignee thereof, in that Mortgage
                  Note) and (B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

                           (ii) a duly executed assignment of the Mortgage
                  (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); PROVIDED, HOWEVER, that such assignment of Mortgage need not be delivered in the case of a Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to the Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgages identified on the [Mortgage Loan Schedule][Loan Number and Borrower Identification Mortgage Loan Schedule] or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY
                                              as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT H


                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]
[Master Servicer]
[Seller]

------------------

------------------

           Re: Pooling and Servicing Agreement among IndyMac ABS, Inc., as Depositor, IndyMac Bank, F.S.B., as Seller and Master Servicer, and Deutsche Bank National Trust Company, as Trustee, Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B, Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B
                  -------------------------------------------------------------

Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

         (i) The original Mortgage Note, endorsed in the form provided in
Section 2.01(c)(i) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

         (ii) The original recorded Mortgage.

         (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01(c)(iii) of the Pooling and Servicing Agreement; PROVIDED, HOWEVER, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico, or, if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

         (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller.

         (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan and (b) the information set forth in items (i), (ii), (iii), (iv),
(vi) and (xi)(a) of the definition of the "Mortgage Loan Schedule" in Section
1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule; or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all interest of the party so endorsing, as Noteholder or assignee thereof, in that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST COMPANY
                                              as Trustee


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT I


                           FORM OF TRANSFER AFFIDAVIT

                               IndyMac ABS, Inc.,

        Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B
              Home Equity Mortgage Loan Asset-Backed Certificates,

                               Series INABS 2005-B


STATE OF                )
                        ) ss.:
COUNTY OF               )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of ____________________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "CERTIFICATE") issued pursuant to the Pooling and Servicing Agreement (the "AGREEMENT"), relating to the above-referenced Series, by and among IndyMac ABS, Inc., as depositor (the "DEPOSITOR"), IndyMac Bank, F.S.B., as seller and master servicer and Deutsche Bank National Trust Company, as trustee. Capitalized terms used, but not defined herein or in Annex 1, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account.

         3. The Transferee has been advised of, and understands that: (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the Transferee furnishes to such Person an affidavit that such Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in the Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed Section 5.02(c) of the Agreement (attached hereto as Annex 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "TRANSFEROR CERTIFICATE") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee's taxpayer identification number is ________________.

         8. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         9. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         10. Transferee has historically paid the Transferee's debts as they become due, and Transferee intends, and believes that the Transferee will be able, to continue to pay Transferee's debts as such debts become due in the future. Transferee has a valid business purpose for purchasing the Residuals.

         11. Transferee is not a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (a "FOREIGN BASE") of a U.S. taxpayer. In addition, the Transferee will not (a) transfer the Class R Certificates, directly or indirectly, to a Foreign Base, and (b) cause income from the Class R Certificates to be attributable to a Foreign Base of the Transferee or another U.S. taxpayer.

         12. Either:

                  (a) (i) At the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. For purposes of the preceding sentence, the gross assets and net assets of a Transferee do not include any obligation of any Related Person or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to satisfy the conditions of this paragraph 12(a); and
(ii) the Transferee is an Eligible Corporation and hereby agrees that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies this Transfer Affidavit, including this paragraph 12(a). For the purpose of this affidavit, the term "ELIGIBLE CORPORATION" means any domestic C corporation (as defined in section 1361(a)(2) of the Code) other than a corporation which is exempt from, or is not subject to, tax under section 11 of the Code, an entity described in section 851(a) or 856(a) of the Code, a REMIC or an organization to which part I, subchapter T, chapter 1, subtitle A of the Code applies, and the term "RELATED PERSON" means any person that bears a relationship to the Transferee enumerated in section 267(b) or 707(b)(1) of the Code, using "20 percent" instead of "50 percent" where it appears under the provisions; or is under common control (within the meaning of section 52(a) and (b) of the Code) with the Transferee; or

                  (b)(i) The Transferee is a United States Person; and (ii) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (A) the present value of any consideration given to the Transferee to acquire the interest, (B) the present value of the expected future distributions on the interest and (C) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of calculating the aforementioned present values: (i) the transferee has assumed that it pays tax at a rate equal to the highest rate of tax specified in Code Section 11(b)(1) (unless the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, in which case the Transferee can assume that it pays tax at the rate specified in Section 55(b)(1)(B) of the Code (provided, that the Transferee states in this Transfer Affidavit that it is using such alternate rate and that has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years) and will compute its taxable income in the current taxable year using the alternative minimum tax rate); and (ii) the Transferee uses a discount rate equal to the Federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

         13. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any tax associated with holding the Ownership Interest as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by its Ownership Interest.

         14. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of or using plan assets of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of __________________, 20__.


                                             -----------------------------------
                                                  Print Name of Transferee


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

[Corporate Seal]

ATTEST:


----------------------------
[Assistant] Secretary

         Personally appeared before me the above-named ____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ______________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ____ day of ________ , 20__.


                                          --------------------------------------
                                                      NOTARY PUBLIC

                                          My Commission expires the _____ day of
                                          ____________, 20__

                                                                    ANNEX 1
                                                                    to EXHIBIT I

                               CERTAIN DEFINITIONS

         "OWNERSHIP INTEREST": As to any Certificate, any ownership interest in the Certificate, including any interest in the Certificate as its Holder and any other interest in it, whether direct or indirect, legal or beneficial.

         "PERMITTED TRANSFEREE": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class R Certificate,
(iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(c), (v) a Person that is not a U.S. Person and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "UNITED STATES," "STATE," and "INTERNATIONAL ORGANIZATION" have the meanings in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

         "PERSON": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "TRANSFER": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

         "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "UNITED STATES PERSON" OR "U.S. PERSON": (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust; or (vi) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as U.S. Persons before that date and that elect to continue to be treated as U.S. Persons.

                                                                    ANNEX 2
                                                                    to EXHIBIT I


                        SECTION 5.02 (C) OF THE AGREEMENT

          (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee (with a copy of any such notice to the NIM Insurer) of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a copy of which shall be provided to the NIM Insurer) (a "TRANSFER AFFIDAVIT") of the initial owner or the proposed transferee in the form of Exhibit I (subject to the limitations with respect thereto as set forth in Section 5.02(b)).

                  (iii) Subject to the limitations set forth in Section 5.02(b), each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree:

                           (A) to obtain a Transfer Affidavit from any other
                  Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate;

                           (B) to obtain a Transfer Affidavit from any Person
                  for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate; and

                           (C) not to Transfer its Ownership Interest in a
                  Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall not be liable to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

         The restrictions on Transfers of a Residual Certificate in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller, the NIM Insurer or the Master Servicer, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or any other Person. The Opinion of Counsel shall be accompanied by written notification from each Rating Agency that the removal of the restriction will not cause the Rating Agency to downgrade its ratings of the Certificates. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                                                       EXHIBIT J


                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, California 91101

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Attention: :  [___________]
              Series INABS 2005-B

              Re: IndyMac ABS, Inc. Home Equity Loan Asset-Backed Trust, Series INABS 2005-B, Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B, Class ___


Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "ACT"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                               Very truly yours,


                                               ---------------------------------
                                                   Print Name of Transferor


                                               By:
                                                   -----------------------------
                                                       Authorized Officer

                                                                       EXHIBIT K


                                   [RESERVED]

                                                                       EXHIBIT L

                                RULE 144A LETTER

                                                              ____________, 20__


IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, California 91101

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934
Attention: : [___________]
             Series INABS 2005-B

             Re: Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B, Class [_]
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "ACT"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition,
(ii) we are purchasing a Certificate that is not a Class C or Class R Certificate and has been the subject of an ERISA-Qualifying Underwriting and we are an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60, or (iii) in the case of a Class M-11 Certificate which has been the subject of an ERISA-Qualifying Underwriting, it has acquired and is holding such Certificate in reliance on the Exemption, including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P, Fitch or Moody's and such Certificate is so rated, or (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) to the extent that the Certificate transferred is a Class C Certificate, we are a bankruptcy-remote entity and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

                                                            ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "BUYER") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because (i) the Buyer owned or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, that is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and that is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

___ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

         3. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                              ----------------------------------
                                                    Print Name of Transferee


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                              Date:
                                                    ----------------------------


--------------
(1) Buyer must own or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own or invest on a discretionary basis at least $10,000,000 in securities.

                                                            ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees that are Registered Investment Companies]

         The undersigned (the "BUYER") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("RULE 144A") because Buyer is part of a Family of Investment Companies, is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies that owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                               Print Name of Buyer or Advisor


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            IF AN ADVISER:


                                            ------------------------------------
                                                      Print Name of Buyer


                                            Date:
                                                  ------------------------------

                                                                       EXHIBIT M


                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

                               IndyMac ABS, Inc.,

        Home Equity Mortgage Loan Asset-Backed Trust, Series INABS 2005-B
              Home Equity Mortgage Loan Asset-Backed Certificates,

                               Series INABS 2005-B


LOAN INFORMATION

       Name of Mortgagor
                                                   -----------------------------
       Servicer
       Loan No.:
                                                   -----------------------------
TRUSTEE

       Name:
                                                   -----------------------------
       Address:
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------
       Trustee
       Mortgage File No.:
                                                   -----------------------------

         The undersigned Master Servicer hereby acknowledges that it has received from Deutsche Bank National Trust Company, as Trustee for the Holders of Home Equity Mortgage Loan Asset-Backed Certificates, of the above-referenced Series, the documents referred to below (the "DOCUMENTS"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") relating to the above-referenced Series among the Trustee, IndyMac Bank, F.S.B., as Seller and Master Servicer and IndyMac ABS, Inc., as Depositor.

(__) Mortgage Note dated ____________, ____, in the original principal sum of $__________, made by __________________ payable to, or endorsed to the order of, the Trustee.
(__) Mortgage recorded on ________________ as instrument no. __________ in the County Recorder's Office of the County of ____________, State of ___________ in book/reel/docket __________of official records at page/image ______________.
(__) Deed of Trust recorded on ____________ as instrument no. ____________ in the County Recorder's Office of the County of ___________, State of __________ in book/reel/docket _____________ of official records at page/image ___________.
(__) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ____________, ____, as instrument no. __________ in the County
          Recorder's Office of the County of ________, State of _________ in book/reel/docket _________ of official records at page/image
          _____________.
(__) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

          (__)
                  --------------------------------------------------------------
          (__)
                  --------------------------------------------------------------
          (__)
                  --------------------------------------------------------------
          (__)
                  --------------------------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                                INDYMAC BANK, F.S.B.


                                                By:
                                                    ----------------------------

                                                Its:
                                                    ----------------------------

Date:  ________________

                                                                       EXHIBIT N


                    FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:      Deutsche Bank National Trust Company        Attn:  [____________]

Re: The Pooling & Servicing Agreement dated as of June 1, 2005 among IndyMac Bank, F.S.B., as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company as Trustee

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Loans held by you as Trustee for IndyMac ABS, Inc., we request the release of the Mortgage Loan File for the Mortgage Loans described below, for the reason indicated.

FT Account #:     Pool #:

MORTGAGOR'S NAME, ADDRESS AND ZIP CODE:

MORTGAGE LOAN NUMBER:

REASON FOR REQUESTING DOCUMENTS (check one)

_______1. Mortgage Loan paid in full (IndyMac hereby certifies that all amounts have been received.)

_______2. Mortgage Loan Liquidated (IndyMac hereby certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received.)

_______3. Mortgage Loan in Foreclosure.

_______4. Other (explain): ____________________________________

         If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as an additional documents in your possession relating to the above-specified Mortgage Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

INDYMAC BANK, F.S.B.
155 North Lake Ave.
Pasadena, California  91101


By:
     ---------------------------------
     Name:
     Title:

Date:
     ---------------------------------

TRUSTEE CONSENT TO RELEASE AND
ACKNOWLEDGMENT OF RECEIPT


By:
     ---------------------------------
     Name:
     Title:

Date:
     ---------------------------------

                                                                       EXHIBIT O


                          FORM OF TRUSTEE CERTIFICATION


To:      IndyMac ABS, Inc.
         IndyMac Bank, F.S.B.

Re: The Pooling & Servicing Agreement dated as of June 1, 2005 among IndyMac Bank, F.S.B., as Seller and Master Servicer, IndyMac ABS, Inc., as Depositor, and Deutsche Bank National Trust Company as Trustee


Ladies and Gentlemen:

         In connection with the delivery of the Required Certifications on behalf of the Trust Fund, we certify that, based on our knowledge, the information contained in the Monthly Statements, taken as a whole, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading as of the last day of the period covered by any Required Certification.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------
Date:
     ----------------------------------

                                                                       EXHIBIT P


                             FORM OF ADDITION NOTICE

                                                                __________, 2005

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705-4934

[S&P]
[Moody's]
[Fitch]

Re: Pooling and Servicing Agreement, dated as of June 1, 2005, among IndyMac ABS, Inc., IndyMac Bank, F.S.B. and Deutsche Bank National Trust Company, relating to IndyMac ABS, Inc., Home Equity Mortgage Loan Asset-backed Certificates, Series INABS 2005-B
         -----------------------------------------------------------------------


Ladies and Gentlemen:

         Pursuant to Section 2.07 of the referenced Pooling and Servicing Agreement, IndyMac ABS, Inc. has designated Subsequent Mortgage Loans to be sold to the Trust Fund on __________, 2005 with an aggregate principal balance of $__________ as of __________, 2005. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.


         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                                 Very truly yours,

                                                 INDYMAC ABS, INC.


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                 Title:


Acknowledged and Agreed:

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Trustee

By:
   --------------------------------
Name:
Title:


By:
   --------------------------------
Name:
Title:

                                                                       EXHIBIT Q


                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated _________, 2005 (the "INSTRUMENT"), among IndyMac ABS, Inc. (the "DEPOSITOR"), IndyMac Bank, F.S.B. (the "SELLER") and Deutsche Bank National Trust Company (the "TRUSTEE"), and pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor as depositor, the Seller as master servicer (in such capacity, the "MASTER SERVICER") and the Trustee as trustee of the IndyMac ABS, Inc., Home Equity Mortgage Loan Asset-Backed Certificates, Series INABS 2005-B, the Seller and Depositor agree to the sale by the Seller and the purchase by the Depositor, and the Depositor and Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Subsequent Mortgage Loans (the "SUBSEQUENT MORTGAGE LOANS").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         Section 1.  CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

         (a) The Seller does hereby sell, transfer, assign, set over and convey to the Depositor, without recourse, and the Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Seller reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Seller and the Depositor, contemporaneously with the delivery of this Instrument, have delivered or caused to be delivered to the Depositor and the Trustee, respectively, each applicable item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Depositor by the Seller of the Subsequent Mortgage Loans identified on the attached Schedule of Subsequent Mortgage Loans shall be absolute and is intended by the Seller to constitute and to be treated as a sale by the Seller to the Depositor. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the attached Schedule of Subsequent Mortgage Loans shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

         (b) Reserved.

         (c) Additional terms of the sale are set forth on Attachment A hereto.


         Section 2.  REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

         (a) Each of the Seller and the Depositor hereby confirms that each of the applicable conditions precedent and applicable representations and warranties set forth in Section 2.07 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

         (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.


         Section 3.  RECORDATION OF INSTRUMENT.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.


         Section 4.  GOVERNING LAW.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.


         Section 5.  COUNTERPARTS.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.


         Section 6.  SUCCESSORS AND ASSIGNS.

         This Instrument shall inure to the benefit of and be binding upon the Seller, the Depositor, the Trustee and their respective successors and assigns.


                                           INDYMAC ABS, INC., as Depositor


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           INDYMAC BANK, F.S.B., as Seller


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:

                                   ATTACHMENTS


A.   Additional terms of sale.

B.   Schedule of Subsequent Mortgage Loans.

                                  ATTACHMENT A


                            ADDITIONAL TERMS OF SALE

         (i) General

                  (a) Subsequent Cut-off Date: __________, 2005

                  (b) Subsequent Transfer Date: __________, 2005

                  (c) Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $___________

                  (d) Purchase Price: [100.00]%

         (ii) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to the each such Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off
Date: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the applicable Subsequent Cut-off Date; provided, however, that such Subsequent Mortgage Loans may have a first payment date occurring on or after the applicable Subsequent Cut-off Date and, therefore, such Subsequent Mortgage Loan could not have been delinquent as of such Subsequent Cut-off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months from its first payment date;
(iii) the Subsequent Mortgage Loan may not provide for negative amortization;
(iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100.00%; (v) such Subsequent Mortgage Loans will have, as of the related Subsequent Cut-off Date, a weighted average age since origination not in excess of two months; (vi) such Subsequent Mortgage Loan will not have a Mortgage Rate less than 3.500% or greater than 14.000%; (vii) such Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchase by the Seller in accordance with its standard servicing practices; (viii) such Subsequent Mortgage Loan will have a first payment date occurring on or before July 1, 2005; (ix) such Subsequent Mortgage Loan will have a principal balance no greater than $1,000,000; and (x) such Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth under "--Underwriting Standards of the Seller" in the Prospectus Supplement.

         (iii) Following the purchase of any Subsequent Mortgage Loan by the Trust Fund to be included in Loan Group I, the Mortgage Loans in Loan Group I (including the related Subsequent Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 3.500% and not more than 14.000%; (iii) have a weighted average Loan-to-Value Ratio of approximately 78.000%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than approximately 76.000% of the Mortgage Loans in Loan Group I; (vi) with respect to the adjustable-rate Mortgage Loans in Loan Group I, have a weighted average Margin of approximately 5.480%; and (vii) have a weighted average FICO Score of approximately 629; in each case measured by aggregate principal balance of the Mortgage Loans in Loan Group I as of the Cut-off Date or Subsequent Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans in Loan Group I will be based on the principal balance of the Closing Date Mortgage Loans in Loan Group I as of the Cut-off Date and the principal balance of the Subsequent Mortgage Loans included in Loan Group I as of the related Subsequent Cut-off Date.

         (iv) Following the purchase of any Subsequent Mortgage Loan by the Trust Fund to be included in Loan Group II, the Mortgage Loans in Loan Group II (including the related Subsequent Mortgage Loans) will as of the related Subsequent Cut-off Date: (i) have an original term to stated maturity of not more than 360 months from the first payment date thereon; (ii) have a Mortgage Rate of not less than 3.500% and not more than 14.000%; (iii) have a weighted average Loan-to-Value Ratio of approximately 78.50%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000; (v) will consist of Mortgage Loans with Prepayment Charges representing no less than approximately 75.00% of the Mortgage Loans in Loan Group II; (vi) with respect to the adjustable-rate Mortgage Loans in Loan Group II, have a weighted average Margin of approximately 5.375%; and (vii) have a weighted average FICO Score of approximately 637; in each case measured by aggregate principal balance of the Mortgage Loans in Loan Group II as of the Cut-off Date or Subsequent Cut-off Date applicable to each Mortgage Loan. For purposes of the calculations described in this paragraph, percentages of the Mortgage Loans in Loan Group II will be based on the principal balance of the Closing Date Mortgage Loans in Loan Group II as of the Cut-off Date and the principal balance of the Subsequent Mortgage Loans in Loan Group II as of the related Subsequent Cut-off Date.

                                  ATTACHMENT B


                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS


                             Available Upon Request